                                                                  Exhibit 99.3

                                                                  EXECUTION COPY









                           IMPLEMENTATION AGREEMENT

                                 by and among

                          GENERAL MOTORS CORPORATION,

                        HUGHES ELECTRONICS CORPORATION

                                      and

                      ECHOSTAR COMMUNICATIONS CORPORATION



                         Dated as of October 28, 2001

                               TABLE OF CONTENTS
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
ARTICLE 1..................................................................................... 5
THE GM TRANSACTIONS........................................................................... 5
          Section 1.1.    GM Board Approval of the GM Transactions............................ 5
          Section 1.2.    GM Stockholder Approval of the GM Transactions...................... 6
          Section 1.3.    Conditions to GM's Obligations Relating to the
                          Stockholder Approval Process........................................ 9
          Section 1.4.    Spin-Off of Hughes from GM.......................................... 9
          Section 1.5.    Effects of the Spin-Off.............................................11
          Section 1.6.    Cooperation of Transfer Agents; Stockholder Records;
                          GM Class H Common Stock Certificates................................12
          Section 1.7.    Closing of Transfer Records.........................................13
          Section 1.8.    Cancellation........................................................13
          Section 1.9.    Treatment of Stock Options, LTAP Awards and
                          Restricted Stock Units..............................................13
          Section 1.10.   GM Charter Amendment................................................16
          Section 1.11.   Cooperation; Redemption of Hughes Preferred Stock;
                          Hughes Charter Amendments...........................................16
          Section 1.12.   Further Assurances Regarding the GM Transactions....................17
          Section 1.13.   Elimination of GM Class H Common Stock from GM
                          Certificate of Incorporation........................................18

ARTICLE 2.....................................................................................18
REPRESENTATIONS AND WARRANTIES OF GM..........................................................18
          Section 2.1.    Organization and Standing...........................................18
          Section 2.2.    Corporate Power and Authority.......................................19
          Section 2.3.    Conflicts, Consents and Approvals...................................19
          Section 2.4.    Ownership of Hughes Capital Stock...................................21
          Section 2.5.    Capitalization; Class H Fraction....................................22
          Section 2.6.    Litigation..........................................................24
          Section 2.7.    Brokerage and Finder's Fees; Opinions of Financial Advisors.........24
          Section 2.8.    Spin-Off/Merger Registration Statement, GM Proxy/Consent
                          Solicitation Statement, EchoStar Information Statement and
                          GM Debt/Equity Exchange Registration Statement......................24
          Section 2.9.    Tax Representations.................................................25
          Section 2.10.   Requisite Approvals.................................................25
          Section 2.11.   Agreement with GM Pension Plans.....................................26

ARTICLE 3.....................................................................................27
REPRESENTATIONS AND WARRANTIES OF HUGHES......................................................27

          Section 3.1.  Organization and Standing.............................................27
          Section 3.2.  Corporate Power and Authority.........................................27
          Section 3.3.  Spin-Off/Merger Registration Statement, GM Proxy/Consent
                        Solicitation Statement, EchoStar Information
                        Statement and GM Debt/Equity Exchange Registration Statement..........28
          Section 3.4.  Tax Representations...................................................28

ARTICLE 4.....................................................................................28
REPRESENTATIONS AND WARRANTIES OF ECHOSTAR....................................................29
          Section 4.1.  Organization and Standing.............................................29
          Section 4.2.  Corporate Power and Authority.........................................29
          Section 4.3.  Spin-Off/Merger Registration Statement, GM Proxy/Consent
                        Solicitation Statement, EchoStar Information
                        Statement and GM Debt/Equity Exchange Registration Statement..........30
          Section 4.4.  Tax Representations...................................................30
          Section 4.5.  Merger Agreement Representations and Warranties.......................30

ARTICLE 5.....................................................................................30
COVENANTS  AND AGREEMENTS OF THE PARTIES......................................................30
          Section 5.1.  Mutual Covenants......................................................30
          Section 5.2.  Covenants of GM and Hughes............................................45
          Section 5.3.  Covenants and Agreements of EchoStar..................................55

ARTICLE 6.....................................................................................59
TAX-FREE STATUS OF THE SPIN-OFF...............................................................59
          Section 6.1.  Representations and Warranties........................................59
          Section 6.2.  Restrictions Relating to the Spin-Off.................................59
          Section 6.3.  Cooperation and Other Covenants.......................................64
          Section 6.4.  Indemnification for Tax Liabilities...................................66
          Section 6.5.  Procedure for Indemnification for Tax Liabilities.....................69
          Section 6.6.  Arbitration...........................................................70
          Section 6.7.  Certain Stock Acquisitions............................................71

ARTICLE 7.....................................................................................72
INDEMNIFICATION...............................................................................72
          Section 7.1.  Indemnification by Hughes.............................................72
          Section 7.2.  Indemnification by GM.................................................74
          Section 7.3.  Indemnification by EchoStar...........................................77
          Section 7.4.  Certain Definitions...................................................78
          Section 7.5.  Other Liabilities.....................................................79
          Section 7.6.  Tax Effects of Indemnification........................................79
          Section 7.7.  Effect of Insurance Upon Indemnification..............................80
          Section 7.8.  Procedure for Indemnification Involving Third-Party Claims............80

          Section 7.9.   Procedure for Indemnification Not Involving Third-Party Claims.......82
          Section 7.10.  Exclusive Remedies...................................................82

ARTICLE 8.....................................................................................82
TERMINATION AND AMENDMENT.....................................................................82
          Section 8.1.   Termination..........................................................82
          Section 8.2.   Effect of Termination................................................82
          Section 8.3.   Amendment............................................................82
          Section 8.4.   Extension; Waiver....................................................83

ARTICLE 9.....................................................................................83
MISCELLANEOUS.................................................................................83
          Section 9.1.   Survival.............................................................83
          Section 9.2.   Notices..............................................................83
          Section 9.3.   Interpretation; Absence of Presumption...............................85
          Section 9.4.   Counterparts.........................................................86
          Section 9.5.   Entire Agreement; Severability.......................................86
          Section 9.6.   Third Party Beneficiaries............................................87
          Section 9.7.   Governing Law........................................................87
          Section 9.8.   Specific Performance.................................................87
          Section 9.9.   Assignment...........................................................87

                                    EXHIBITS

Exhibit A  -  Form of PanAmSat Stock Purchase Agreement
Exhibit B  -  Form of Merger Commitment Letter
Exhibit C  -  Supplemental Agreement
Exhibit D  -  Pledge Agreement
Exhibit E  -  Form of EchoStar Stockholder Consent
Exhibit F  -  Form of GM/Hughes Separation Agreement
Exhibit G  -  Form of Merger Agreement
Exhibit H  -  Form of GM Charter Amendment
Exhibit I  -  Form of Certificate of Designations Relating to Hughes Preference Stock
Exhibit J  -  Form of Stockholders Agreement
Exhibit K  -  Form of New Registration Rights Agreements Term Sheets
Exhibit L  -  Matters Pertaining to the GM Debt/Equity Exchange

                                   SCHEDULES


GM Disclosure Schedule
----------------------

Section 2.5(b)      Capitalization; Class H Fraction
Section 2.6         Litigation
Section 6.2(f)      Intercompany Indebtedness


Hughes Disclosure Schedule
--------------------------

Section 6.2(f)      Intercompany Indebtedness


Other Schedules
---------------

Schedule 7.2        Certain Claims


                            INDEX OF DEFINED TERMS
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
Adverse Notification.......................................................... 9
Affiliate.....................................................................78
Agreement..................................................................... 1
Ancillary Tax Opinions........................................................57
AOL...........................................................................23
AOL Registration Rights Agreement.............................................23
AOL Section 355(e) Ruling.....................................................63
Applicable Law................................................................42
Article 6 Dispute Party.......................................................70
Article 6 Indemnifying Party..................................................69
Assumed AOL Sale..............................................................63
Bankers.......................................................................64
Business Day..................................................................66
Certificates..................................................................12
Change in Tax Law.............................................................62
Claim.........................................................................33
Class H Fraction..............................................................37
Code.......................................................................... 4
Competing Transaction.........................................................40
Confidentiality Agreement.....................................................79
Confirmation.................................................................. 8
Confirmation Period........................................................... 8
Confirmation Request.......................................................... 8
Control.......................................................................68
Conversion Issuances..........................................................63
Current GM Pension Plans Registration Rights Agreement........................22
D&O Insurance.................................................................46
Debt/Equity Issuances.........................................................63
Denominator................................................................... 1
DGCL.......................................................................... 6
Dispute.......................................................................70
Dispute Notice................................................................70
Disqualifying Action..........................................................60
DTV Business..................................................................61
EchoStar...................................................................... 1
EchoStar 10-K.................................................................27


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EchoStar 10-Q.................................................................29
EchoStar Affiliate............................................................78
EchoStar Controlling Stockholder.............................................. 3
EchoStar Controlling Stockholder Registration Rights Agreement................28
EchoStar Indemnitees..........................................................78
EchoStar Information Statement................................................23
EchoStar Material Adverse Effect..............................................28
EchoStar Sale Process Claim...................................................58
EchoStar Section 368 Opinion..................................................48
EchoStar Securities Disclosure Document.......................................44
EchoStar Securities Issuance..................................................42
EchoStar Securities Issuances.................................................43
EchoStar Stockholder Consent.................................................. 4
EchoStar Transaction Agreements...............................................29
EchoStar/Hughes Employee Matters Agreement....................................27
Encumbrances..................................................................20
Exchange Act..................................................................15
Exchange Debt................................................................. 2
Exchange Option...............................................................14
Exchange Shares............................................................... 2
Final Determination...........................................................67
GM............................................................................ 1
GM $1-2/3 Common Stock........................................................ 2
GM Affiliate..................................................................78
GM Board Policy Statement..................................................... 6
GM Business...................................................................75
GM Certificate of Incorporation............................................... 1
GM Charter Amendment..........................................................16
GM Class H Common Stock....................................................... 2
GM Debt/Equity Exchange....................................................... 2
GM Debt/Equity Exchange Registration Statement................................25
GM Disclosure Schedule........................................................21
GM Financial Advisor Fairness Opinions........................................ 6
GM Financial Advisors......................................................... 6
GM Indemnitees................................................................78
GM Insurance Policy...........................................................46
GM Notional Shares............................................................10
GM Pension Plans..............................................................26
GM Pension Plans Contribution and Transfer Agreement..........................26
GM Preference Stock...........................................................22


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
GM Preferred Stock............................................................22
GM Proxy/Consent Solicitation Statement....................................... 7
GM Sale Process Claim.........................................................47
GM Series H Preference Stock.................................................. 2
GM Transaction Agreements.....................................................19
GM Transactions............................................................... 2
GM Transfer Agent.............................................................12
GM-Hughes Sale Process Claim..................................................50
GM/Hughes Intellectual Property Agreement..................................... 4
GM/Hughes Separation Agreement................................................ 4
GM/Hughes Tax Agreements...................................................... 4
Governmental Authority........................................................18
Greater Spinco Preference Share Exchange......................................10
Greater Spinco Preference Shares..............................................10
HCG........................................................................... 1
HCI........................................................................... 1
HCSS.......................................................................... 1
HSR Act.......................................................................20
HSSL..........................................................................35
Hughes........................................................................ 1
Hughes 10-K...................................................................27
Hughes 10-Q...................................................................27
Hughes Affiliate..............................................................78
Hughes Amended and Restated By-laws...........................................17
Hughes Business...............................................................72
Hughes Capital Stock..........................................................68
Hughes Certificate of Incorporation...........................................17
Hughes Charter Amendments.....................................................17
Hughes Class C Common Stock................................................... 2
Hughes Class C Common Stock Exchange..........................................10
Hughes Covered Person.........................................................46
Hughes Disclosure Schedule....................................................62
Hughes Financial Advisors..................................................... 6
Hughes Holdings...............................................................43
Hughes Incentive Plan.........................................................16
Hughes Indemnitees............................................................78
Hughes Material Adverse Effect................................................26
Hughes Preference Stock....................................................... 2
Hughes Recapitalization....................................................... 1
Hughes Reorganization.........................................................43

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Hughes Sale Process Claim.....................................................51
Hughes Series A Preferred Stock...............................................17
Hughes Transaction Agreements.................................................27
Hughes Transfer Agent.........................................................12
Indemnified Party.............................................................33
Indemnifying Party............................................................79
Indemnitee....................................................................79
Indemnity Payment.............................................................79
Insurance Proceeds............................................................80
IRS...........................................................................30
IRS Submission................................................................31
Losses........................................................................49
LTAP..........................................................................14
Mailing Date.................................................................. 6
Merger........................................................................ 1
Merger Agreement.............................................................. 4
Merger Commitment Letter...................................................... 3
Merger Financing.............................................................. 3
Merger Financing Agreement.................................................... 3
Nasdaq........................................................................20
Negotiation Period............................................................70
Non-Recommendation Determination.............................................. 7
Notice of Non-Recommendation.................................................. 7
Notice of Proposed Mailing.................................................... 7
Numerator.....................................................................24
NYSE..........................................................................14
Option........................................................................13
PanAmSat...................................................................... 1
PanAmSat Financing Agreement.................................................. 3
PanAmSat Purchase Financing................................................... 3
PanAmSat Stock Purchase Agreement............................................. 1
PanAmSat Stock Sale........................................................... 1
Person........................................................................68
Pledge Agreement.............................................................. 3
Potential Disqualifying Action................................................60
PRIMESTAR Registration Rights Agreement.......................................23
Proposed Acquisition Transaction..............................................60
Recapitalization Amount....................................................... 2
Recapitalization Debt.........................................................44
Redactable Information........................................................31

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
Refinancing Debt..............................................................44
Registration Rights Letter Agreement..........................................19
Remaining Shares..............................................................50
Remaining Shares Distribution.................................................52
Remaining Shares Section 355(e) Ruling........................................52
Representatives...............................................................40
Request.......................................................................82
Requisite Stockholder Approval................................................26
Ruling........................................................................ 9
Ruling Request................................................................31
Sale Process Loss.............................................................77
SEC........................................................................... 9
Section 355(e) Plan...........................................................58
Section 368 Opinion...........................................................57
Securities Act................................................................22
Separate Counsel..............................................................81
Settlement....................................................................55
Significant Subsidiary........................................................21
Solvency Opinion..............................................................50
Spin-Off...................................................................... 2
Spin-Off Effective Time.......................................................11
Spin-Off/Merger Registration Statement........................................24
Stockholders Agreement........................................................19
Subsequent Ruling.............................................................64
Subsequent Tax Opinion........................................................64
Subsidiary....................................................................21
Substantially All of the DTV Business.........................................62
Superior Proposal.............................................................41
Supplemental Agreement........................................................ 3
Tax...........................................................................68
Tax Control...................................................................68
Tax Counsel...................................................................57
Tax Materials.................................................................59
Tax Opinions..................................................................57
Tax-Free Status of the Spin-Off...............................................60
Tax-Related Losses............................................................67
Third-Party Claim.............................................................69
Transaction Agreements........................................................30
Transactions.................................................................. 6
U.S. Trust....................................................................23
Voting Stock..................................................................68

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
Withdrawal Notice............................................................. 8

                           IMPLEMENTATION AGREEMENT

          This Implementation Agreement (this "Agreement") is made and entered into as of October 28, 2001, by and among Hughes Electronics Corporation, a Delaware corporation ("Hughes"), General Motors Corporation, a Delaware corporation that owns directly all of the issued and outstanding capital stock of Hughes ("GM"), and EchoStar Communications Corporation, a Nevada corporation ("EchoStar").

          WHEREAS, Hughes and EchoStar desire to combine the business of EchoStar with the Hughes Business (as defined below), following the separation of Hughes from GM, pursuant to a merger of EchoStar with and into Hughes, with Hughes as the surviving corporation (the "Merger"), as contemplated by the Merger Agreement (as defined below); and

          WHEREAS, it is a condition to the Merger that, at the time of the consummation of the Merger, the Hughes Recapitalization (as defined below) and the Spin-Off (as defined below) be completed and that Hughes be an independent, publicly owned company comprising the Hughes Business, separate from and no longer wholly owned by GM; and

          WHEREAS, subject to the terms and conditions set forth in the PanAmSat Stock Purchase Agreement (the "PanAmSat Stock Purchase Agreement"), entered into by and among Hughes, Hughes Communications, Inc., a California corporation and an indirect wholly owned subsidiary of Hughes ("HCI"), Hughes Communications Galaxy, Inc., a California corporation and an indirect wholly owned subsidiary of Hughes ("HCG"), and Hughes Communications Satellite Services, Inc., California corporation and an indirect wholly owned subsidiary of Hughes ("HCSS"), concurrently with the execution and delivery of this Agreement, in the form attached hereto as Exhibit A, HCI, HCG and HCSS have agreed to sell to EchoStar, and EchoStar has agreed to purchase from HCI, HCG and HTSC (such transaction, the "PanAmSat Stock Sale"), all of the shares of capital stock of PanAmSat Corporation, a Delaware corporation ("PanAmSat"), owned by HCI, HCG and HCSS, in accordance with the terms and conditions set forth in the PanAmSat Stock Purchase Agreement; and

          WHEREAS, immediately prior to the Spin-Off, Hughes shall distribute to GM, in respect of GM's ownership interest in Hughes, the Cash Dividend (as defined in the GM/Hughes Separation Agreement (as defined below)), and, if and to the extent of any shortfall in funds available to Hughes to pay in full the Cash Dividend, the Demand Note (as defined in the GM/Hughes Separation Agreement), and in connection with such dividend the denominator (the "Denominator") of the fraction described in Article Fourth, Division I, Section
(a)(4) of the Restated Certificate of Incorporation of GM, as amended (the "GM Certificate of Incorporation"), will be reduced as contemplated by the GM/Hughes Separation Agreement (the "Hughes Recapitalization"); and

          WHEREAS, at any time after the date of this Agreement and prior to the date that is six (6) months after the Spin-Off Effective Time (as defined in the Merger Agreement), GM may, pursuant to one or more transactions, issue shares of GM's Class H Common Stock, par value $0.01 per share (the "GM Class H Common Stock"), or distribute shares of Class C Common Stock of Hughes, par value $0.01 per share (the "Hughes Class C Common Stock") (any such shares of GM Class H Common Stock or Hughes Class C Common Stock distributed by GM, the "Exchange Shares"), up to an aggregate of one hundred million (100,000,000) Exchange Shares (subject to reduction pursuant to the GM/Hughes Separation Agreement and subject to increase by up to an additional fifty million (50,000,000) Exchange Shares (but in no event shall such increase exceed One Billion Dollars ($1,000,000,000.00)) in accordance with
Section 5.1(h) hereof, to holders of certain outstanding debt obligations of GM ("Exchange Debt") in exchange for such Exchange Debt (any such exchange, a "GM Debt/Equity Exchange"); and

          WHEREAS, immediately following the Hughes Recapitalization, (i) GM, pursuant to provisions to be implemented by means of an amendment of the GM Certificate of Incorporation, shall distribute to the holders of record of GM Class H Common Stock shares of Hughes Class C Common Stock in exchange for all of the outstanding shares of GM Class H Common Stock in accordance with the GM Certificate of Incorporation, as amended in connection with the Hughes Recapitalization, and the GM Class H Common Stock will be redeemed and canceled,
(ii) in connection therewith, GM shall distribute to holders of record of GM's Series H 6.25% Automatically Convertible Preference Stock, par value $0.10 per share (the "GM Series H Preference Stock"), shares of Preference Stock, par value $0.10 per share, of Hughes (the "Hughes Preference Stock"), in exchange for all of the outstanding shares of GM Series H Preference Stock in accordance with the Certificate of Designations relating to the GM Series H Preference Stock and the GM Series H Preference Stock will be canceled, and (iii) GM shall, subject to Section 5.2(h) of this Agreement, either retain, or, immediately following the redemption of shares of GM Class H Common Stock in exchange for shares of Hughes Class C Common Stock as described in clause (i) above, distribute by means of a dividend to the holders of record of GM's Common Stock, par value $1-2/3 per share (the "GM $1-2/3 Common Stock"), in respect of all outstanding shares of GM $1-2/3 Common Stock, the remaining shares of Hughes Class C Common Stock held by GM and not previously distributed to the holders of record of GM Class H Common Stock, in each case as provided in this Agreement (the transactions described in clauses (i) through (iii) above being referred to herein collectively as the "Spin-Off"); and

          WHEREAS, consummation of the Hughes Recapitalization and the Spin-Off is conditioned on, among other things, the approval by the holders of a majority of the outstanding shares of GM $1-2/3 Common Stock and GM Class H Common Stock, each voting as a separate class and both voting together as a single class based on their respective per share voting power, of this Agreement, the GM/Hughes Separation Agreement and the transactions contemplated hereby and thereby, including the GM Charter Amendment (as defined below), the Hughes Recapitalization and the Spin-Off (collectively, the "GM Transactions"); and

          WHEREAS, a certain lender has delivered a commitment letter to Hughes and EchoStar pursuant to which it has committed to lend to Hughes or the Surviving Corporation (as defined in the Merger Agreement) up to Five Billion Five Hundred Twenty Five Million Dollars ($5,525,000,000.00) for the purpose of financing the Recapitalization Amount (as defined in the GM/Hughes Separation Agreement), refinancing certain outstanding indebtedness in connection with the consummation of the Merger and financing the combined business of Hughes and EchoStar following the Merger (the "Merger Financing") on the terms set forth in the commitment letter attached hereto as Exhibit B or in any similar commitment or financing letter or other agreement replacing, and having substantially the same effect as, such commitment letter and reasonably acceptable to Hughes (in either case, the "Merger Commitment Letter"); and

          WHEREAS, GM, Hughes, EchoStar and The Samburu Warrior Revocable Trust, a trust as to which Charles W. Ergen is the sole trustee (the "EchoStar Controlling Stockholder"), are concurrently entering into that certain Supplemental Agreement & Guaranty (the "Supplemental Agreement"), in the form attached hereto as Exhibit C, relating to the commitment of EchoStar to use its best efforts to assist Deutsche Bank, A.G., New York, in obtaining commitments from nationally recognized banking institutions to provide for an additional amount of financing such that the aggregate amount of financing to be obtained pursuant to the Merger Financing (including financing arranged pursuant to any co-arrangements with co-arrangers as contemplated by the provisions of the Merger Commitment Letter) shall be in the amount of at least Five Billion Five Hundred Twenty Five Million Dollars ($5,525,000,000.00), and, in connection therewith, the EchoStar Controlling Stockholder has pledged certain shares of EchoStar stock to GM pursuant to that certain Pledge Agreement (the "Pledge Agreement"), executed by the EchoStar Controlling Stockholder and GM concurrently with the Supplemental Agreement, in the form attached hereto as Exhibit D; and

          WHEREAS, the Merger Financing will be consummated (i) in accordance with one or more credit agreements (collectively, the "Merger Financing Agreement") to be entered into by and among Hughes, EchoStar and the lenders parties thereto as soon as reasonably practicable following the date hereof based on the terms set forth in the Merger Commitment Letter and/or (ii) with the proceeds from one or more private placements or public offerings of debt or equity securities of EchoStar as contemplated herein; and

          WHEREAS, pursuant to the Merger Commitment Letter, a certain lender has committed to lend to EchoStar up to One Billion Nine Hundred Million Dollars ($1,900,000,000.00) for the purpose of consummating the PanAmSat Stock Sale (the "PanAmSat Purchase Financing"); and

          WHEREAS, the PanAmSat Purchase Financing will be consummated (i) in accordance with a credit agreement (the "PanAmSat Financing Agreement") to be entered into by and among EchoStar and the lenders parties thereto as soon as reasonably practicable following the date hereof based on the terms set forth in the Merger Commitment Letter and/or
(ii) with proceeds from one or more private placements or public offerings of debt or equity securities of EchoStar as contemplated herein; and

          WHEREAS, the EchoStar Controlling Stockholder, acting by written consent immediately after the execution of the Merger Agreement, shall have executed and delivered to EchoStar a written consent as the controlling stockholder of EchoStar (the "EchoStar Stockholder Consent"), in the form attached hereto as Exhibit E, adopting and approving the Merger Agreement, and, as a result of the EchoStar Stockholder Consent, no further approval of the Merger Agreement by the EchoStar Board of Directors or the EchoStar stockholders will be required in order to consummate the Merger; and

          WHEREAS, the Hughes Recapitalization will occur pursuant to the Separation Agreement (the "GM/Hughes Separation Agreement") entered into by and between GM and Hughes concurrently with the execution and delivery of this Agreement, in the form attached hereto as Exhibit F, and certain other matters relating to the separation of Hughes from GM will be implemented pursuant to certain other agreements contemplated therein, including (i) the GM/Hughes Tax Agreements (as defined in the GM/Hughes Separation Agreement) previously entered into by and among GM, Hughes and certain other parties thereto or entered into by and between GM and Hughes concurrently with the execution and delivery of this Agreement, as applicable, and (ii) the Intellectual Property Agreement (the "GM/Hughes Intellectual Property Agreement") entered into by and between GM and Hughes concurrently with the execution and delivery of this Agreement, in the form attached as Exhibit A to the GM/Hughes Separation Agreement; and

          WHEREAS, the Spin-Off will occur as contemplated by this Agreement;
and

          WHEREAS, immediately after the Spin-Off and subject to satisfaction of the conditions precedent thereto, the Merger will occur pursuant to an Agreement and Plan of Merger (the "Merger Agreement") entered into by and among EchoStar and Hughes concurrently with the execution and delivery of this Agreement, in the form attached hereto as Exhibit G; and

          WHEREAS, the parties intend the Spin-Off to qualify as a distribution of Hughes stock to GM stockholders with respect to which no gain or loss will be recognized pursuant to Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder (the "Code"), by GM, Hughes and their respective stockholders; and

          WHEREAS, the parties intend the Merger to qualify as a reorganization described in Section 368(a) of the Code; and

          WHEREAS, (i) the respective Boards of Directors of GM, Hughes, and EchoStar have determined that the Merger is advisable, desirable and in the best interests of their respective stockholders, (ii) the respective Boards of Directors of Hughes and EchoStar have approved the Merger Agreement and the other agreements referred to therein to which each is a party, as applicable,
(iii) the respective Boards of Directors of GM, Hughes and EchoStar have approved this Agreement and the other agreements referred to herein to which each is a party, as applicable, (iv) the respective Boards of Directors of GM and Hughes have approved the Implementation Agreement and the GM/Hughes Separation Agreement and the other agreements referred to therein to which each is a party, (v) the Board of Directors of GM has approved the GM Transactions, including the GM Charter Amendment, and has determined, subject to its fiduciary duties under Applicable Law (as defined below), to recommend that its stockholders approve and adopt the GM Transactions as contemplated herein, (vi) the Board of Directors of Hughes has recommended that its stockholders approve and adopt the Merger Agreement and GM shall have, in its capacity as the sole stockholder of Hughes, at a meeting to be held after the execution of the Merger Agreement, adopted and approved the Merger Agreement, (vii) the Board of Directors of EchoStar has recommended that its stockholders approve and adopt the Merger Agreement and the EchoStar Controlling Stockholder shall have, in his capacity as controlling stockholder of EchoStar, acting by written consent immediately after the execution of the Merger Agreement, adopted and approved the Merger Agreement such that the EchoStar Stockholder Approval (as defined in the Merger Agreement) shall have been obtained, and (viii) the Board of Directors of Hughes has approved the Hughes Charter Amendments (as defined below) and GM shall have, in its capacity as the sole stockholder of Hughes, at a meeting to be held immediately after the execution of this Agreement, adopted and approved the amendment of the Hughes Certificate of Incorporation constituting a part of the Hughes Charter Amendments;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1

                              THE GM TRANSACTIONS

          Section 1.1. GM Board Approval of the GM Transactions. GM's Board of Directors, at a meeting duly convened and held on October 28, 2001, (a) determined that, as of such date, the execution, delivery and performance of this Agreement by GM and the consummation of the transactions contemplated hereby would be advisable, desirable and in the best interests of GM and its stockholders and that, as of such date, consummation of the GM Transactions would be fair to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock; (b) approved this Agreement and the transactions contemplated hereby; and (c) determined, subject to its fiduciary duties under Applicable Law, to recommend the GM Transactions as fair to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock and to recommend and submit the GM Transactions for their approval. In connection with this determination, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. (the "GM Financial Advisors") has provided its written opinion, dated as of such date and addressed to the Board of Directors of GM (the "GM Financial Advisor Fairness Opinions"), to the effect that, as of such date and taking into account all relevant financial aspects of the GM Transactions and the Merger (together, the "Transactions") and certain other related transactions, taken as a whole, the consideration to be provided to GM and its subsidiaries and to the holders of GM $1-2/3 Common Stock (if applicable) and the holders of GM Class H Common Stock in the GM Transactions is fair, from a financial point of view, to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock. In addition, each of Goldman, Sachs & Co. and Credit Suisse First Boston Corporation (the "Hughes Financial Advisors") has provided its written opinion, dated as of such date and addressed to the Board of Directors of GM and to the Board of Directors of Hughes, to the effect that, as of such date and based on market conditions at such time, the exchange ratios contemplated by the Merger Agreement are fair, from a financial point of view, to the holders of Hughes Class C Common Stock immediately prior to the Merger, including GM and the holders of GM 1-2/3 Common Stock and GM Class H Common Stock, as applicable.

          Section 1.2.  GM Stockholder Approval of the GM Transactions.

          (a)  GM's Obligations Relating to the Stockholder Approval Process.
In addition to the obligations of GM and Hughes set forth in Section 5.1(g) below with respect to the preparation and filing of the Spin-Off/Merger Registration Statement (as defined below), subject in all cases to the other provisions of this Section 1.2 and to Section 1.3 below, GM shall, at such times as it shall reasonably determine, consistent with its obligations under Section
5.1 below, following the satisfaction or waiver of each and all of the conditions set forth in Section 1.3 below:

               (i) take all other action, in accordance with the U.S. federal securities laws, the Delaware General Corporation Law (as amended from time to time, the "DGCL"), all other Applicable Law, its certificate of incorporation, its bylaws and the policy statement of its Board of Directors regarding certain capital stock matters (a copy of which has been heretofore provided to EchoStar) (the "GM Board Policy Statement"), necessary to present the GM Charter Amendment, the Hughes Recapitalization and all other aspects of the GM Transactions, including the Spin-Off, to the holders of GM $1-2/3 Common Stock and GM Class H Common Stock for their consideration and in order to seek the Requisite Stockholder Approval (as defined below) of the GM Transactions;

               (ii) include in a proxy statement or consent solicitation statement of GM to be distributed to GM's common stockholders in connection with the GM Transactions (as amended and supplemented from time to time, the "GM Proxy/Consent Solicitation Statement") the recommendation of its Board of Directors in favor of the GM Transactions;

               (iii) mail the GM Proxy/Consent Solicitation Statement to its common stockholders (the date on which such mailing is commenced being referred to herein as the "Mailing Date"); and

               (iv) use commercially reasonable efforts, in accordance with the U.S. federal securities laws, the DGCL and all other Applicable Law, to solicit from its common stockholders entitled to vote thereon, as determined by GM in its sole and absolute discretion, either (A) proxies to be voted at a stockholders meeting or (B) written consents to be obtained in connection with a consent solicitation, in each case sufficient under Applicable Law to constitute the Requisite Stockholder Approval of the GM Transactions.

          (b) Non-Recommendation Determination. If GM's Board of Directors shall have determined, in good faith and upon advice of legal counsel, that, in accordance with its fiduciary duties under Applicable Law, either (i) it cannot or will not be able to recommend the GM Transactions to its common stockholders for their approval or (ii) after having recommended to its common stockholders approval of the GM Transactions, it is required to withdraw, revoke or modify in any adverse manner such recommendation (in either case, a "Non-Recommendation Determination"), GM shall promptly provide written notice thereof to EchoStar (a "Notice of Non-Recommendation"), in which event GM shall not be required to take or continue any of the actions set forth in Section 1.2, and, subject to Section 1.2(c) and Section 1.2(e), the provisions of Sections 7.1(c)(viii) and 7.1(d)(vi) of the Merger Agreement shall apply.

          (c) Notice of Proposed Mailing. At any time after delivering a Notice of Non-Recommendation that has not been withdrawn pursuant to Section 1.2(e), GM may deliver a written notice to EchoStar that GM proposes to mail the GM Proxy/Consent Solicitation Statement and submit the GM Transactions to its common stockholders for their consideration notwithstanding such Non-Recommendation Determination (a "Notice of Proposed Mailing"); provided, that GM shall not deliver a Notice of Proposed Mailing unless GM shall have determined, in good faith and upon advice of legal counsel, that taking into account such Non-Recommendation Determination and the fiduciary duties of its Board of Directors under Applicable Law, (A) GM is authorized under the DGCL to mail the GM Proxy/Consent Solicitation Statement and submit the GM Transactions to its common stockholders and (B) the receipt of the Requisite Stockholder Approval (if received) would result in the GM Transactions being duly authorized by all necessary corporate action on the part of GM. In the event that GM delivers a Notice of Proposed Mailing, the provisions of Sections 7.1(c)(viii) and 7.1(d)(vi), as the case may be, of the Merger Agreement shall, commencing five
(5) Business Days (as defined below) after such delivery, no longer apply as a result of such Notice of Non-Recommendation and the parties' right to terminate the Merger Agreement pursuant to Sections 7.1(c)(viii) and 7.1(d)(vi), as the case may be, thereof as a result of such Notice of Non-

Recommendation shall terminate, in which case GM shall be required to mail the GM Proxy/Consent Solicitation Statement and submit the GM Transactions to its common stockholders in accordance with Section 1.2(a) notwithstanding such Non-Recommendation Determination; provided, that the GM Proxy/Consent Solicitation Statement may in such event include a recommendation that GM's common stockholders reject the GM Transactions (or no recommendation with respect to the GM Transactions) and such additional disclosure relating to the Non-Recommendation Determination as may be required in order to avoid the misstatement of a material fact or the omission of a material fact necessary to make the statements therein not misleading or as otherwise may be required in accordance with Applicable Law.

          (d) Request for Confirmation. In the event that the conditions set forth in Sections 1.3(a), (c) and (d) have been satisfied for not less than ten
(10) Business Days, and continue to be satisfied, but GM shall not have commenced the mailing of the GM Proxy/Consent Solicitation Statement, EchoStar may from time to time make a written request (a "Confirmation Request") that GM confirm in writing (a "Confirmation") that, as of the date of such Confirmation, GM's Board of Directors continues to recommend the GM Transactions and has a good faith intention and is prepared to submit the GM Transactions to GM's common stockholders in accordance with Section 1.2(a), and continues to take all actions in accordance with Section 5.1(a) in furtherance thereof, and is in compliance with Section 5.1(j); provided, that EchoStar may not make any Confirmation Request within ten (10) Business Days after it has received a Confirmation. If EchoStar delivers a Confirmation Request to GM in accordance with the preceding sentence, then either (i) GM shall provide a Confirmation to EchoStar within five (5) Business Days following its receipt of the Confirmation Request (a "Confirmation Period") or (ii) in the event that GM fails to provide a Confirmation to EchoStar within the applicable Confirmation Period, GM shall be deemed to have delivered a Notice of Non-Recommendation as of the end of such Confirmation Period and the provisions of Section 7.1(d)(vi) of the Merger Agreement shall apply.

          (e) Withdrawal of Notice of Non-Recommendation. At any time after delivering a Notice of Non-Recommendation pursuant to Section 1.2(b) hereof, GM may deliver a written notice to EchoStar that the GM Board of Directors has determined to recommend the GM Transactions to its common stockholders for their approval and to withdraw the Notice of Non-Recommendation (a "Withdrawal Notice"). In the event that GM delivers a Withdrawal Notice, commencing five (5) Business Days after such delivery, the provisions of Sections 7.1(c)(viii) and 7.1(d)(vi) of the Merger Agreement shall no longer apply as a result of such Notice of Non-Recommendation and the parties' rights to terminate the Merger Agreement pursuant to Sections 7.1(c)(viii) and 7.1(d)(vi), as the case may be, thereof as a result of such Notice of Non-Recommendation shall terminate, in which case GM shall be required to mail the GM Proxy/Consent Solicitation Statement and submit the GM Transactions to its common stockholders in accordance with Section 1.2(a) notwithstanding such Non-Recommendation Determination.

          Section 1.3. Conditions to GM's Obligations Relating to the Stockholder Approval Process. GM's obligation to take the actions set forth in
Section 1.2 above is subject to the satisfaction of each and all of the following conditions (any of which, other than the condition set forth in Section 1.3(a), may be waived in whole or in part by GM, in its sole and absolute discretion, after consultation with EchoStar):

          (a) the U.S. Securities and Exchange Commission (the "SEC") shall have declared the Spin-Off/Merger Registration Statement effective, all other required approvals and clearances of the Spin-Off/Merger Registration Statement and the GM Proxy/Consent Solicitation Statement shall have been received from the SEC and no stop order suspending the effectiveness of the Spin-Off/Merger Registration Statement shall be in effect and no similar restraining order shall have been entered or threatened by the SEC with respect to the Transactions;

          (b) all applicable material state and foreign blue sky or securities permits or approvals required to mail the GM Proxy/Consent Solicitation Statement and take the other actions set forth in Section 1.2 above shall have been received in accordance with Applicable Law and no restraining order shall have been entered or threatened by any state securities administrator or any foreign securities administrator with respect to the Transactions;

          (c) GM shall have received the Ruling (as defined in the GM/Hughes Separation Agreement); and

          (d) the Merger Financing Agreement shall have been executed and shall be in full force and effect, and none of the agent banks thereunder shall have notified Hughes or EchoStar in writing that the transactions contemplated by the Merger Financing Agreement are not reasonably likely to be consummated prior to the date set forth in Section 7.1(b)(ii) of the Merger Agreement (any such notification, an "Adverse Notification") such that there is a material risk that the Merger Financing will not be available at or immediately prior to the Spin-Off Effective Time.

          Section 1.4.  Spin-Off of Hughes from GM.

          (a) Subject to the consummation by GM and Hughes of the Hughes Recapitalization in accordance with the terms and conditions of the GM/Hughes Separation Agreement, including the receipt by GM of all of the dividend distributions contemplated by Section 1.1(a) of the GM/Hughes Separation Agreement in an amount equal to the Recapitalization Amount, the parties agree that, immediately following the consummation of the Hughes Recapitalization and immediately prior to the Merger, GM and Hughes shall promptly take all actions within their control legally required to effect (i) the Hughes Class C Common Stock Exchange (as defined below) and (ii) provided that the GM Series H Preference Stock shall not have been previously converted, redeemed or otherwise canceled pursuant to the Certificate of Designations relating to the GM Series

H Preference Stock, substantially concurrently therewith, the Greater Spinco Preference Share Exchange (as defined below).

          (b) For the purposes of this Agreement, the following terms shall have the following meanings:

               (i) "GM Notional Shares" means the aggregate number determined by the Board of Directors of GM, in good faith and in accordance with the provisions of the succeeding sentence, to be the aggregate number of notional shares representing GM's retained economic interest in Hughes. The aggregate number of GM Notional Shares shall be calculated, as of any particular time, by subtracting (A) the number of shares of GM Class H Common Stock issued and outstanding as of such time from (B) the Denominator determined by the Board of Directors of GM as of such point in time rather than as an average with respect to any accounting period. Promptly following any determination by the Board of Directors of GM of the aggregate number of GM Notional Shares pursuant to this Agreement, GM shall provide written notice thereof to EchoStar (which notice shall include the computation thereof);

               (ii) "Greater Spinco Preference Share Exchange" means the distribution by GM to the holders of the GM Series H Preference Stock of shares of Hughes Preference Stock having all of the rights, features and other attributes of Greater Spinco Preference Shares (as defined below), such that all of the outstanding shares of GM Series H Preference Stock shall be canceled in accordance with the terms of the GM Certificate of Incorporation, including the Certificate of Designations relating to the GM Series H Preference Stock;

               (iii) "Greater Spinco Preference Shares" shall have the meaning set forth in Section 6(iii)(d)(II) of the Certificate of Designations relating to the GM Series H Preference Stock constituting part of the GM Certificate of Incorporation;

               (iv) "Hughes Class C Common Stock Exchange" means (A) the pro rata distribution to the holders of GM Class H Common Stock of shares of Hughes Class C Common Stock representing their proportionate economic interest in Hughes in exchange for all of the outstanding shares of GM Class H Common Stock (i.e., the distribution of one share of Hughes Class C Common Stock in exchange for each outstanding share of GM Class H Common Stock) such that all of the outstanding shares of GM Class H Common Stock shall be redeemed and canceled in accordance with the terms of the GM Certificate of Incorporation, as amended pursuant to the GM Charter Amendment, and (B) in the event that the number of shares of Hughes Class C Common Stock that would be issuable in order to represent the GM Notional Shares determined as of immediately prior to the Spin-Off Effective Time (and after giving effect to the adjustment to the Denominator in connection with the Hughes Recapitalization as contemplated by Section 1.1(b) of the GM/Hughes Separation Agreement) is greater than zero, the retention by GM, or, immediately following the redemption of shares of GM Class H Common Stock in exchange for shares of Hughes

Class C Common Stock as described in clause (A) above, the distribution by GM by means of a dividend to the holders of GM $1-2/3 Common Stock, of all or a portion of the remaining shares of Hughes Class C Common Stock held by GM as of such time, as contemplated by Section 5.2(h) below; and

               (v) "Spin-Off Effective Time" means the effective time of the Hughes Class C Common Stock Exchange in accordance with the GM Certificate of Incorporation, as amended pursuant to the GM Charter Amendment and Applicable Law.

          Section 1.5. Effects of the Spin-Off. From and after the Spin-Off Effective Time, the Spin-Off shall have the effects specified in DGCL Sections 151 and 173 (as applicable) and set forth in this Agreement.

          (a) Exchange of Hughes Class C Common Stock for GM Class H Common Stock. At and as of the Spin-Off Effective Time, by virtue of the Spin-Off and without any action on the part of GM, Hughes, any holder of capital stock of GM or any other Person (as defined below), (i) for all purposes of determining the record holders of Hughes Class C Common Stock, the holders of record of GM Class H Common Stock as of immediately prior to the Spin-Off Effective Time shall be deemed to be holders of the shares of Hughes Class C Common Stock distributed to such holders pursuant to the Hughes Class C Common Stock Exchange and (ii) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Hughes Class C Common Stock distributed to such holder pursuant to the Hughes Class C Common Stock Exchange.

          (b) Distribution With Respect to GM $1-2/3 Common Stock. In the event that GM effects the Remaining Shares Distribution (as defined below and as contemplated by Section 5.2(h) of this Agreement), then, at and as of the Spin-Off Effective Time, by virtue of the Spin-Off and without any action on the part of GM, Hughes, any holder of capital stock of GM or any other Person, (i) for all purposes of determining the record holders of Hughes Class C Common Stock, the holders of record of GM $1-2/3 Common Stock as of immediately prior to the Spin-Off Effective Time shall be deemed to be holders of the shares of Hughes Class C Common Stock distributed to such holders pursuant to the Hughes Class C Common Stock Exchange and (ii) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Hughes Class C Common Stock distributed to such holder pursuant to the Hughes Class C Common Stock Exchange.

          (c) Exchange of Greater Spinco Preference Shares for GM Series H Preference Stock. In accordance with the terms of the GM Certificate of Incorporation, including the Certificate of Designations relating to the GM Series H Preference Stock, GM shall, provided that the GM Series H Preference Stock shall not have been previously converted, redeemed or otherwise canceled pursuant to the Certificate of Designations relating to the GM Series H Preference Stock, pursuant to the Greater Spinco Preference Share Exchange, make a distribution to the holders of the GM Series H Preference Stock of Hughes Preference Stock having all of the rights, features and other attributes of Greater Spinco Preference Shares such that all of the outstanding shares of GM Series H Preference Stock shall be canceled. At and as of the Spin-Off Effective Time, by virtue of the Spin-Off and without any action on the part of GM, Hughes, any holder of capital stock of GM or any other Person, (i) for all purposes of determining the record holders of Hughes Preference Stock, the holders of record of GM Series H Preference Stock as of immediately prior to the Spin-Off Effective Time shall be deemed to be holders of Hughes Preference Stock distributed to such holders pursuant to the Greater Spinco Preference Share Exchange and (ii) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, Hughes Preference Stock distributed to such holder pursuant to the Greater Spinco Preference Share Exchange.

          (d) Treasury Shares. At and as of the Spin-Off Effective Time, by virtue of the Spin-Off, without any action on the part of GM, Hughes, any holder of capital stock of GM or any other Person, each share of GM Class H Common Stock owned by GM as of immediately prior to the Spin-Off Effective Time shall be canceled and retired, and no payment or distributions shall be made in respect thereof.

          Section 1.6. Cooperation of Transfer Agents; Stockholder Records; GM Class H Common Stock Certificates.

          (a) Cooperation. GM shall cooperate, and shall instruct Fleet National Bank, N.A., in its capacity as the transfer agent for the GM Class H Common Stock (the "GM Transfer Agent"), to cooperate fully with Hughes and the transfer agent for the Hughes Class C Common Stock (the "Hughes Transfer Agent"), and Hughes shall cooperate, and shall instruct the Hughes Transfer Agent to cooperate fully with GM and the GM Transfer Agent in connection with the Spin-Off and all related matters, including those matters relating to (i) the issuance and delivery of certificates representing, or other evidence of ownership of (any such instruments, "Certificates"), the shares of Hughes Class C Common Stock to be distributed in exchange for all of the shares of GM Class H Common Stock outstanding as of immediately prior to the Spin-Off Effective Time as described in Section 1.5(a) above, (ii) the issuance and delivery of Certificates evidencing the shares of Hughes Class C Common Stock to be retained by GM, if any, and/or distributed to holders of GM $1-2/3 Common Stock as described in Section 1.5(b) above, and (iii) the issuance and delivery of Certificates evidencing the shares of Hughes Preference Stock to be distributed in exchange for all of the shares of GM Series H Preference Stock outstanding as of immediately prior to the Spin-Off Effective Time as described in Section 1.5(c) above. GM and Hughes shall jointly instruct the GM Transfer Agent and the Hughes Transfer Agent to cooperate with each other such that the Hughes Transfer Agent shall distribute letters of transmittal, in form reasonably satisfactory to each of GM and Hughes, to all holders of GM Class H Common Stock and GM Series H Preference Stock as of immediately prior to the Spin-Off Effective Time in connection with the exchange of Certificates evidencing shares of GM Class H Common Stock and GM Series H Preference Stock for Certificates evidencing shares of Hughes Class C Common Stock and Hughes Preference Stock, respectively.

          (b) Following the Spin-Off Effective Time, GM shall instruct the GM Transfer Agent to deliver to the Hughes Transfer Agent true, correct and complete copies of the transfer records reflecting the record holders of GM Class H Common Stock and GM Series H Preference Stock, in each case as of immediately prior to the Spin-Off Effective Time. Upon the reasonable request of Hughes from time to time after the Spin-Off Effective Time in connection with any legitimate corporate purpose, GM shall cooperate, and shall instruct the GM Transfer Agent to cooperate, in providing Hughes reasonable access to all historical share, transfer and dividend payment records with respect to the holders of GM Class H Common Stock and GM Series H Preference Stock as of immediately prior to the Spin-Off Effective Time.

          (c)  Return or Destruction of GM Class H Common Stock Certificates.
GM and Hughes shall use commercially reasonable efforts to enter into an agreement with the Hughes Transfer Agent relating to the exchange of Certificates of Hughes Class C Common Stock for Certificates of GM Class H Common Stock in connection with the Spin-Off, which shall include provisions reasonably satisfactory to GM and Hughes generally to the effect that following such time as any Certificates of GM Class H Common Stock are surrendered to the Hughes Transfer Agent for cancellation, Hughes shall use commercially reasonable efforts to cause the Hughes Transfer Agent to certify as to their destruction or promptly deliver such Certificates of GM Class H Common Stock to GM, as may be requested by GM.

          Section 1.7. Closing of Transfer Records. From and after the Spin-Off Effective Time, transfers of shares of GM Class H Common Stock or GM Series H Preference Stock outstanding prior to the Spin-Off Effective Time shall not be made on the stock transfer books of GM.

          Section 1.8. Cancellation. From and after the Spin-Off Effective Time, (a) each holder of a Certificate or Certificates formerly representing shares of GM Class H Common Stock will thereafter cease to have any rights with respect to such shares, and such Certificates will represent the shares of Hughes Class C Common Stock distributed in the Spin-Off and (b) each holder of Certificates formerly representing shares of GM Series H Preference Stock will thereafter cease to have any rights with respect to such shares, and such Certificates will represent the Greater Spinco Preference Shares distributed in the Spin-Off.

          Section 1.9. Treatment of Stock Options, LTAP Awards and Restricted Stock Units.

          (a) Prior to the Spin-Off Effective Time, in order to preserve the economic interest and cost to exercise with respect to each employee stock option to purchase GM Class H Common Stock, GM and Hughes shall take all such actions as may be necessary to cause each such unexpired and unexercised option, whether or not vested or exercisable, under stock option plans of GM or Hughes with respect to GM Class H Common Stock (each, an "Option") to be automatically converted at the Spin-Off Effective Time into an option (an "Exchange Option") to purchase, on the same terms and conditions as were applicable to each such Option immediately before the Spin-Off Effective Time, (i) the same number of shares of Hughes Class C Common Stock as the holder of such Option would have been entitled to purchase had such holder exercised each such Option in full immediately prior to the Spin-Off Effective Time and (ii) at a price per share equal to the per share exercise price for the Option immediately prior to the Spin-Off Effective Time; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. In connection with the issuance of Exchange Options, Hughes shall (i) reserve for issuance the number of shares of Hughes Class C Common Stock that will become subject to Exchange Options pursuant to this Section 1.9 and (ii) from and after the Spin-Off Effective Time, upon exercise of Exchange Options, make available for issuance all shares of Hughes Class C Common Stock covered thereby, subject to the terms and conditions applicable thereto.

          (b) Prior to the Spin-Off Effective Time, in order to preserve the economic interest and cost to fund with respect to the Hughes Long-Term Achievement Plan (the "LTAP"), GM and Hughes shall take all such actions as may be necessary to cause, effective as of the Spin-Off Effective Time, (i) any portion of a payment under the LTAP which is payable in shares of GM Class H Common Stock to be payable in the same number of shares of Hughes Class C Common Stock (and not shares of GM Class H Common Stock), and (ii) any portion of a payment under the LTAP which is payable in shares of GM $1-2/3 Common Stock to be payable in a number of shares of Hughes Class C Common Stock (and not shares of GM $1-2/3 Common Stock) determined pursuant to the following formula: the number of shares of GM $1-2/3 Common Stock that would otherwise be payable shall be multiplied by the ratio of (x) the average of the daily high and low trading prices of a share of GM $1-2/3 Common Stock on the New York Stock Exchange ("NYSE") as quoted by a publicly available stock quotation service for the three
(3) stock trading days ending on and including the fifth trading day before the date on which the Spin-Off Effective Time occurs, divided by (y) the average of the daily high and low trading prices of a share of GM Class H Common Stock on the NYSE as quoted by a publicly available stock quotation service for the three (3) stock trading days ending on and including the fifth trading day before the date on which the Spin-Off Effective Time occurs; provided, that any fractional share of Hughes Class C Common Stock payable in accordance with the calculation set forth in clause (ii) of this Section 1.9(b) shall be rounded to the nearest whole share of Hughes Class C Common Stock; provided, further, that any payment under the LTAP which will become payable in shares of Hughes Class C Common Stock pursuant to this Section 1.9(b) shall be payable on the same terms and conditions as were applicable to such payment immediately before the date of this Agreement. Hughes shall (i) reserve for issuance the number of shares of Hughes Class C Common Stock that will become payable under the LTAP pursuant to this Section 1.9 and (ii) from and after the Spin-Off Effective Time, with respect to any payment under the LTAP which is payable in shares of Hughes Class C Common Stock, make available for issuance all such shares of Hughes Class C Common Stock, subject to the terms and conditions applicable thereto.

          (c) Restricted stock units with respect to GM Class H Common Stock and other incentive compensation awards payable in, or determined by reference to, shares of GM Class H Common Stock will be converted into an equal number of restricted stock units (or incentive compensation awards) with respect to Hughes Class C Common Stock.

          (d) If and to the extent required by the terms of the LTAP, any awards under the LTAP, any applicable stock option plan or pursuant to the terms of any applicable Options or restricted stock units (or incentive compensation awards), GM and Hughes shall use commercially reasonable efforts to obtain the consent of each holder of outstanding Options or restricted stock units (or incentive compensation awards) to the treatment of such Options and restricted stock units (or incentive compensation awards), and such rights to payment under the LTAP, in accordance with this Section 1.9.

          (e) Prior to the Spin-Off Effective Time, the Board of Directors of GM or an appropriate committee of non-employee directors thereof, or the Board of Directors of Hughes or an appropriate committee of non-employee directors thereof, as applicable, shall adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of each Option and the acquisition of any shares of Hughes Class C Common Stock, any Exchange Options or any other equity securities or derivative securities of Hughes pursuant to this Agreement by each officer or director of GM or Hughes who may become subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), with respect to Hughes, shall be exempt for purposes of Section 16 of the Exchange Act.

          (f) GM and Hughes shall take all such actions as may be necessary to prevent Options, interests in the LTAP, restricted stock units with respect to GM Class H Common Stock and other incentive compensation awards from being adjusted to change the number of shares or the purchase price of shares with respect to such awards (or triggering a payment obligation to such holders) as a result of the Hughes Recapitalization.

          (g) Hughes shall not be obligated to deliver GM Class H Common Stock or Hughes Class A Common Stock (or otherwise fund any cost) with respect to the exercise of any Option which is held by an employee of GM or one of its Subsidiaries (other than Hughes and its Subsidiaries).

          (h) GM, Hughes and each of Hughes' Subsidiaries (including PanAmSat and DTVLA) shall take all such actions as may be necessary to prevent stock options, restricted stock units or other incentive compensation awards granted to employees of Hughes or any of its Subsidiaries (including PanAmSat and DTVLA) after the signing of this Agreement from vesting or becoming exercisable as a result of, or in connection with, any of the transactions contemplated by this Agreement.

          (i) To the extent provided in the Hughes Electronics Corporation Incentive Plan ("Hughes Incentive Plan"), options granted under the Hughes Incentive Plan will terminate upon the consummation of a Change in Control Event, as defined in the Hughes Incentive Plan, unless the GM Committee, as defined in the Hughes Incentive Plan, provides for the assumption, substitution or continuation of the options in accordance with the terms of the Hughes Incentive Plan. In consultation with EchoStar and Hughes, the GM Committee or its delegate (or any successor thereto under the terms of the Hughes Incentive
Plan) shall, subject to Applicable Law and with the prior approval of EchoStar, exercise its authority pursuant to the terms of the Hughes Incentive Plan (including Section 7(c)(iii) thereof) to limit the period of exercisability of any stock option held by any employee who terminates employment for any reason after the Closing Date to not more than two years beyond the date of such termination of employment (but in no event beyond the term of the option). With respect to actions which are taken pursuant to this Section 1.9(i) by the GM Committee or its delegate with the approval of EchoStar, (i) neither of the Hughes Indemnitees nor the EchoStar Indemnitees shall be entitled to indemnification under this Agreement from GM and (ii) the GM Indemnitees shall be entitled to indemnification under this Agreement by Hughes and EchoStar.

          Section 1.10. GM Charter Amendment. The parties acknowledge that the filing of an appropriate amendment to the GM Certificate of Incorporation, substantially in the form attached as Exhibit H hereto with such additional changes as may be approved by the GM Board of Directors and are required in order to permit the declaration and payment by Hughes of a promissory note to a wholly owned subsidiary of GM (formed as a limited liability company) which shall hold, directly or indirectly, all of GM's interest in Hughes and the net income of which shall be included in the Available Separate Consolidated Net Income of Hughes (as defined in the GM Certificate of Incorporation) as contemplated by the provisions of the GM/Hughes Separation Agreement (the "GM Charter Amendment"), will be required in order to permit the reduction of the Denominator and to permit the Hughes Class C Common Stock Exchange, and that the GM Charter Amendment will be consummated only after obtaining the Requisite Stockholder Approval thereof as contemplated by this Agreement.

         Section 1.11. Cooperation; Redemption of Hughes Preferred Stock; Hughes Charter Amendments. Consistent with the terms and conditions of this Agreement, each of GM and Hughes shall, and shall cause its affiliates to, cooperate with the other party in all respects to accomplish the Spin-Off and promptly take, or cause to be taken, any and all actions within its control necessary under Applicable Law, regulations and agreements in order to consummate and make effective the Spin-Off immediately prior to the Merger Effective Time.

          (a)  Without limiting the generality of the foregoing, pursuant to
Article IV, Section 6(c) of the Amended and Restated Certificate of Incorporation of Hughes, as amended (the "Hughes Certificate of Incorporation"), Hughes shall take all actions within its control necessary to enable it to issue, as of immediately prior to the Spin-Off Effective Time, to GM for distribution to the holder of the GM Series H Preference Stock pursuant to the Greater Spinco Preference Share Exchange an appropriate number of shares of Hughes Preference Stock in redemption of all of the Hughes Series A Preferred Stock, par value $0.10 per share (the "Hughes Series A Preferred Stock"), such that all of the outstanding shares of GM Series H Preference Stock shall be canceled as of the Spin-Off Effective Time as contemplated by Section 1.8 of this Agreement. The parties acknowledge that such actions, to the extent required to be taken, shall require the filing of an appropriate amendment to the Hughes Certificate of Incorporation.

          (b) Each of GM and Hughes shall take all actions within its control legally required such that, as of immediately prior to the Spin-Off Effective Time, the Hughes Certificate of Incorporation shall have been amended and restated (pursuant to one or more amendments in forms to be mutually agreed by the parties hereto prior to the Mailing Date) to (i) authorize the Hughes Class A Common Stock (as defined in the Merger Agreement), the Hughes Class B Common Stock (as defined in the Merger Agreement) and the Hughes Class C Common Stock in accordance with the terms set forth as Exhibit A to the Merger Agreement,
(ii) include the Certificate of Designations relating to the Hughes Preference Stock, in the form attached hereto as Exhibit I, (iii) following the redemption of the Hughes Series A Preferred Stock, to eliminate the Hughes Series A Preferred Stock, (iv) to cause Hughes to elect not to be governed by Section 203 of the DGCL, and (v) to authorize the necessary series of capital stock in connection with the adoption of a stockholder rights plan as contemplated by
Section 5.1(p) below. Each of GM and Hughes shall take all actions within its control legally required such that, as of immediately prior to the Spin-Off Effective Time, the By-laws of Hughes shall have been amended and restated to read in its entirety as mutually agreed among the parties hereto (as amended and restated, the "Hughes Amended and Restated By-laws", and together with the Hughes Certificate of Incorporation as amended and restated as contemplated herein, the "Hughes Charter Amendments").

          Section 1.12. Further Assurances Regarding the GM Transactions. Consistent with the terms and conditions of this Agreement and the GM/Hughes Separation Agreement, each of the parties shall use commercially reasonable efforts (except where a different efforts standard is specifically contemplated by the GM Transaction Agreements (as defined below), the Hughes Transaction Agreements (as defined below) or the EchoStar Transaction Agreements (as defined below), in which case, such different standard shall apply) to promptly take, or cause to be taken, any and all actions, and do, or cause to be done, all things necessary under Applicable Law, regulations and agreements in order to consummate and make effective the GM Transactions, including the

Spin-Off. Without limiting the generality of the foregoing, each of the parties shall cooperate with each other in all respects, and execute and deliver, or use commercially reasonable efforts (except where a different efforts standard is specifically contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements or the EchoStar Transaction Agreements, in which case, such different standard shall apply) to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, which shall include appropriate representations, warranties and covenants, and to make all filings with, and to obtain all consents, approvals or authorizations of, any foreign, federal, state or local governmental or regulatory body, agency, instrumentality or authority ("Governmental Authority") which are reasonably requested by the other parties in order to consummate and make effective the GM Transactions, including the Spin-Off.

          Section 1.13. Elimination of GM Class H Common Stock from GM Certificate of Incorporation. The parties acknowledge that it is GM's current intention, following the redemption of the outstanding GM Class H Common Stock in connection with the GM Transactions, to amend and restate the GM Certificate of Incorporation to eliminate the GM Class H Common Stock from the GM Certificate of Incorporation. At GM's election, GM may include in the GM Proxy/Consent Solicitation Statement a proposal to GM common stockholders to amend the GM Certificate of Incorporation in accordance with Applicable Law to eliminate the GM Class H Common Stock from the GM Certificate of Incorporation at any time determined by GM in its sole and absolute discretion (provided, that such time shall not be earlier than the time of the consummation of the redemption of the outstanding GM Class H Common Stock and provided, further, that the approval of such proposal by the GM common stockholders shall not be a part of the Requisite Stockholder Approval).

                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF GM

          In order to induce EchoStar to enter into this Agreement, GM hereby represents and warrants to EchoStar as follows, except as specifically described in GM's annual report on Form 10-K for the fiscal year ended December 31, 2000, GM's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2001 and all other reports, filings, registration statements and other documents filed by GM with the SEC after June 30, 2001 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof), all of which are of public record.

          Section 2.1. Organization and Standing. GM is a corporation validly existing and in good standing under the laws of the State of Delaware, with all corporate power to carry on its business as now conducted. GM is duly qualified to do business and is in good standing (to the extent that such concepts or equivalent concepts are recognized in such jurisdictions) in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction could not reasonably be expected to have a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements, a Hughes Material Adverse Effect (as defined in the Merger Agreement) or a material adverse effect on Hughes' ability to consummate the transactions contemplated by the Hughes Transaction Agreements.

          Section 2.2. Corporate Power and Authority. GM has (or will have prior to execution thereof) all requisite corporate power and authority to enter into the GM Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the GM Transaction Agreements by GM, the execution and delivery of the Hughes Transaction Agreements by Hughes, and, subject to the recommendation of the GM Board of Directors in accordance with the provisions of Section 1.2 above and receipt of the Requisite Stockholder Approval, the consummation of the transactions contemplated by the GM Transaction Agreements and the Hughes Transaction Agreements to be effected by GM have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of GM. Each of the GM Transaction Agreements has been (or will be) duly executed and delivered by GM, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes (or will constitute when executed) the legal, valid and binding obligation of GM, enforceable against GM in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

          For the purposes of this Agreement, "GM Transaction Agreements" means this Agreement, the Stockholders Agreement (the "Stockholders Agreement") to be entered into by and among GM, Hughes and the EchoStar Controlling Stockholder concurrently with the execution and delivery of this Agreement, in the form attached hereto as Exhibit J, the Registration Rights Letter Agreement (the "Registration Rights Letter Agreement") to be entered into by and among Hughes, GM, EchoStar, the EchoStar Controlling Stockholder and the GM Pension Plans (as defined below) (or a trustee therefor) concurrently with the execution and delivery of this Agreement, relating to the registration rights term sheet in the form attached hereto as Exhibit K, the GM Registration Rights Agreement to be entered into by and between Hughes and GM as contemplated by the Registration Rights Letter Agreement, the GM/Hughes Separation Agreement, the Supplemental Agreement, the Pledge Agreement, the GM/Hughes Tax Agreements, the GM/Hughes Intellectual Property Agreement, the GM/Hughes Special Employee Items Agreement (as defined in the GM/Hughes Separation Agreement), the Contribution and Transfer Agreement to be entered into by and among GM and the GM Pension Plans concurrently with the execution and delivery of this Agreement and all other agreements contemplated hereby or thereby to which GM is (or will be) a party.

          Section 2.3. Conflicts, Consents and Approvals. The execution and delivery by GM of the GM Transaction Agreements, the execution and delivery by Hughes of the Hughes

Transaction Agreements, and the consummation of the transactions contemplated by the GM Transaction Agreements and the Hughes Transaction Agreements will not:

          (a) violate any provision of the GM Certificate of Incorporation (after giving effect to the GM Charter Amendment), the bylaws of GM, the GM Board Policy Statement, the Hughes Certificate of Incorporation, the Hughes By-laws (after giving effect to the Hughes Charter Amendments) or the certificate of incorporation or the bylaws of any of Hughes' Subsidiaries;

          (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any liens, pledges, security interests, preemptive rights, charges, restrictions, claims or other encumbrances of any kind or nature (collectively, "Encumbrances") upon any of the properties or assets of GM or any of its Significant Subsidiaries (as defined below), other than Hughes and its Subsidiaries, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries) is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries); or

          (d) except as contemplated by the GM Transaction Agreements or the Merger Agreement, require any consent or approval of, or registration or filing by GM or any of its Affiliates (other than Hughes and its Subsidiaries) with, any third party or Governmental Authority, other than (i) authorization for listing or quotation of the shares of Hughes Class C Common Stock and Hughes Class A Common Stock to be issued in connection with the Spin-Off and the Merger, as applicable, on the NYSE or the Nasdaq Stock Market ("Nasdaq"), subject to official notice of issuance, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and any similar laws of foreign jurisdictions, and (iii) registrations or other actions required under federal, state and foreign securities laws as are contemplated by this Agreement;

except in the case of (b), (c) and (d) for any of the foregoing that, in the aggregate, could not reasonably be expected to have a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements or a Hughes Material Adverse Effect or a material adverse effect on Hughes' ability to consummate the transactions contemplated by the Hughes Transaction Agreements.

          (e) For the purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Subsidiary", with respect to a Person, means any corporation, limited liability company, partnership, trust or unincorporated organization of which securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership, trust or unincorporated organization are directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and

               (ii) "Significant Subsidiary" means a Subsidiary of a Person that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Exchange Act, if such Rule were applicable to such Person.

          Section 2.4. Ownership of Hughes Capital Stock. As of the date of this Agreement and through and until immediately prior to the Spin-Off Effective Time (i.e., not giving effect to the Hughes Class C Common Stock Exchange or the Greater Spinco Preference Share Exchange), each outstanding share of Hughes capital stock is and shall be owned by GM, free and clear of all Encumbrances.

          Section 2.5.   Capitalization; Class H Fraction.
                         --------------------------------

          (a) As of the date of this Agreement, GM's authorized capital stock consists of 2,000,000,000 shares of GM $1-2/3 Common Stock; 3,600,000,000 shares of GM Class H Common Stock; 6,000,000 shares, no par value per share, of Preferred Stock ("GM Preferred Stock"); and 100,000,000 shares, $0.10 par value per share, of Preference Stock ("GM Preference Stock") of which 2,669,633 shares are designated as GM Series H Preference Stock. As of October 25, 2001, (i) 555,503,649 shares of GM $1-2/3 Common Stock were issued and outstanding, 200,795,732 shares of GM $1-2/3 Common Stock were held by GM as treasury shares, 336,512 shares of GM $1-2/3 Common Stock were reserved for issuance upon exercise of outstanding options and 27,093 shares of GM $1-2/3 Common Stock were issuable with respect to awards under the LTAP; (ii) 876,982,994 shares of GM Class H Common Stock were issued and outstanding, 81,564,668 shares of GM Class H Common Stock were held by GM as treasury shares, 84,535 shares of GM Class H Common Stock were reserved for issuance upon exercise of outstanding options, 1,048,325 shares of GM Class H Common Stock were issuable with respect to awards under the LTAP and 139,293 shares of GM Class H Common Stock were issuable with respect to restricted stock or restricted stock units; (iii) no shares of GM Preferred Stock were issued and outstanding; and (iv) 2,669,633 shares of GM Series H Preference Stock were issued and outstanding and no shares of GM Series H Preference Stock were held by GM as treasury shares. Each outstanding share of GM capital stock, including the GM Class H Common Stock and the GM Series H Preference Stock, is duly authorized and validly issued, fully paid and nonassessable and has not been issued in violation of any preemptive or similar rights. GM has no authorized or outstanding bonds, debentures, notes or other obligations or securities, the holders of which have the right to vote with the stockholders of GM on any matter.

          (b) Other than the GM Series H Preference Stock, any shares of GM Class H Common Stock to be issued pursuant to any GM Debt/Equity Exchange, as contemplated by the Merger Agreement or as set forth in Section 2.5(b) of the disclosure schedule delivered by GM to EchoStar and dated as of the date of this Agreement (the "GM Disclosure Schedule"), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any GM Class H Common Stock, nor are there outstanding any securities which are convertible into or exchangeable for any shares of GM Class H Common Stock and, except as expressly provided by the GM Transaction Agreements, GM has no obligation of any kind to issue any additional shares of GM Class H Common Stock or to pay for shares of GM Class H Common Stock. The issuance and sale of all of the shares of capital stock described in this
Section 2.5, including the GM Class H Common Stock and the GM Series H Preference Stock, have been in compliance with federal and state securities laws. Section 2.5(b) of the GM Disclosure Schedule accurately sets forth the number of shares of GM Class H Common Stock issuable upon exercise of options to purchase shares of GM Class H Common Stock, and the exercise prices with respect thereto, along with a list of the options to purchase shares of GM Class H Common Stock held by each corporate officer of GM and Hughes. Other than (i) the Restated Registration Rights Agreement, dated as of July 1, 2000, by and among GM, United States Trust Company of New York ("U.S. Trust"), as Trustee of the GM Special Hourly Employees Pension Trust established under the GM Hourly-Rate Employees Pension Plan, and U.S. Trust, as Trustee of the Sub-Trust of the GM Welfare Benefit Trust established under the GM Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the GM Health Care Program for Hourly Employees and certain collectively bargained hourly retiree life insurance benefits under the GM Life and Disability Benefits Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans, and certain related agreements and arrangements relating thereto (collectively, the "Current GM Pension Plans Registration Rights Agreement"), (ii) the Registration Rights Agreement, dated as of June 21, 1999, between GM and America Online, Inc. ("AOL"), and certain related agreements and arrangements relating thereto (collectively, the "AOL Registration Rights Agreement"), (iii) the Registration Rights Agreement, dated as of April 28, 1999, between GM and PRIMESTAR, Inc., and certain related agreements and arrangements relating thereto (collectively, the "PRIMESTAR Registration Rights Agreement") and (iv) the Registration Rights Letter Agreement, neither GM nor any GM Affiliate (as defined below) has entered into or agreed to enter into any contract, agreement or understanding (other than such other contracts, agreements or understandings contemplated by this Agreement, the Merger Agreement or the GM/Hughes Separation Agreement) that would require registration of any shares of GM Class H Common Stock under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or under any state securities law or granted registration rights with respect to any shares of GM Class H Common Stock to any Person.

          (c) As of September 30, 2001, the Numerator (as defined below) of the Class H Fraction was 876,948,420 and the Denominator of the Class H Fraction was 1,299,745,326, in each case with respect to the quarterly accounting period ended on such date. As of the date of this Agreement, the aggregate outstanding shares of GM Series H Preference Stock were convertible, at the option of the holder, into 24.1935 shares of GM Class H Common Stock for each share of GM Series H Preference Stock, which number reflects all required adjustments as of such date pursuant to the Certificate of Designations relating to the GM Series H Preference Stock (including adjustments to reflect the three-for-one stock split in respect of GM Class H Common Stock effected pursuant to a 200 percent stock dividend paid on June 30, 2000 to holders of record of GM Class H Common Stock as of June 13, 2000). On June 24, 2002, if not previously converted, redeemed or otherwise canceled pursuant to the terms of the Certificate of Designations relating to the GM Series H Preference Stock, subject to adjustment pursuant to the terms of the Certificate of Designations relating to the GM Series H Preference Stock in effect on the date of this Agreement, each share of GM Series H Preference Stock will automatically convert into a certain number (between 24.1935 and 30.0) of shares of GM Class H Common Stock determined pursuant to the provisions of the Certificate of Designations relating to the GM Series H Preference Stock. Upon any such conversion, assuming that GM Class H Common Stock remains outstanding as of such time, the numerator (the "Numerator") of the Class H Fraction will be increased to reflect such number of shares of GM Class H Common Stock issued upon conversion and the Denominator of the Class H Fraction will be increased to reflect such number of shares of GM Class H Common Stock issued upon conversion.

          (d) All dividends paid on the GM Series H Preference Stock have been declared by the Board of Directors of GM for payment on, and have been paid on, each Preferential Dividend Payment Date (as defined in the Certificate of Designations relating to the GM Series H Preference Stock) and there exist no accrued and unpaid dividends on the GM Series H Preference Stock, other than dividends which have accrued from or since the last Preferential Dividend Payment Date and which will be declared and paid on dates consistent with past practice.

          Section 2.6. Litigation. Except as set forth on Section 2.6 of the GM Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of GM, threatened against GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries) or its or their properties which could reasonably be expected to have a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements or a Hughes Material Adverse Effect or a material adverse effect on Hughes' ability to consummate the transactions contemplated by the Hughes Transaction Agreements.

          Section 2.7. Brokerage and Finder's Fees; Opinions of Financial Advisors.

          (a) Except for obligations to the GM Financial Advisors and the Hughes Financial Advisors, neither GM nor any GM Affiliates, stockholders, directors, officers or employees has incurred or will incur on behalf of GM or any GM Affiliate, any brokerage, finder's or similar fee in connection with the transactions contemplated by the GM Transaction Agreements or the Hughes Transaction Agreements.

          (b) The Board of Directors of GM has received the GM Financial Advisor Fairness Opinions. GM has heretofore provided a copy of such opinions to EchoStar for informational purposes only, and EchoStar acknowledges that it has no right to rely on such opinion. As of the date of this Agreement, such opinions have not been withdrawn, revoked or modified.

          Section 2.8. Spin-Off/Merger Registration Statement, GM Proxy/Consent Solicitation Statement, EchoStar Information Statement and GM Debt/Equity Exchange Registration Statement. None of the information provided by or on behalf of GM or any GM Affiliate (except to the extent it constitutes information provided by or on behalf of Hughes or any Hughes Affiliate (as defined below)) for inclusion in (a) the Spin-Off/Merger Registration Statement, at the time it becomes effective, (b) the GM Proxy/Consent Solicitation Statement, at the date of mailing and at the date of voting or consent and approval with respect thereto, (c) the information statement of

EchoStar to be distributed to EchoStar's common stockholders in connection with the Merger (as amended and supplemented from time to time, the "EchoStar Information Statement"), at the date of mailing, and (d) any GM Debt/Equity Exchange Registration Statement (as defined below), at the time it becomes effective, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement and any GM Debt/Equity Exchange Registration Statement provided by or on behalf of GM or any GM Affiliate (except to the extent it constitutes information provided by or on behalf of Hughes or any Hughes Affiliate) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. No representation or warranty is made by GM in this
Section 2.8 with respect to statements made or incorporated by reference therein based on information provided by or on behalf of Hughes or EchoStar for inclusion in the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement or any GM Debt/Equity Exchange Registration Statement. For the purposes of this Agreement, (i) "Spin-Off/Merger Registration Statement" means, collectively, the registration statement(s) on Form S-4, as amended from time to time, relating to the Hughes Class C Common Stock (and other Hughes securities, if applicable) to be distributed pursuant to the Spin-Off and the Hughes Class A Common Stock, Hughes Class B Common Stock and Hughes Class C Common Stock to be issued pursuant to the Merger, including any prospectus relating to the Hughes Class A Common Stock, Hughes Class B Common Stock or Hughes Class C Common Stock (and other Hughes securities, if applicable), as amended and supplemented from time to time, and including the GM Proxy/Consent Solicitation Statement, as amended and supplemented from time to time and the EchoStar Information Statement, as amended and supplemented from time to time, and (ii) "GM Debt/Equity Exchange Registration Statement" means the registration statement(s) on Form S-3 (or any other appropriate form), as amended from time to time, relating to shares of GM Class H Common Stock or Hughes Class C Common Stock, as applicable, to be issued in connection with any GM Debt/Equity Exchange, including any prospectus relating to the GM Class H Common Stock or Hughes Class C Common Stock, as amended and supplemented from time to time.

          Section 2.9. Tax Representations. GM currently believes that it will be able to make any representations, warranties or covenants which are reasonably likely to be requested by the IRS (as defined below) in connection with the Ruling Request (as defined below).

          Section 2.10. Requisite Approvals.

          (a) The affirmative votes of the holders of each of (i) a majority of the voting power of all outstanding shares of GM $1-2/3 Common Stock and GM Class H Common Stock, voting together as a single class based on their respective per share voting power pursuant to the provisions set forth in the GM Certificate of Incorporation, as amended, (ii) a majority of the outstanding shares of GM $1-2/3 Common Stock, voting as a separate class, and (iii) a majority of the outstanding shares of GM Class H Common Stock, voting as a separate class, in each case to approve the GM Charter Amendment, the Hughes Recapitalization and all other aspects of the GM Transactions, including the Spin-Off (the "Requisite Stockholder Approval"), are the only votes of the holders of any class or series of GM capital stock that will be obtained or are necessary in order to approve the GM Transactions.

          (b) At a stockholder meeting held immediately after the approval of the Merger Agreement by the Hughes Board of Directors and the execution of the Merger Agreement, GM shall have, in its capacity as the sole stockholder of Hughes, adopted and approved the Merger Agreement (and the execution, delivery and performance thereof) and the transactions contemplated by the Hughes Transaction Agreements. No other vote or consent of the holders of any class or series of Hughes capital stock is necessary to approve and adopt the Merger Agreement.

          Section 2.11. Agreement with GM Pension Plans. Pursuant to the Contribution and Transfer Agreement (the "GM Pension Plans Contribution and Transfer Agreement") to be entered into by and among GM and the GM Pension Plans, concurrently with the execution and delivery of this Agreement, U.S. Trust, as Trustee of the GM Special Hourly Employees Pension Trust established under the GM Hourly-Rate Employees Pension Plan, and U.S. Trust, as Trustee of the Sub-Trust of the GM Welfare Benefit Trust established under the GM Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the GM Health Care Program for Hourly Employees and certain collectively bargained hourly retiree life insurance benefits under the GM Life and Disability Benefits Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans (together, the "GM Pension Plans"), have agreed that, except as may be permitted under the terms of an IRS private letter ruling requested by GM after the Merger Effective Time and obtained in accordance with the terms of the GM Pension Plans Contribution and Transfer Agreement, prior to the first day after the second anniversary of the Spin-Off Effective Time, the GM Pension Plans will not enter into any agreement, understanding or arrangement or any substantial negotiations with respect to any disposition of GM Class H Common Stock, Hughes Class C Common Stock, or any successor security, except as expressly contemplated by the GM Transactions, and has provided a copy of the GM Pension Plans Contribution and Transfer Agreement to EchoStar.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF HUGHES

     In order to induce EchoStar to enter into this Agreement, Hughes hereby represents and warrants to EchoStar as follows, except as specifically described in Hughes' annual report on Form 10-K for the fiscal year ended December 31, 2000 (the "Hughes 10-K"), Hughes' quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001 (the "Hughes 10-Q") and all other reports, filings, registration statements and other documents filed by Hughes with the SEC after September 30, 2001 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof), all of which are of public record.

          Section 3.1. Organization and Standing. Each of Hughes and Hughes' Significant Subsidiaries is a corporation validly existing and in good standing under the laws of the State of Delaware, with respect to Hughes, and (to the extent such concepts or equivalent concepts are recognized in such jurisdictions) under the laws of its state or other jurisdiction of incorporation, with respect to Hughes' Significant Subsidiaries, in each case, with all corporate (and other) power to carry on its business as now conducted. Each of Hughes and Hughes' Subsidiaries is duly qualified to do business and is in good standing (to the extent that such concepts or equivalent concepts are recognized in such jurisdictions) in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction could not reasonably be expected to have a Hughes Material Adverse Effect or have a material adverse impact on its ability to consummate the transactions contemplated by the Hughes Transaction Agreements.

          Section 3.2. Corporate Power and Authority. Hughes has (or will have prior to execution thereof) all requisite corporate power and authority to enter into the Hughes Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of each of the Hughes Transaction Agreements by Hughes and the consummation of the transactions contemplated thereby to be effected by Hughes, have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of Hughes. Each of the Hughes Transaction Agreements has been (or will be) duly executed and delivered by Hughes and assuming the due authorization, execution and delivery by the other parties thereto, constitutes (or will constitute when executed) the legal, valid and binding obligation of Hughes, enforceable against Hughes in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

          For the purposes of this Agreement, "Hughes Transaction Agreements" means this Agreement, the Merger Agreement, the PanAmSat Stock Purchase Agreement, the Merger Commitment, the Merger Financing Agreement, the Supplemental Agreement, the Stockholders Agreement, the GM/Hughes Separation Agreement, the GM/Hughes Tax Agreements, the EchoStar/Hughes Employee Matters Agreement ("EchoStar/Hughes Employee Matters Agreement") entered into by and between EchoStar and Hughes concurrently with the execution and delivery of the Agreement, in the form attached as Exhibit I to the Merger Agreement, the GM/Hughes Intellectual Property Agreement, the GM/Hughes Special Employee Items Agreement (as defined in the GM/Hughes Separation Agreement), the Registration Rights Letter Agreement, the EchoStar Controlling Stockholder Registration Rights Agreement ("EchoStar Controlling Stockholder Registration Rights Agreement") to be entered into by and among Hughes, EchoStar and the EchoStar Controlling Stockholder as contemplated by the Registration Rights Letter Agreement, the GM Pension Plans Registration Rights Agreement to be entered into by and between Hughes and the GM Pension Plans (or the trustee therefor) as contemplated by the Registration Rights Letter Agreement, the GM Registration Rights Agreement to be entered into by and between Hughes and GM as contemplated by the Registration Rights Letter Agreement and all other agreements contemplated hereby or thereby to which Hughes is (or will be) a party.

          Section 3.3. Spin-Off/Merger Registration Statement, GM Proxy/Consent Solicitation Statement, EchoStar Information Statement and GM Debt/Equity Exchange Registration Statement. None of the information provided by or on behalf of Hughes or any Hughes Affiliate (except to the extent it constitutes information provided by or on behalf of GM or any GM Affiliate) for inclusion in
(a) the Spin-Off/Merger Registration Statement, at the time it becomes effective, (b) the GM Proxy/Consent Solicitation Statement, at the date of mailing and at the date of voting or consent and approval with respect thereto,
(c) the EchoStar Information Statement, at the date of mailing, and (d) any GM Debt/Equity Exchange Registration Statement, at the time it becomes effective, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement and any GM Debt/Equity Exchange Registration Statement provided by or on behalf of Hughes or any Hughes Affiliate (except to the extent it constitutes information provided by or on behalf of GM or any GM Affiliate) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. No representation or warranty is made by Hughes in this Section 3.3 with respect to statements made or incorporated by reference therein based on information provided by or on behalf of GM or EchoStar for inclusion in the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement or any GM Debt/Equity Exchange Registration Statement.

          Section 3.4. Tax Representations. Hughes currently believes that it will be able to make and certify the statements set forth in Exhibit E to the Merger Agreement and to make any representations, warranties or covenants which are reasonably likely to be requested by the IRS or GM in connection with the Ruling Request.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF ECHOSTAR

     In order to induce GM and Hughes to enter into this Agreement, EchoStar hereby represents and warrants to GM and Hughes as follows, except as specifically described in EchoStar's annual report on Form 10-K for the fiscal year ended December 31, 2000 (the "EchoStar 10-K"), EchoStar's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001 (the "EchoStar 10-Q") and all other reports, filings, registration statements and other documents filed by EchoStar with the SEC after September 30, 2001 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof), all of which are of public record.

          Section 4.1. Organization and Standing. Each of EchoStar and EchoStar's Significant Subsidiaries is a corporation validly existing and in good standing under the laws of the State of Nevada, with respect to EchoStar, and (to the extent that such concepts or equivalent concepts are recognized in such jurisdictions) under the laws of its state or other jurisdiction of incorporation, with respect to EchoStar's Significant Subsidiaries, in each case with all corporate power to carry on its business as now conducted. Each of EchoStar and EchoStar's Subsidiaries is duly qualified to do business and is in good standing (to the extent such concepts or equivalent concepts are recognized in such jurisdictions) in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction could not reasonably be expected to have a EchoStar Material Adverse Effect (as defined in the Merger Agreement) or have a material adverse impact on its ability to consummate the transactions contemplated by the EchoStar Transaction Agreements.

          Section 4.2. Corporate Power and Authority. EchoStar has (or will have prior to execution thereof) all requisite corporate power and authority to enter into the EchoStar Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the EchoStar Transaction Agreements by EchoStar and the consummation of the transactions contemplated thereby to be effected by EchoStar have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of EchoStar. Each of the EchoStar Transaction Agreements has been (or will be) duly executed and delivered by EchoStar and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes (or will constitute when executed) the legal, valid and binding obligations of EchoStar, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

          For the purposes of this Agreement, (a) "EchoStar Transaction Agreements" means this Agreement, the Merger Agreement, the Merger Commitment Letter, the Merger Financing Agreement, the PanAmSat Financing Agreement, the PanAmSat Stock Purchase Agreement, the Registration Rights Letter Agreement, the EchoStar Controlling Stockholder Registration Rights

Agreement, the EchoStar/Hughes Employee Matters Agreement, the Supplemental Agreement and all other agreements contemplated hereby or thereby to which EchoStar is (or will be) a party; and (b) "Transaction Agreements" means, collectively, the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transaction Agreements.

          Section 4.3. Spin-Off/Merger Registration Statement, GM Proxy/Consent Solicitation Statement, EchoStar Information Statement and GM Debt/Equity Exchange Registration Statement. None of the information provided by or on behalf of EchoStar or any EchoStar Affiliate (as defined below) for inclusion in
(a) the Spin-Off/Merger Registration Statement, at the time it becomes effective, (b) the GM Proxy/Consent Solicitation Statement, at the date of mailing and at the date of voting or consent and approval with respect thereto,
(c) the EchoStar Information Statement, at the date of mailing, or (d) any GM Debt/Equity Exchange Registration Statement, at the time it becomes effective, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement and any GM Debt/Equity Exchange Registration Statement provided by or on behalf of EchoStar or any EchoStar Affiliate will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. No representation or warranty is made by EchoStar in this Section 4.3 with respect to statements made or incorporated by reference therein based on information provided by or on behalf of GM or Hughes for inclusion in the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement or any GM Debt/Equity Exchange Registration Statement.

          Section 4.4. Tax Representations. EchoStar currently believes that it will be able to make and certify the statements set forth in Exhibit D to the Merger Agreement and to make any representations, warranties or covenants which are reasonably likely to be requested by the IRS in connection with the Ruling Request.

          Section 4.5. Merger Agreement Representations and Warranties. Except to the extent repeated in this Agreement, EchoStar hereby represents and warrants to GM with respect to each of the matters set forth in Article 3 of the Merger Agreement to the full extent set forth therein as though such representations and warranties were made by EchoStar to GM in this Agreement.

                                   ARTICLE 5

                    COVENANTS AND AGREEMENTS OF THE PARTIES

          Section 5.1. Mutual Covenants.

          (a) General. Each of the parties hereto shall use commercially reasonable efforts (except where a different efforts standard is specifically contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements or the EchoStar Transaction Agreements, in which case, such different standard shall apply) to take all actions and to do all things necessary, proper or advisable to consummate as soon as reasonably practicable the transactions contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transaction Agreements, including with respect to the satisfaction of each and all of the conditions set forth in Section 1.3 of this Agreement, Article 6 of the GM/Hughes Separation Agreement and Article 6 of the Merger Agreement, in each case subject to the terms and conditions of such agreement.

          (b) Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the others of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause such party's representations or warranties contained in this Agreement to be untrue or inaccurate at or prior to the Merger Effective Time, and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.1(b) shall not limit or otherwise affect the remedies available hereunder to any of the parties.

          (c) The Ruling Request. As soon as reasonably practicable after the date of this Agreement, GM shall submit to the Internal Revenue Service of the United States Department of the Treasury (the "IRS") a request (the "Ruling Request") for (i) the Ruling, (ii) an AOL Section 355(e) Ruling (as defined below), (iii) a Remaining Shares Section 355(e) Ruling (as defined below), (iv) a ruling that no gain or loss will be recognized by GM or any GM Affiliate on the transfer of GM Class H Common Stock or Hughes Class C Common Stock in any GM Debt/Equity Exchange, and (v) any other ruling in connection with the Spin-Off that GM, in consultation with EchoStar, deems to be appropriate. The initial Ruling Request and any supplemental materials submitted to the IRS relating thereto (each, an "IRS Submission") shall be prepared by GM. EchoStar shall cooperate fully with GM in the preparation of the Ruling Request and any other IRS Submission and shall make its officers, employees, advisors and others associated with EchoStar available for meetings with GM and the IRS as requested by GM. EchoStar shall provide GM with such representations and warranties and such covenants as may be requested by the IRS or reasonably requested by GM in connection with the Ruling Request or any other IRS Submission. Unless the Merger Agreement has been terminated, GM shall provide EchoStar with a reasonable opportunity to review and comment on each IRS Submission prior to the filing of such IRS Submission with the IRS; provided that GM may redact from any IRS Submission any information ("Redactable Information") that (A) GM, in its good faith judgment, considers to be confidential and not germane to the obligations of EchoStar or its affiliates under the EchoStar Transaction Agreements or the obligations after the Merger Effective Time of Hughes or its affiliates under the Hughes Transaction Agreements and (B) is not (and is not reasonably expected to become) a part of any other publicly available information, including any non-confidential filing. Unless the Merger Agreement shall have been terminated, no IRS

Submission shall be filed with the IRS unless, prior to such filing, EchoStar shall have agreed as to the form and substance of such IRS Submission to the extent that the IRS Submission (I) includes statements or representations relating to facts that are or will be under the control of EchoStar or any of its affiliates or (II) is relevant to (and the rulings described in clauses (i) through (iii) of the first sentence of this Section shall be considered to be relevant), or creates, any actual or potential obligations of, or limitations on, EchoStar or any of its affiliates (including Hughes for periods after the Spin-Off Effective Time), including any such obligations of, or limitations on, EchoStar or its affiliates or, after the Merger Effective Time, Hughes or its affiliates under the Hughes Transaction Agreements and the EchoStar Transaction Agreements, as applicable; provided, however, that if the IRS requests same day filing of an IRS Submission that does not include any material issue or statement, then GM is required only to make a good faith effort to notify EchoStar' representatives and to give such representatives an opportunity to review and comment on such IRS Submission prior to filing it with the IRS. Unless the Merger Agreement is terminated, GM shall provide EchoStar with copies of each IRS Submission as filed with the IRS promptly following the filing thereof; provided that GM may redact any Redactable Information from the IRS Submission. Neither GM nor GM's representatives shall conduct any substantive communications with the IRS regarding any issue arising with respect to the Ruling Request, including meetings or conferences with IRS personnel, whether telephonically, in person or otherwise, without first notifying EchoStar or EchoStar' representatives and giving EchoStar (or EchoStar's representatives) a reasonable opportunity to participate, and a reasonable number of EchoStar's representatives shall have an opportunity to participate in all conferences or meetings with IRS personnel that take place in person, regardless of the nature of the issues expected to be discussed. Each of GM, Hughes and EchoStar agrees to use its best efforts to obtain the Ruling and the other rulings set forth in the Ruling Request. If, with respect to a convertible debt obligation issued by EchoStar that is outstanding as of the date hereof, or issued by EchoStar after the date hereof but prior to the receipt of regulatory approval of the Merger, in each case that (i) is not convertible into equity of EchoStar or any other Person for at least two (2) years after the Spin-Off Effective Time and (ii) has a conversion price that (at the time of the filing of the Ruling Request for an existing convertible debt obligation and at the time of issuance for a newly issued convertible debt obligation) exceeds the then-market value of the underlying stock into which it is convertible by at least five percent (5%), then GM shall seek to obtain (and EchoStar shall cooperate with GM in connection therewith, in accordance with this Section 5.1(c)) a ruling as to the treatment of the convertible debt obligation under Section 355(e) of the Code; provided that, in the reasonable judgment of GM, seeking such a ruling would not significantly and unreasonably delay or interfere with the ability of GM to obtain the Ruling and the other rulings requested in the Ruling Request or with the completion of the Spin-Off and the Merger, but, in such a case, without prejudice to the rights of Hughes, after the Merger Effective Time, to pursue a Subsequent Ruling under Section 6.3(b)(iv).

          (d) Tax-Free Treatment. Each of GM, Hughes and EchoStar shall take the position for all purposes that the Merger qualifies as a reorganization pursuant to Section 368(a) of the Code (unless and until Hughes and GM fail to obtain the Section 368 Opinion (as defined below) as of the Merger Effective Time), and that the Spin-Off qualifies as a distribution of Hughes stock to GM stockholders with respect to which no gain or loss will be recognized by GM or any GM Affiliate, Hughes or their respective stockholders pursuant to Section 355 and related provisions of the Code.

          (e) Notifications to and Approvals of Governmental Authorities. Each of the parties hereto shall use commercially reasonable efforts (except where a different efforts standard is specifically contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements or the EchoStar Transaction Agreements, in which case, such different standard shall apply) to promptly make all filings with any foreign, federal, state or local Governmental Authorities as are required of such party to consummate the transactions contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transaction Agreements, except for such filings which the failure to make would not reasonably be expected to have a Hughes Material Adverse Effect or an EchoStar Material Adverse Effect or have a material adverse impact on the ability of any party to consummate the transactions contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transaction Agreements, as applicable, and shall supply to the other parties, and to any foreign, federal, state or local Governmental Authority, any information reasonably necessary to make effective the transactions contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transaction Agreements.

          (f) Director and Officer Indemnification.

               (i) The certificate of incorporation and by-laws of Hughes, from and after the Spin-Off Effective Time, shall contain indemnification provisions, with respect to directors and officers of Hughes prior to the Spin-Off Effective Time, as shall be mutually agreed among the parties hereto. Such indemnification provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Spin-Off Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Spin-Off Effective Time were directors or officers of Hughes in respect of actions or omissions occurring at or prior to the Spin-Off Effective Time, unless and to the extent that such modification is required by law.

               (ii) For six (6) years after the Spin-Off Effective Time, Hughes (and any successor corporation) shall indemnify, defend and hold harmless to the fullest extent permitted under the DGCL the present and former officers and directors of Hughes and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of Hughes)) in connection with any claim, suit, action, proceeding or investigation (a "Claim") that is, in whole or in part, based on or arising out of the fact that such Person is or was a director or officer of Hughes or its Subsidiaries and arising out of actions or omissions by such director or officer in his or her capacity as such occurring at or prior to the Spin-Off Effective Time (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the
DGCL).

               (iii) Without limiting the generality of the foregoing, in the event that any Claim is brought against any Indemnified Party after the Spin-Off Effective Time, (A) the Indemnified Parties may retain Hughes' regularly engaged independent legal counsel or other independent legal counsel reasonably acceptable to Hughes and (B) Hughes shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided that Hughes shall not be liable for any settlement of any Claim effected without its written consent. Any Indemnified Party wishing to claim indemnification under this Section 5.1(f) upon learning of any such Claim shall notify Hughes (although the failure so to notify Hughes shall not relieve Hughes from any liability which Hughes may have under this Section 5.1(f), except to the extent such failure materially prejudices Hughes' position with respect to such Claim), and shall deliver to Hughes the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), an actual conflict between the interests of any two or more Indemnified Parties, in which event such additional counsel as may be required may be retained by the Indemnified Parties.

               (iv) Each Indemnified Party shall have rights as a third party beneficiary under this Section 5.1(f) as separate contractual rights for his or her benefit, and such rights shall be enforceable by such Indemnified Party, his or her heirs and personal representatives.

               (v) This Section 5.1(f) shall survive the consummation of the Merger and the Merger Effective Time, and shall be binding on all successors and assigns of Hughes.

               (vi) No amounts shall be owed or payable by Hughes, pursuant to this Section 5.1(f), in connection with any Claims brought, directly or indirectly, against any Hughes Covered Person (as defined in Section 5.2(b)(i) hereof) in the event that coverage for such amounts is available under the GM policies, maintained in accordance with Section 5.2(b) hereof, for such Claims.

          (g) Preparation and Filing of the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement and the EchoStar Information Statement.

               (i) As soon as reasonably practicable after the date of this Agreement, the parties shall cooperate fully with each other to jointly prepare the Spin-Off/Merger Registration

Statement (which shall include each of the GM Proxy/Consent Solicitation Statement and the EchoStar Information Statement). Hughes shall take all commercially reasonable action in order to cause the Spin-Off/Merger Registration Statement, including any and all amendments thereto, to be executed and filed with the SEC and submitted or filed with any applicable foreign and state securities law regulators in accordance with Applicable Law, in each case as soon as reasonably practicable after the date hereof. The parties shall promptly provide each other with copies of, and consult with each other and prepare written responses with respect to, any written comments received from the SEC and other state and foreign securities regulators with respect to the Spin-Off/Merger Registration Statement and promptly advise each other of any oral comments received from the SEC and other state and foreign securities regulators, and, to the extent reasonably practicable under the circumstances, shall consult with each other and offer a reasonable opportunity to appropriate representatives of the other parties to participate in any telephone calls with the SEC or any state or foreign regulator the purpose of which is to discuss comments made by such regulators. The parties shall respond to any comments made by the SEC or any state or foreign regulator as soon as reasonably practicable following the receipt of such comments. No amendment or supplement to the Spin-Off/Merger Registration Statement (or any related materials) will be filed or submitted to the SEC or any state or foreign regulator or publicly disseminated by any of the parties without the approval of the other parties, which shall not be unreasonably withheld or delayed. The parties shall consult and coordinate with one another in determining the Mailing Date, and GM shall keep EchoStar reasonably informed regarding the state and federal securities regulatory process. The parties shall use commercially reasonable efforts to cause the Spin-Off/Merger Registration Statement to be declared effective by the SEC and to be approved by all other applicable foreign and state securities law regulators in accordance with Applicable Law. The parties shall take all other actions with respect to the preparation and delivery of the Spin-Off/Merger Registration Statement as required by Section 1.2 hereof.

               (ii) EchoStar shall promptly furnish Hughes and GM with all information concerning EchoStar or any Subsidiary of EchoStar as may be necessary or reasonably requested by GM or Hughes for inclusion in the Spin-Off/Merger Registration Statement. GM and Hughes shall promptly furnish EchoStar with all information concerning GM, Hughes, any Subsidiary of Hughes (other than PanAmSat and Hughes Software Systems Limited ("HSSL")) and, to the extent obtainable by GM or Hughes using commercially reasonable efforts, PanAmSat and HSSL, as may be necessary or reasonably requested by EchoStar for inclusion in the Spin-Off/Merger Registration Statement. If at any time prior to the Merger Effective Time, any information pertaining to EchoStar or any Subsidiary of EchoStar contained in or omitted from the Spin-Off/Merger Registration Statement makes the statements contained therein false or misleading, EchoStar shall promptly inform Hughes and GM and promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to GM, Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL) contained in or omitted from the Spin-Off/Merger Registration Statement makes the statements contained therein false or misleading, Hughes and GM shall promptly inform EchoStar and promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to PanAmSat or HSSL contained in or omitted from the Spin-Off/Merger Registration Statement, to the knowledge of GM or Hughes, makes the statements contained therein false or misleading, GM or Hughes shall promptly inform the other and EchoStar and shall use commercially reasonable efforts to promptly provide the information necessary to make the statements contained therein not false and misleading.

                (iii) EchoStar shall promptly furnish GM with all information concerning EchoStar or any Subsidiary of EchoStar, as may be necessary or reasonably requested by GM for inclusion in the GM Proxy/Consent Solicitation Statement. Hughes shall promptly furnish GM with all information concerning Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) and, to the extent obtainable by GM or Hughes using commercially reasonable efforts, PanAmSat and HSSL, as may be necessary or reasonably requested by GM for inclusion in the GM Proxy/Consent Solicitation Statement. GM and Hughes shall promptly furnish EchoStar with all information concerning GM, Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) and, to the extent obtainable by GM or Hughes using commercially reasonable efforts, PanAmSat and HSSL, as may be necessary or reasonably requested for inclusion by EchoStar in the GM Proxy/Consent Solicitation Statement. If at any time prior to the Merger Effective Time, any information pertaining to EchoStar or any Subsidiary of EchoStar contained in or omitted from the GM Proxy/Consent Solicitation Statement makes the statements contained therein false or misleading, EchoStar shall promptly inform GM and promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL) contained in or omitted from the GM Proxy/Consent Solicitation Statement makes the statements contained therein false or misleading, Hughes shall promptly inform GM and EchoStar and promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to PanAmSat or HSSL contained in or omitted from the GM Proxy/Consent Solicitation Statement, to the knowledge of GM or Hughes, makes the statements contained therein false or misleading, GM or Hughes shall promptly inform the other and EchoStar and use commercially reasonable efforts to promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to GM contained in or omitted from the GM Proxy/Consent Solicitation Statement makes the statements contained therein false or misleading, GM shall promptly inform EchoStar and promptly provide the information necessary to make the statements contained therein not false and misleading.

               (iv) GM and Hughes shall promptly furnish EchoStar with all information concerning GM, Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) and, to the extent obtainable by GM or Hughes using commercially reasonable efforts, PanAmSat and HSSL, as may be necessary or reasonably requested by EchoStar for inclusion in the EchoStar Information Statement. If at any time prior to the Merger Effective Time, any information pertaining to GM,

Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL) contained in or omitted from the EchoStar Information Statement makes the statements contained therein false or misleading, Hughes and GM shall promptly inform EchoStar and promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to PanAmSat or HSSL contained in or omitted from the EchoStar Information Statement, to the knowledge of GM or Hughes, makes the statements contained therein false or misleading, GM or Hughes shall promptly inform the other and EchoStar and shall use commercially reasonable efforts to promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the Merger Effective Time, any information pertaining to EchoStar contained in or omitted from the EchoStar Information Statement makes the statements contained therein false or misleading, EchoStar shall promptly inform GM and Hughes and promptly provide the information necessary to make the statements contained therein not false and misleading.

          (h) GM Debt/Equity Exchange.

               (i) The parties acknowledge and agree that GM currently intends to issue or distribute up to one hundred million (100,000,000) shares (subject to appropriate antidilution adjustments and subject to reduction pursuant to the provisions of Section 1.3 of the GM/Hughes Separation Agreement and subject to increase by up to an additional fifty million (50,000,000) shares (but in no event shall such Exchange Shares exceed One Billion Dollars ($1,000,000,000.00) in accordance with the terms set forth on Exhibit L) of GM Class H Common Stock or Hughes Class C Common Stock, as applicable, in one or more transactions (each referred to individually as a "GM Debt/Equity Exchange" and referred to collectively as the "GM Debt/Equity Exchange" or "GM Debt/Equity Exchanges," as the context requires), between the date hereof and the date that is six (6) months following the Spin-Off Effective Time, to holders of Exchange Debt in exchange for such Exchange Debt. The parties acknowledge that any issuance of shares of GM Class H Common Stock pursuant to any GM Debt/Equity Exchange shall increase the Numerator (but not the Denominator) of the Class H Fraction (as defined below) by the number of shares of GM Class H Common Stock so issued, in accordance with the terms and provisions of the GM Certificate of Incorporation. The parties shall cooperate with each other in all respects in connection with any GM Debt/Equity Exchange and, without limiting the foregoing, EchoStar and Hughes shall use commercially reasonable efforts to take any actions reasonably requested by GM in connection with the consummation of any GM Debt/Equity Exchange, including, after the Merger Effective Time, the registration of offers and sales of shares of Hughes Class C Common Stock in accordance with the terms set forth on Exhibit L attached hereto. For the purposes of this Agreement, "Class H Fraction" means, as of any particular time, the fraction described in Article Fourth, Division I, Section (a)(4) of the GM Certificate of Incorporation as of such time.

               (ii) The parties further acknowledge that GM currently intends to register (or cause to be registered) the issuance of shares of GM Class H Common Stock to be issued or the distribution of shares of Hughes Class C Common Stock to be distributed, as applicable, in connection with any GM Debt/Equity Exchange for purposes of resale pursuant to a GM Debt/Equity Exchange Registration Statement. EchoStar and Hughes shall promptly furnish GM with all information concerning EchoStar, any Subsidiary of EchoStar, Hughes or any Subsidiary of Hughes (other than PanAmSat and HSSL) and, to the extent obtainable by Hughes using commercially reasonable efforts, PanAmSat and HSSL, as may be requested for inclusion in any GM Debt/Equity Exchange Registration Statement. GM shall promptly furnish EchoStar and Hughes with all information concerning GM or any Subsidiary of GM as may be requested for inclusion in any GM Debt/Equity Exchange Registration Statement. If at any time prior to the consummation of any GM Debt/Equity Exchange, any information pertaining to EchoStar, any Subsidiary of EchoStar, Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL), contained in or omitted from any GM Debt/Equity Exchange Registration Statement makes the statements contained therein false or misleading, EchoStar and Hughes shall promptly inform GM and promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time prior to the consummation of any GM Debt/Equity Exchange, any information pertaining to PanAmSat or HSSL contained in or omitted from any GM Debt/Equity Exchange Registration Statement, to the knowledge of Hughes, makes the statements contained therein false or misleading, Hughes shall promptly inform GM and use commercially reasonable efforts to promptly provide the information necessary to make the statements contained therein not false and misleading. If at any time after the Spin-Off Effective Time and prior to the consummation of any GM Debt/Equity Exchange, any information pertaining to GM or any Subsidiary of GM contained in or omitted from any GM Debt/Equity Exchange Registration Statement makes the statements contained therein false or misleading, GM shall promptly inform EchoStar and Hughes and promptly provide the information necessary to make the statements contained therein not false and misleading.

          (i) Certain Transaction Costs. Except as otherwise provided in the Transaction Agreements or any other agreement between or among the parties relating to the GM Transactions and/or the Merger, and any of the other transactions contemplated in connection therewith, but only if such other agreement has been disclosed by Hughes and GM to EchoStar, all costs and expenses incurred by GM, Hughes, EchoStar or their respective Affiliates in connection with the GM Transactions and/or the Merger, and any of the other transactions contemplated in connection therewith, shall be paid by the party that actually incurs such costs and expenses. Notwithstanding the foregoing, the responsibility for certain transaction costs relating to the GM Transactions and the Merger shall be allocated in accordance with the provisions of this Section 5.1(i).

               (i) The following costs and expenses incurred by GM, Hughes, EchoStar or any of their respective affiliates shall be paid (or promptly reimbursed upon invoice) fifty percent (50%) by GM and fifty percent (50%) by
EchoStar: (i) all reasonable out-of-pocket costs and expenses of printing and distributing to stockholders the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement, any prospectus contained in the Spin-Off/Merger Registration Statement and any related soliciting or other materials, (ii) all filing fees associated with filing of the

Spin-Off/Merger Registration Statement and the EchoStar Information Statement with the SEC and any other state and foreign securities law regulators, and
(iii) all listing fees associated with listing the shares of stock subject to the Spin-Off/Merger Registration Statement, the EchoStar Information Statement, and any GM Debt/Equity Exchange Registration Statement on the NYSE or for quotation on the Nasdaq.

               (ii) Hughes shall pay (or promptly reimburse upon invoice) the following:

          (A) all costs and expenses of Hughes, GM or any of their respective affiliates relating primarily to the Merger, including all fees associated with making any governmental or regulatory filings primarily in connection with the Merger and the fees and expenses of the Hughes transfer agent (or any successor transfer agent) but excluding any fees and expenses described in Section 5.1(i)(iii)(B); and

          (B) the fees and expenses of Goldman, Sachs & Co. and Credit Suisse First Boston Corporation, financial advisors to Hughes in connection with the Merger, and the fees and expenses of Weil, Gotshal & Manges LLP and Latham & Watkins, legal advisors to Hughes, and any other legal advisors to Hughes (in each case for legal services rendered to Hughes), in connection with the Merger.

               (iii) GM or a GM Affiliate shall pay (or promptly reimburse upon invoice) the following:

          (A) all costs and expenses of GM, Hughes or any of their respective affiliates relating primarily to the GM Transactions, including the fees and expenses of the GM transfer agent and any proxy or consent solicitation agents, information agents or similar consultants or agents engaged by GM in connection with effecting the GM Transactions but excluding any fees and expenses described in Section 5.1(i)(ii)(B);

          (B) the fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., financial advisors to GM in connection with the GM Transactions, and Kirkland & Ellis and Richards, Layton & Finger, legal advisors to GM, and any other legal advisors to GM (in each case for legal services rendered to GM), in connection with the GM Transactions;

          (C) the fees and expenses incurred by Hughes and GM in connection with the negotiation and documentation of any Demand Note; and

          (D) the fees, costs, and expenses incurred by Hughes or GM in connection with the Pre-Merger Finance (as defined in the Commitment Letter).

          (j) No Solicitation.

               (i) GM agrees that, during the term of this Agreement, it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or knowingly permit any of its or its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives (collectively, "Representatives"), directly or indirectly, to:

          (A) solicit, initiate or knowingly facilitate or encourage the making by any Person (other than the other parties hereto) of any proposal, offer or inquiry that constitutes, or could be expected to lead to, a proposal for any merger, consolidation or other business combination involving Hughes, or any acquisition of any capital stock or any material portion of the assets (except for (I) acquisitions of assets in the ordinary course of business consistent with past practice and permitted by Section 5.3(a)(v) of the Merger Agreement and (II) consummation of the transactions contemplated by the EchoStar Transaction Agreements, the GM Transaction Agreements and the Hughes Transaction Agreements) of Hughes or any of its Subsidiaries, any GM Class H Common Stock or any combination of the foregoing (in each case, a "Competing Transaction");

          (B) participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to or in furtherance of, or take any other action knowingly to facilitate any inquiries with respect to any Competing Transaction;

          (C) grant any waiver or release under any standstill or similar agreement with respect to Hughes or any of its Subsidiaries or GM Class H Common Stock; or

          (D) execute or enter into any agreement, understanding or arrangement (other than a confidentiality agreement) with respect to any Competing Transaction or approve or recommend or propose to approve or recommend, any Competing Transaction or any agreement, understanding or arrangement relating to any Competing Transaction (or resolve or authorize or propose to agree to do any of the foregoing actions);

     provided, however, that:

               (I) at any time prior to such time, if any, that the Requisite Stockholder Approval shall have been received with respect to the GM Transactions, GM may take any action described in the foregoing clauses (B) or (C) (in the case of clause (C), only to the extent necessary to permit the discussions or negotiations contemplated by clause (B)) in respect of any Person, but only if (1) such Person has delivered a proposal for a Competing Transaction that, in the good faith judgment of the GM Board of Directors is a Superior Proposal or is reasonably likely to lead to the delivery of a Superior Proposal (as defined below) and (2) the Board of Directors of GM, after consultation with counsel, determines in good faith that it is required to do so in order to comply with its fiduciary duties; provided, further, that (x) prior to GM furnishing any confidential information to such Person, such Person shall have entered into a confidentiality agreement with GM and/or Hughes, provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions, or omits restrictive provisions, contained in the Confidentiality Agreement (as defined in the Merger Agreement), then the Confidentiality Agreement will be deemed to be amended to contain, in substitution for such comparable provisions, such less restrictive provisions, or to omit such restrictive provisions, as the case may be, (y) GM shall promptly notify EchoStar of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and shall keep EchoStar reasonably informed as to the status thereof,

               (II) GM may enter into any agreement or arrangement (other than a confidentiality agreement, which may be entered into as contemplated in clause (I) above) regarding any such Competing Transaction, or approve or recommend to its stockholders (or resolve to do so), or publicly propose to approve or recommend to its stockholders, any such Competing Transaction, but only if it has first (1) given EchoStar at least seventy-two (72) hours to respond to such Competing Transaction after GM has notified EchoStar that, in the absence of any further action by EchoStar, it would consider such Competing Transaction to be a Superior Proposal and would be required to withdraw, revoke or modify its recommendation of the GM Transactions, and given due consideration to any amendments or modifications to the GM Transaction Agreements, the Hughes Transaction Agreements and/or the EchoStar Transaction Agreements proposed by EchoStar during such period and (2) thereafter caused Hughes to terminate the Merger Agreement in accordance with Section 7.1 thereof and simultaneously pay the Termination Fee pursuant to Section 7.2 thereof; and

               (III) nothing herein shall limit GM's ability to comply in good faith, to the extent applicable, with Rules 14d-9 and 14e-2 of the Exchange Act with regard to a tender or exchange offer or to make any disclosure required by Applicable Law.

               (ii) For the purposes of this Agreement, the following terms shall have the following meanings:

          (A) "Superior Proposal" shall mean a bona fide, written proposal by a third-party for a Competing Transaction that is on terms that the GM Board of Directors determines in good faith, after consultation with its financial advisors and counsel, would, if consummated, result in a transaction that would be more favorable to GM and its stockholders (taking into account such factors as the GM Board of Directors in good faith deems relevant, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and the likelihood that the transaction will be consummated) than the transactions contemplated by the GM Transactions and the Merger; and

          (B) "Applicable Law" shall mean all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority.

               (iii) GM agrees that it will, and will cause its Subsidiaries and its and their respective Representatives to, cease and cause to be terminated immediately all existing discussions or negotiations with any Persons conducted on or before the date hereof with respect to any Competing Transaction. EchoStar acknowledges that, prior to the date of this Agreement, GM and Hughes solicited or caused to be solicited by their respective financial advisors indications of interest and proposals for a Competing Transaction.

          (k) Public Announcements.

               (i) Unless otherwise required by Applicable Law or requirements of the NYSE or Nasdaq or any other applicable securities exchange (and in that event only if time does not permit), at all times prior to the earlier of (A) the Merger Effective Time, (B) the termination of this Agreement pursuant to
Section 8.1, and (C) any delivery by GM to EchoStar of a Notice of Non-Recommendation (unless GM has subsequently delivered a Notice of Proposed Mailing or a Withdrawal Notice prior to the termination of this Agreement pursuant to Section 8.1), the parties hereto shall consult with each other before issuing any press release or other public announcement or public communication (including such communications as would require a filing under Rule 425, Rule 165 and Rule 166 of the Securities Act or Rule 14a-12 of the Exchange Act) with respect to the transactions and matters contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements or the EchoStar Transaction Agreements and shall not issue any such press release, public announcement or public communication prior to such consultation; provided, that the initial press release relating to the Merger, the GM Transactions and the other transactions contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transaction Agreements will be a joint press release. Without limiting the foregoing, at all times prior to the earlier of (A) the Merger Effective Time or (B) the termination of this Agreement pursuant to Section 8.1, each of the parties hereto shall use commercially reasonable efforts to comply in all material respects with the requirements of Rule 425, Rule 165 and Rule 166 of the Securities Act and Rule 14a-12 of the Exchange Act.

               (ii) In addition, at all times prior to the Merger Effective Time, the parties hereto shall consult with each other before filing any report with respect to any period entirely or partially prior to the Merger Effective Time required by or filed under the Securities Act or Exchange Act containing any statement relating to the transactions and matters contemplated by the GM Transaction Agreements, the Hughes Transaction Agreements or the EchoStar Transaction Agreements and shall not file any such report prior to such consultation.

          (l) Hughes Reorganization.

               (i) The parties acknowledge and agree that GM and Hughes may, prior to the Spin-Off Effective Time, on terms reasonably acceptable to EchoStar (whose agreement will not be unreasonably withheld or delayed) implement a corporate reorganization in connection with any GM Debt/Equity Exchange (the "Hughes Reorganization"), which would result in the creation of a holding company (organized as a Delaware corporation) that would exist above Hughes as a parent company and below GM as a wholly owned subsidiary ("Hughes Holdings"). As a result of the Hughes Reorganization, the holder of Common Stock, par value $0.01 per share, of Hughes would become the holder of Common Stock, par value $0.01 per share, of Hughes Holdings and the holder of Hughes Series A Preferred Stock would become the holder of Series A Preferred Stock, par value $0.10 per share, of Hughes Holdings.

               (ii) Upon the reasonable request of any party hereto, subject to the agreement of each of the parties (whose agreement will not be unreasonably withheld or delayed), the parties shall promptly amend and restate any or all of the GM Transaction Agreements, the Hughes Transaction Agreements and the EchoStar Transactions Agreements, and each and all of the other agreements contemplated thereby (including, in each case, all exhibits, schedules and other attachments thereto), to the extent appropriate in order to reflect the implementation of the Hughes Reorganization and the matters addressed in this
Section 5.1(l), and the parties hereby agree to execute and deliver any such amendment and restatement of any or all of such agreements prior to the implementation of the Hughes Reorganization.

          (m) EchoStar Securities Issuances.

               (i) The parties acknowledge and agree that EchoStar, in accordance with Section 5.2(a)(i) of the Merger Agreement, currently intends to issue shares of EchoStar Class A Common Stock, debt securities or securities convertible into or exchangeable therefor, in one or more transactions (each referred to individually as a "EchoStar Securities Issuance" and referred to collectively as the "EchoStar Securities Issuances" as the context requires), between the date hereof and the Merger Effective Time. From the date hereof until the earlier of (x) the Merger Effective Time and (y) the termination of this Agreement, the parties shall cooperate with each other in all respects in connection with any EchoStar Securities Issuance and, without limiting the foregoing,

GM and Hughes shall use commercially reasonable efforts to take any actions reasonably requested by EchoStar in connection with the consummation of any EchoStar Securities Issuance.

               (ii) The parties acknowledge that EchoStar may register the issuance of the securities of EchoStar to be issued in connection with any EchoStar Securities Issuance or may issue such securities in one or more transactions that are exempt from the registration requirements of the Securities Act. Any registration statement, offering memorandum or offering circular relating to an EchoStar Securities Issuance is referred to herein as a "EchoStar Securities Disclosure Document"). GM and Hughes shall promptly furnish EchoStar with all information concerning GM, Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) and, to the extent obtainable by GM or Hughes using commercially reasonable efforts, PanAmSat and HSSL, as may be reasonably requested by EchoStar for inclusion in any EchoStar Securities Disclosure Document. If at any time after the date hereof until the earlier of the (x) Merger Effective Time and (y) the termination of this Agreement, any information pertaining to GM, Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL) contained in or omitted from the EchoStar Securities Disclosure Document makes such statements contained therein false or misleading, Hughes and GM shall promptly inform EchoStar and promptly provide the information necessary to make the statements contained therein not false and misleading. If, at any time after the date hereof until the earlier of the (x) Merger Effective Time and (y) the termination of this Agreement, any information pertaining to PanAmSat or HSSL contained in or omitted from the EchoStar Securities Disclosure Document, to the knowledge of GM or Hughes, makes such statements contained therein false or misleading, GM or Hughes shall promptly inform the other and EchoStar and shall use commercially reasonable efforts to promptly provide the information necessary to make the statements contained therein not false and misleading.

               (iii) EchoStar shall cause the entire net proceeds of any and all EchoStar Securities Issuances to be held directly by EchoStar (rather than any Subsidiary of EchoStar) at the Merger Effective Time.

          (n) Recapitalization Debt Repayment. For a period of two (2) years after the Merger Effective Time, Hughes and EchoStar shall cause the portion of the Merger Financing that will be incurred by Hughes prior to the Spin-Off Effective Time for the purpose of financing a portion of the Recapitalization Amount (the "Recapitalization Debt") either to remain outstanding as debt of Hughes, or to be refinanced by new indebtedness of equal principal amount incurred by Hughes or DTV Enterprises LLC ("Refinancing Debt"), except to the extent that the Recapitalization Debt or any Refinancing Debt is repaid during such two (2)-year period from operating cash flow of Hughes and its Subsidiaries or from the proceeds of sale of one or more assets that were held by Hughes and its Subsidiaries prior to the Merger Effective Time.

          (o) No Further Holding Company. Until the earlier of (i) six months after the Merger Effective Time and (ii) the date on which GM has completed Debt/Equity Exchanges for the full amount of Exchange Shares permitted hereunder, Hughes (or if Hughes Holdings is formed prior to the Spin-Off Effective Time in accordance with
Section 5.1(l), Hughes Holdings) shall not engage in any transaction that would cause Hughes (or, if Hughes Holdings is so formed, Hughes Holdings) to cease to be the ultimate parent corporation of the group.

          (p) Hughes Stockholder Rights Plan. Hughes shall adopt a stockholder rights plan, effective as of the Spin-Off Effective Time, in a form to be mutually agreed among the parties hereto.

          Section 5.2.  Covenants of GM and Hughes.

          (a) Amendments to and Termination of the GM Transaction Agreements and Certain Other Agreements. Each of GM and Hughes agrees that, prior to the Merger Effective Time, it will, subject to the provisions of the immediately following sentence, consult with EchoStar regarding any change, amendment or waiver that is proposed to be made to any of the GM Transaction Agreements, the Hughes Transaction Agreements or any of the other agreements contemplated thereby. During such period, no changes or amendments will be made to such agreements, or waivers of rights under such agreements, without the written consent of EchoStar, unless such changes or amendments, taken together with all other changes and amendments (i) could not reasonably be foreseen to have an adverse effect on the business, assets, liabilities or financial condition of Hughes and (ii) do not shift responsibility for any liabilities between GM and any GM Affiliate, on the one hand, and Hughes and any Hughes Affiliate, on the other hand, change in any substantive or non-immaterial respect any conditions or termination provisions, change any terms or provisions in which a change thereof would be prohibited after receipt of the Requisite Stockholder Approval, or impair or delay the consummation of the GM Transactions or the Merger. Each of GM and Hughes agrees that it shall not, and shall not permit any of its affiliates to, terminate any of the GM Transaction Agreements, the Hughes Transaction Agreements or any of the other agreements contemplated thereby, other than in connection with the termination of this Agreement, the GM/Hughes Separation Agreement or the Merger Agreement (each of which may be terminated in accordance with its terms), without the written consent of EchoStar. Each of GM and Hughes shall promptly provide to EchoStar a copy of any amendment to any of the GM Transaction Agreements or Hughes Transaction Agreements.

          (b)  Director and Officer Insurance.

               (i) Claims-Made Coverage. Until the six (6) year anniversary of the Spin-Off Effective Time, or until such earlier time as Hughes requests, GM shall provide directors' and officers' liability insurance ("D&O Insurance") covering each Hughes Covered Person for all applicable incidents, acts or omissions occurring prior to the Spin-Off Effective Time, regardless of when, prior to the six (6) year anniversary of the Spin-Off Effective Time (or Hughes' earlier termination of coverage), any claims relating to such incidents, acts or omissions are presented. Except as set forth in 5.2(b)(iv), GM shall provide such coverage at no cost to Hughes. Such insurance coverage shall be no less favorable to any Hughes Covered Person in coverage or amount than the lesser of
(A) the coverage in effect at the Spin-Off Effective Time or (B) any applicable insurance coverage in effect for GM at the time of the claim; provided, however, that with respect to clause (B) above, if GM determines that (x) the amount or scope of such coverage will be reduced to a level materially inferior to the level of coverage in existence immediately prior to the Spin-Off Effective Time or (y) the retention or deductible levels applicable to such coverage, if any, will be increased to a level materially greater than the levels in existence immediately prior to the Spin-Off Effective Time, GM shall give Hughes notice of such determination as promptly as practicable, but in no event less than thirty
(30) days prior to the effectiveness of such reduction in coverage or increase in retention or deductible levels. Upon notice of such determination, Hughes shall be entitled to no less than ninety (90) days to evaluate its options regarding continuance of coverage hereunder and may cancel all or any portion of such coverage as of any day within such ninety (90) day period, regardless of whether such date coincides with any anniversary of the Spin-Off Effective Time. At any time during the period that GM is obligated to provide coverage pursuant to this Section 5.2(b)(i), upon at least thirty (30) days prior written notice, Hughes may request GM to cancel all or any portion of such coverage as of the next anniversary of the Spin-Off Effective Time. In the event of any cancellation of coverage by Hughes pursuant to this Section 5.2(b)(i), GM shall have no obligation to provide such canceled coverage with respect to any period from and after the effective date of such termination. The term "coverage" as used in this Section 5.2(b) shall be deemed to include all applicable excess coverage. For the purposes of this Agreement, (I) "Hughes Covered Person" means each individual who served at any time within the six (6) year period prior to the Spin-Off Effective Time as a director, director nominee or officer of Hughes, any Hughes Affiliate or any corporation to which Hughes is a successor, in each case to the extent covered by a particular GM Insurance Policy (as defined below) providing D&O Insurance coverage; and (II) "GM Insurance Policy" means any policy of insurance maintained by GM or any GM Affiliate prior to the Spin-Off Effective Time.

               (ii) Occurrence Coverage for Prior Acts. GM shall take no action to remove any Hughes Covered Person from D&O Insurance coverage under any GM Insurance Policy effective at, or at any time prior to, the Spin-Off Effective Time that is written on an occurrence basis.

               (iii) Claims. With respect to any claims for incidents, acts or omissions occurring prior to or at the Spin-Off Effective Time, for which any Hughes Covered Person may be entitled to assert a claim for recovery under any GM Insurance Policy providing D&O Insurance coverage in accordance with the terms thereof, GM, at the request of Hughes, shall use commercially reasonable efforts in asserting, or assisting Hughes in asserting, such claims under any such GM Insurance Policy providing D&O Insurance coverage; provided, that in all cases (A) Hughes shall promptly pay or reimburse GM for all costs and expenses incurred by GM in connection with such claims (whether such claims were made before or are made after the Spin-Off Effective Time), including retrospective premium adjustments to the extent attributable to such claims, (B) to the full extent permitted by contract and law, the control and administration of such GM Insurance Policies providing D&O Insurance coverage, including with respect to any proposed buyouts of such GM Insurance Policies, shall remain with GM, (C) such claims shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations of GM or any GM Affiliate in respect thereof, (D) with respect to claims-made GM Insurance Policies, such claims must have been incurred and reported prior to the Spin-Off Effective Time to the extent required by such policies and (E) Hughes shall promptly report to GM any such claims. GM (or, in the event that the primary economic burden is to be borne by Hughes by virtue of deductibles, retentions and retrospective premium adjustments, GM and Hughes) and GM's insurers shall have the right to control the investigation, defense and settlement of claims, but no such settlement may be effected without the consent of Hughes, which consent shall not be unreasonably withheld or delayed, unless such settlement includes as an unconditional term thereof the delivery of a written release of Hughes and any other insured parties from all liability in respect of such claim.

               (iv) Treatment of Certain Retentions and Deductibles. Responsibility for deductible and self-insured amounts with respect to any GM Insurance Policy providing D&O Insurance coverage provided or maintained after the Spin-Off Effective Time pursuant to Section 5.2(b)(i) or 5.2(b)(ii) as it relates to coverage for any Hughes Covered Person shall be borne one hundred percent (100%) by Hughes. Notwithstanding the foregoing, if GM and Hughes are involved in the same claim, GM and Hughes shall negotiate in good faith the fair allocation of any self-insurance retention or other deductible payable under the GM Insurance Policies providing D&O Insurance coverage. Such allocation shall be based upon all relevant factors, including, without limitation and as appropriate, the relative number of Persons affiliated with Hughes or GM that are involved in such claim and the nature of the allegations with respect to each such Person.

               (v) Adjustment of Premiums Applicable to Period Prior to the Spin-Off Merger Effective Time. Any premiums that have been paid or are payable by Hughes to GM with respect to D&O Insurance coverage under any of the GM Insurance Policies maintained or provided prior to the Spin-Off Effective Time shall be pro-rated, and as soon as practicable after the Spin-Off Effective Time shall be either refunded by GM to Hughes or paid by Hughes to GM, as appropriate, so that Hughes is responsible for only those premiums relating to
(A) any full policy year ending prior to the Spin-Off Effective Time and (B) the partial policy year ending at the Spin-Off Effective Time.

          (c)  Letters of Accountants.

               (i) To the extent applicable as a result of any requirement to include their respective financial statements in the Spin-Off/Merger Registration Statement, GM and Hughes shall use commercially reasonable efforts to cause to be delivered to EchoStar to the extent permitted by applicable accounting standards letters from the independent accountants of each of GM and Hughes, dated a date within two (2) Business Days before the date on which the Spin-Off/Merger Registration Statement shall become effective, addressed to EchoStar and its Board of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Spin-Off/Merger Registration Statement.

               (ii) To the extent applicable as a result of any requirement to include their respective financial statements in the EchoStar Information Statement, GM and Hughes shall use commercially reasonable efforts to cause to be delivered to EchoStar to the extent permitted by applicable accounting standards in connection with the EchoStar Information Statement two (2) letters from the independent accountants of each of GM and Hughes, one dated a date within two (2) Business Days before the date on which the registration statement(s) containing the EchoStar Information Statement shall become effective and one dated a date within two (2) Business Days before the date on which the EchoStar Information Statement is mailed to EchoStar's stockholders, in each case addressed to EchoStar and its Board of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements and information statements similar to the EchoStar Information Statement.

          (d) Pre-Closing Cooperation. GM and Hughes promptly shall furnish EchoStar with all information concerning each of them as may reasonably be requested by EchoStar for use by Sullivan & Cromwell, special counsel to EchoStar, in preparing its tax opinion to the effect that the Merger qualifies as a reorganization pursuant to Section 368(a) of the Code (the "EchoStar
Section 368 Opinion"). GM and Hughes shall provide EchoStar with such representations and warranties as may reasonably be requested by EchoStar with respect to the EchoStar Section 368 Opinion.

          (e)  GM Sale Process Claims.

               (i) EACH OF GM AND HUGHES, ON BEHALF OF ITSELF AND THE GM AFFILIATES AND THE HUGHES AFFILIATES, RESPECTIVELY, ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF ECHOSTAR SET FORTH IN THIS AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS), ECHOSTAR MAKES NO REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS). Each of GM and Hughes, on behalf of itself and the GM Affiliates and the Hughes Affiliates, respectively, represents and warrants to EchoStar that in making its determination to enter into, and to proceed with the transactions contemplated by this Agreement, the Merger Agreement or any of the agreements or transactions contemplated hereby or thereby (including the Transaction Agreements), it has not relied on and will not rely on any representation, warranty or covenant of EchoStar or any EchoStar Affiliate, or of any of their respective Representatives, other than the express representations, warranties and covenants of EchoStar set forth in this Agreement or any of the agreements contemplated hereby to which each of EchoStar, on the one hand, and GM or Hughes on the other hand, is a party (including the other Transaction Agreements).

               (ii) Other than with respect to any claim based on a breach by EchoStar of any of the Transaction Agreements to which EchoStar is a party, each of GM and Hughes, on behalf of itself and the GM Affiliates and the Hughes Affiliates, respectively, hereby waives, releases and forever discharges any and all claims (including any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law or in equity, whether related to, arising out of or due to occurrences or conditions prior to, on or after the Merger Effective Time, and whether known or unknown, suspected, or claimed) against EchoStar or any EchoStar Affiliate or any of their respective Representatives which any of GM, any GM Affiliate, Hughes or any Hughes Affiliate may have to the extent related to, arising out of or due to, directly or indirectly, the investigation, consideration or pursuit (including the adequacy of disclosures to and due diligence of GM, Hughes or any unaffiliated Persons and including any allegations of breach of fiduciary duty with respect to the transactions contemplated by this Agreement and the Merger Agreement) of one or more strategic business combination transactions involving EchoStar or any EchoStar Affiliate, and one or more unaffiliated Persons (any such claim, a "GM Sale Process Claim"), except to the extent that any of GM or Hughes hereafter incurs any Losses (as defined below) in respect thereof arising out of a Third-Party Claim (as defined below). For the purposes of this Agreement, "Losses" means any losses, liabilities, claims, obligations, Taxes (as defined below), demands, judgments, damages, dues, penalties, assessments, fines (civil or criminal), costs, liens, expenses, forfeitures, settlements or fees, attorneys' fees and court costs or other expenses, of any nature or kind, whether or not the same would properly be reflected on a balance sheet.

               (iii) Other than with respect to any claim based on a breach by EchoStar of any of the Transaction Agreements to which EchoStar is a party, each of GM and Hughes agrees that it shall not, and shall cause the GM Affiliates and the Hughes Affiliates, respectively, not to, seek to recover from EchoStar or any EchoStar Affiliate or any of their respective Representatives any Losses to the extent that such Losses relate to, arise out of or are due to a GM Sale Process Claim unless and until such time, and only to the extent that, any of GM or Hughes incurs any Losses in respect thereof arising out of a Third-Party Claim.

          (f)  Hughes Sale Process Claims.

               (i) HUGHES, ON BEHALF OF ITSELF AND EACH HUGHES AFFILIATE, RESPECTIVELY, ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF GM SET FORTH IN THIS AGREEMENT, THE GM/HUGHES SEPARATION AGREEMENT OR ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS), GM MAKES NO REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE GM/HUGHES SEPARATION AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS). Hughes, on behalf of itself and each Hughes Affiliate, respectively, represents and warrants to GM that in making its determination to enter into, and to proceed with the transactions contemplated by, this Agreement, the GM/Hughes Separation Agreement, the Merger Agreement and each of the agreements contemplated hereby and thereby (including the Transaction Agreements), it has not relied on and will not rely on any representation, warranty or covenant of GM, any GM Affiliate, or any Representative of GM or any GM Affiliate, other than the express representations, warranties and covenants of GM set forth in this Agreement, the GM/Hughes Separation Agreement or any of the agreements contemplated hereby or thereby to which Hughes and GM are each a party (including the Transaction Agreements).

               (ii) Other than with respect to any claim based on a breach by GM of any of the Transaction Agreements to which GM is a party, Hughes, on behalf of itself and each Hughes Affiliate, hereby waives, releases and forever discharges any and all claims (including any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, whether related to, arising out of, or due to occurrences or conditions prior to, on or after the Spin-Off Effective Time, and whether known or unknown, suspected, or claimed) against GM, any GM Affiliate or any of their respective Representatives which Hughes or any Hughes Affiliate may have to the extent related to, arising out of or due to, directly or indirectly, the investigation, consideration or pursuit (including the adequacy of disclosure by and due diligence of GM, Hughes or any unaffiliated Persons and including any allegations of breach of fiduciary duty with respect to the transactions contemplated by this Agreement and the Merger Agreement) of one or more strategic business combination transactions involving Hughes or any Hughes Affiliate and one or more unaffiliated Persons (any such claim, a "Hughes Sale Process Claim"), except to the extent that Hughes hereafter incurs any Losses in respect thereof arising out of a Third-Party Claim.

               (iii) Other than with respect to any claim based on a breach by GM of the Transaction Agreements to which GM is a party, Hughes agrees that it shall not, and shall cause each Hughes Affiliate not to, seek to recover from GM, any GM Affiliate or any of their respective Representatives any Losses, to the extent that such Losses relate to, arise out of or are due to, directly or indirectly, any Hughes Sale Process Claim unless and until such time, and only to the extent that, Hughes incurs any Losses in respect thereof arising out of a Third-Party Claim.

          (g)  GM-Hughes Sale Process Claims.

               (i) GM, ON BEHALF OF ITSELF AND EACH GM AFFILIATE, RESPECTIVELY, ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF HUGHES SET FORTH IN THIS AGREEMENT, THE GM/HUGHES SEPARATION AGREEMENT OR ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS), HUGHES MAKES NO REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE GM/HUGHES SEPARATION AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS). GM, on behalf of itself and each GM Affiliate, respectively, represents and warrants to Hughes that in making its determination to enter into, and to proceed with the transactions contemplated by, this Agreement, the GM/Hughes Separation Agreement, the Merger Agreement and each of the agreements contemplated hereby and thereby (including the Transaction Agreements), it has not relied on and will not rely on any representation, warranty or covenant of Hughes, any Hughes Affiliate, or any Representative of Hughes or any Hughes Affiliate, other than the express representations, warranties and covenants of Hughes set forth in this Agreement, the GM/Hughes Separation Agreement or any of the agreements contemplated hereby or thereby to which GM and Hughes are each a party (including the Transaction Agreements).

               (ii) Other than with respect to any claim based on a breach by Hughes of the Transaction Agreements to which Hughes is a party, GM, on behalf of itself and each GM Affiliate, hereby waives, releases and forever discharges any and all claims (including any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, whether related to, arising out of, or due to occurrences or conditions prior to, on or after the Spin-Off Effective Time, and whether known or unknown, suspected, or claimed) against Hughes, any Hughes Affiliate or any of their respective Representatives which GM or any GM Affiliate may have to the extent related to, arising out of or due to, directly or indirectly, the investigation, consideration or pursuit (including the adequacy of disclosure by and due diligence of Hughes, GM or any unaffiliated Persons and including any allegations of breach of fiduciary duty with respect to the transactions contemplated by this Agreement and the Merger Agreement) of one or more strategic business combination transactions involving Hughes or any Hughes Affiliate and one or more unaffiliated Persons (any such claim, a "GM-Hughes Sale Process Claim"), except to the extent that GM hereafter incurs any Losses in respect thereof arising out of a Third-Party Claim.

               (iii) Other than with respect to any claim based on a breach by Hughes of the Transaction Agreements to which Hughes is a party, GM agrees that it shall not, and shall cause each GM Affiliate not to, seek to recover from Hughes, any Hughes Affiliate or any of their respective Representatives any Losses, to the extent that such Losses relate to, arise out of or are due to, directly or indirectly, any GM-Hughes Sale Process Claim unless and until such time, and only to the extent that, GM incurs any Losses in respect thereof arising out of a Third-Party Claim.

          (h) Remaining Shares. In the event that either (i) the IRS requires, as a condition to the issuance of the Ruling, that GM distribute all or any of the Remaining Shares (as defined below) in the Spin-Off to the holders of the GM $1-2/3 Common Stock or (ii) in connection with the Ruling Request, the IRS does not issue a ruling to the effect that GM may retain and subsequently dispose of the Remaining Shares, under conditions acceptable to GM in its sole and absolute discretion, in a manner that will not cause the retention and disposition of the Remaining Shares to be treated as part of a Section 355(e) Plan (as defined below) that includes the GM Transactions and the Merger (a "Remaining Shares
Section 355(e) Ruling"), then GM shall distribute in the Spin-Off to the holders of the GM $1-2/3 Common Stock (the "Remaining Shares Distribution") (A) in the case of clause (i) above, all or the specified portion of the Remaining Shares and (B) in the case of clause (ii) above, such number of the Remaining Shares (up to the number of Remaining Shares then held by GM) as is necessary to allow the condition contained in Section 6.1(h) of the Merger Agreement to be satisfied. If the IRS issues a Remaining Shares Section 355(e) Ruling, then GM may, in its sole and absolute discretion, retain, distribute or otherwise dispose of or deal with the Remaining Shares; provided that GM shall comply with any condition imposed by the IRS, in connection with the Ruling or the Remaining Shares Section 355(e) Ruling, that relates to the Remaining Shares. For the purposes of this Agreement, "Remaining Shares" means those shares of

Hughes Class C Common Stock, if any, held by GM immediately prior to the Spin-Off Effective Time that (I) will not be distributed by GM to the holders of the GM Class H Common Stock in the Spin-Off and (II) will not be transferred in any GM Debt/Equity Exchange.

          (i) Solvency Opinion. Prior to the Hughes Recapitalization, Hughes shall use commercially reasonable efforts to seek an opinion of Houlihan Lokey Howard & Zukin (the "Solvency Opinion"), a copy of which shall be provided to EchoStar, if requested, regarding Hughes' ability to declare the dividend contemplated by the Hughes Recapitalization.

          (j) Certain Merger Agreement Covenants. GM shall use commercially reasonable efforts to take all actions in its capacity as the sole stockholder of Hughes to allow Hughes to comply with Hughes' covenant in Section 5.3(a)(iv) of the Merger Agreement. Except as expressly contemplated by any of the GM Transaction Agreements, Hughes Transaction Agreements or EchoStar Transaction Agreements, GM shall not take any action in respect of Hughes that, if taken by Hughes, would cause Hughes to violate the covenants set forth in Sections 5.3(a)(iii), (v), (vi), (vii), (ix), (x), (xi) or (xiii) of the Merger Agreement.

          (k) GM Class H Common Stock. From and after the date hereof until immediately prior to the Spin-Off Effective Time, except for (i) following the effectiveness of the GM Charter Amendment, reducing the Denominator of the Class H Fraction as contemplated by Section 1.1(b) of the GM/Hughes Separation Agreement, (ii) increasing the Numerator and the Denominator of the Class H Fraction to include such number of shares of GM Class H Common Stock issued in the event that shares are issued as a result of the conversion of the GM Series H Preference Stock into GM Class H Common Stock, (iii) increasing the Numerator and the Denominator of the Class H Fraction as a result of the grant and/or exercise of employee stock options as provided in the GM Certificate of Incorporation, (iv) adjusting the Numerator and the Denominator of the Class H Fraction to reflect changes during the applicable quarterly accounting period due to the passage of time and (v) increasing the Numerator of the Class H Fraction to include the number of shares of GM Class H Common Stock issued as a result of any GM Debt/Equity Exchange, and except as contemplated by the Transaction Agreements and the transactions contemplated thereby, (A) GM shall not adjust the Numerator or the Denominator of the Class H Fraction or take any actions that would require it to do so and (B) GM shall not do or effect any of the following actions with respect to the GM Class H Common Stock: (I) adjust, split, combine, recapitalize or reclassify the GM Class H Common Stock, (II) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of GM Class H Common Stock or any securities or obligations convertible into or exchangeable for shares of GM Class H Common Stock, (III) grant any Person any right or option to acquire any shares of GM Class H Common Stock other than grants in accordance with, and to the extent permitted by Hughes pursuant to, Section 5.1(j) of the Merger Agreement, (IV) issue, deliver or sell or agree to issue, deliver or sell any additional shares of GM Class H Common Stock or any securities or obligations convertible into or exchangeable for any shares of GM Class H Common Stock (except pursuant to the exercise of outstanding options and options issued after the date hereof in accordance with, and to the extent permitted by Hughes pursuant to, Section 5.1(j) of the Merger Agreement) or (V) enter into any agreement, understanding or arrangement with respect to the sale or voting of GM Class H Common Stock.

          (l)  GM Cooperation with Regulatory Matters.

               (i)  In furtherance of the covenants of Hughes set forth in
Section 5.1(b) of the Merger Agreement, as soon as practicable, and in any event within twenty (20) Business Days after the date hereof, GM shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and any similar required notifications under the laws of any foreign jurisdiction with respect to the Merger and the transactions contemplated by the Merger Agreement and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable. GM shall, subject to Section 5.1(b)(v) of the Merger Agreement:
(A) use best efforts to obtain prompt termination of any waiting period under the HSR Act (including any extension of the initial thirty (30) day waiting period) with respect to the Merger, and shall not, without the prior consent of EchoStar, agree with any Governmental Authority to cause Hughes not to consummate the Merger for a period of time beyond the expiration of the waiting period applicable to the consummation of the Merger under the HSR Act or to extend the Closing Date (as defined in the Merger Agreement) to a date within the ninety (90) day period prior to the Outside Date (as defined in the Merger Agreement); (B) furnish to Hughes and EchoStar such information and assistance as EchoStar may reasonably request in connection with the preparation of any submissions to, or agency proceeding by, any Governmental Authority under any Antitrust Law (as defined in the Merger Agreement); (C) keep Hughes and EchoStar promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authority; (D) permit Hughes and EchoStar to review any material communication given by it to, and consult with Hughes and EchoStar in advance of any meetings or conferences with, any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, give Hughes and EchoStar the opportunity to attend and participate in such meetings and conferences; and (v) use best efforts to cooperate with Hughes and EchoStar to cause the conditions set forth in Section 6.1(b) of the Merger Agreement to be satisfied; provided that GM shall not take any action that would be reasonably likely to (1) prevent the delivery of the Tax Opinions or the Ruling, or (2) cause the representations and assumptions underlying the Tax Opinions or the Ruling not to be true and correct in all material respects.

               (ii) In furtherance and not in limitation of the covenants of GM contained in this Section 5.2(l), GM shall use best efforts in cooperating with Hughes to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by the Merger Agreement under any rules and regulations of any Antitrust Law (as defined in the Merger Agreement). In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the Merger Agreement as violative of any Antitrust Law, GM shall, subject to Section 5.1(b)(v) of the Merger Agreement, use best efforts in cooperating with Hughes to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement.

               (iii) If any objections are asserted with respect to the transactions contemplated by the Merger Agreement under any Antitrust Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated by the Merger Agreement as violative of any Antitrust Law, GM shall, subject to Section 5.1(b)(v) of the Merger Agreement, use its best efforts in cooperating with Hughes to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such law so as to permit consummation of the transactions contemplated by the Merger Agreement. In furtherance and not in limitation of the foregoing, GM (and, to the extent required by any Governmental Authority, their Subsidiaries and affiliates (other than Hughes and any Hughes Affiliates) over which they exercise control) shall be required, subject to
Section 5.1(b)(v) of the Merger Agreement, to enter into a settlement, undertaking, consent decree, stipulation or other agreement (each, a "Settlement") with a Governmental Authority regarding antitrust matters in connection with the transactions contemplated by the Merger Agreement, including any Settlement that requires Hughes to hold separate (including by establishing a trust or otherwise) or to sell or otherwise dispose of any of its assets or its subsidiaries' efforts.

          Section 5.3.   Covenants and Agreements of EchoStar.

          (a) Amendments to and Termination of the EchoStar Transaction Agreements. EchoStar agrees that, prior to the Merger Effective Time, it will, subject to the provisions of the immediately following sentence, consult with GM and Hughes regarding any change, amendment or waiver that is proposed to be made to any of the EchoStar Transaction Agreements or any of the other agreements contemplated thereby. During such period, no changes or amendments will be made to any such agreements, or waivers of rights under such agreements, without the written consent of GM and Hughes, unless such changes or amendments, taken together with all other changes and amendments, (i) could not reasonably be foreseen to have an adverse effect on the business, assets, liabilities or financial condition of EchoStar or, following the Merger Effective Time, Hughes, and (ii) do not change in any substantive or non-immaterial respect any conditions or termination provisions, change any terms or provisions in which a change thereof would be prohibited after a stockholder vote, or impair or delay the consummation of the Merger, any GM Debt/Equity Exchange or the GM Transactions. EchoStar shall not, and shall not permit any of its affiliates to, terminate any of the EchoStar Transaction Agreements or any of the other agreements contemplated thereby, other than in connection with a termination of this Agreement or the Merger

Agreement (each of which may be terminated in accordance with its terms), without the written consent of GM and Hughes. EchoStar shall promptly provide GM and Hughes a copy of any amendment to any of the EchoStar Transaction Agreements. Notwithstanding the foregoing, the parties agree that EchoStar may take any of the foregoing actions with respect to the Merger Financing Agreement and the PanAmSat Financing Agreement, subject to compliance with the relevant terms of the Merger Agreement and the PanAmSat Stock Purchase Agreement, respectively.

          (b)  Letter of Accountants.

               (i) To the extent applicable as a result of any requirement to include its financial statements in the Spin-Off/Merger Registration Statement, EchoStar shall use commercially reasonable efforts to cause to be delivered to GM and Hughes to the extent permitted by applicable accounting standards, if and to the extent applicable in view of the status of Hughes as a registrant under the Securities Act in connection with Spin-Off/Merger Registration Statement, letters from the independent accountants of EchoStar, dated a date within two
(2) Business Days before the date on which the Spin-Off/Merger Registration Statement shall become effective, addressed to Hughes and GM and their respective Boards of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Spin-Off/Merger Registration Statement.

               (ii) To the extent applicable as a result of any requirement to include its financial statements in any GM Debt/Equity Exchange Registration Statement, each of EchoStar and Hughes shall use commercially reasonable efforts to cause to be delivered to GM to the extent permitted by applicable accounting standards, if and to the extent applicable in view of the status of GM as a registrant under the Securities Act in connection with any GM Debt/Equity Exchange Registration Statement, letters from the respective independent accountants of EchoStar and Hughes, dated as of a date within two (2) Business Days before the date on which any GM Debt/Equity Exchange Registration Statement shall become effective, addressed to GM and the GM respective Boards of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements similar to such GM Debt/Equity Exchange Registration Statement.

               (iii) To the extent applicable as a result of any requirement to include its financial statements in any GM Proxy/Consent Solicitation Statement, EchoStar and Hughes shall use commercially reasonable efforts to cause to be delivered to GM to the extent permitted by applicable accounting standards in connection with any GM Proxy/Consent Solicitation Statement two (2) letters from the independent accountants of EchoStar, one dated a date within two (2) Business Days before the date on which the registration statement(s) containing such GM Proxy/Consent Solicitation Statement shall become effective and one dated a date within two (2) Business Days before the date on which such GM Proxy/Consent Solicitation Statement is mailed to GM's stockholders, in each case addressed to GM and the GM Board of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with proxy or consent solicitation statements similar to such GM Proxy/Consent Solicitation Statement.

          (c) Merger Agreement Covenants. EchoStar hereby covenants to GM as to each of the matters set forth in the covenants made by EchoStar in the Merger Agreement to the full extent set forth therein as though such covenants were made by EchoStar to GM in this Agreement.

          (d) Pre-Closing Cooperation. EchoStar promptly shall furnish GM with all information concerning it and its affiliates as may reasonably be requested by GM (i) for inclusion in the Ruling Request or any other IRS Submission and (ii) for use by (A) Weil, Gotshal & Manges LLP, counsel to Hughes and GM, in preparing its opinion to the effect that the Merger qualifies as a reorganization pursuant to Section 368 of the Code (the "Section 368 Opinion") and (B) Kirkland & Ellis, special counsel to GM (together with Weil, Gotshal & Manges LLP, "Tax Counsel"), in preparing its opinions to the effect that the recapitalization of the GM $1-2/3 Common Stock and the GM Class H Common Stock arising from the adoption of the GM Charter Amendment will be tax free to GM, the holders of the GM $1-2/3 Common Stock and the holders of the GM Class H Common Stock, and the GM Class H Common Stock is stock of GM for United States federal income tax purposes (the "Ancillary Tax Opinions" and, together with the Section 368 Opinion, the "Tax Opinions").

          (e) EchoStar Sale Process Claims.

               (i)  ECHOSTAR, ON BEHALF OF ITSELF AND EACH ECHOSTAR
AFFILIATE, RESPECTIVELY, ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF GM AND HUGHES SET FORTH IN THIS AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS), GM AND HUGHES MAKE NO REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESSED OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE MERGER AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE TRANSACTION AGREEMENTS). EchoStar, on behalf of itself and each EchoStar Affiliate, respectively, represents and warrants to GM and Hughes that in making its determination to enter into, and to proceed with the transactions contemplated by, this Agreement, the Merger Agreement or any of the agreements contemplated hereby and thereby (including the Transaction Agreements), it has not relied on and will not rely on any representation, warranty or covenant of GM, Hughes, any GM Affiliate or any Hughes Affiliate, or any Representative of GM, Hughes, any GM Affiliate or any Hughes Affiliate, other than (A) the express representations, warranties and covenants of GM set forth in this Agreement or any of the agreements contemplated hereby to which each of GM, on the one hand, and EchoStar, on the other hand, is a party and (B) the express representations, warranties and covenants of Hughes (with respect to which, in each case, GM makes no representation, warranty or covenant except as expressly provided therein) set forth in the Merger Agreement (including the Hughes Disclosure Schedule (as defined below)), this Agreement or any of the agreements contemplated hereby or thereby to which Hughes, on the one hand, and EchoStar, on the other hand, is a party (including the Transaction Agreements).

                (ii) Other than with respect to any claim based on a breach by GM or Hughes of any of the EchoStar Transaction Agreements to which GM or Hughes, as applicable, is a party, EchoStar, on behalf of itself and the EchoStar Affiliates, hereby waives, releases and forever discharges any and all claims (including any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, whether related to, arising out of or due to occurrences or conditions prior to, on or after the Merger Effective Time, and whether known or unknown, suspected, or claimed) against GM, any GM Affiliate, Hughes, any Hughes Affiliate or any of their respective Representatives which any of EchoStar or any EchoStar Affiliate may have to the extent related to, arising out of or due to, directly or indirectly, the investigation, consideration or pursuit (including the adequacy of disclosures to and due diligence of EchoStar, any EchoStar Affiliate, GM, Hughes, any Hughes Affiliate or any unaffiliated Persons and including any allegations of breach of fiduciary duty with respect to the transactions contemplated by this Agreement and the Merger Agreement) of one or more strategic business combination transactions involving Hughes or any Hughes Affiliate, and one or more unaffiliated Persons (any such claim, a "EchoStar Sale Process Claim"), except to the extent that EchoStar hereafter incurs any Losses in respect thereof arising out of a Third-Party Claim.

                (iii) Other than with respect to any claim based on a breach by GM or Hughes of any Transaction Agreements to which GM or Hughes, as applicable, is a party, EchoStar agrees that it shall not, and shall cause the EchoStar Affiliates not to, seek to recover from GM, any GM Affiliate, Hughes, any Hughes Affiliate or any of their respective Representatives any Losses to the extent that such Losses relate to, arise out of or are due to an EchoStar Sale Process Claim unless and until such time, and only to the extent that EchoStar incurs any Losses in respect thereof arising out of a Third-Party Claim.

          (f) Payment of Demand Note. EchoStar shall use commercially reasonable efforts to cooperate with Hughes to ensure that the Demand Note, if any, shall, subject to the consummation of the Merger, be paid in full immediately upon the occurrence of the Merger Effective Time as set forth in
Section 1.1(a)(ii) of the GM/Hughes Separation Agreement.

          (g) Mailing of the EchoStar Information Statement. EchoStar shall mail the EchoStar Information Statement to its stockholders on a date reasonably proximate to the Mailing Date in compliance with Applicable Law, including Regulation 14(c) of the Exchange Act.

                                   ARTICLE 6

                        TAX-FREE STATUS OF THE SPIN-OFF

          Section 6.1.   Representations and Warranties.

          (a) Hughes. Hughes hereby represents and warrants that (i) it has examined or, prior to the Spin-Off Effective Time, will examine the Ruling and any other rulings issued by the IRS in connection with the Spin-Off, the Tax Opinions, each IRS Submission, the representation letters relating to the Tax Opinions and any other materials delivered or deliverable by GM and others in connection with the rendering by Tax Counsel of the Tax Opinions and the issuance by the IRS of the Ruling and such other rulings (all of the foregoing, collectively, the "Tax Materials"), which to the extent related to Hughes shall be in form and substance reasonably satisfactory to Hughes, and (ii) the facts presented and the representations made therein, to the extent descriptive of Hughes (including the business purposes for the Spin-Off, the representations in the Tax Materials to the extent that they relate to Hughes, the timing and amount of, and other circumstances relating to, any issuance of GM Class H Common Stock occurring prior to the completion of the Spin-Off and the plans, proposals, intentions and policies of Hughes), are true, correct and complete in all material respects; provided that Hughes makes no representation or warranty with respect to such facts presented and representations made regarding those issuances that are specifically described in Section 6.1(b) below. The representations and warranties set forth in this Section 6.1(a) shall be true and correct as of the date hereof and at all times through and including the Spin-Off Effective Time.

          (b) GM. GM hereby represents and warrants that (i) it has examined or, prior to the Spin-Off Effective Time, will examine the Tax Materials and
(ii) the facts presented and the representations made therein, to the extent descriptive of GM (including the business purposes for the Spin-Off, the representations in the Tax Materials to the extent that they relate to GM, the timing and amount of, and other circumstances relating to, the contribution by GM of shares of GM Class H Common Stock to certain employee benefit plans of GM in June 2000, the offering of newly issued shares of GM Class H Common Stock in exchange for outstanding shares of GM $1-2/3 Common Stock in May 2000 and any issuance of GM Class H Common Stock GM in any GM Debt/Equity Exchange, and the plans, proposals, intentions and policies of GM), are true, correct and complete in all material respects. The representations and warranties set forth in this
Section 6.1(b) shall be true and correct as of the date hereof and at all times through and including the Spin-Off Effective Time.

          Section 6.2.   Restrictions Relating to the Spin-Off.

          (a) In General. The parties intend the Spin-Off to qualify as a distribution of Hughes stock to GM stockholders with respect to which no gain or loss is recognized by GM or any

GM Affiliate, Hughes or their respective stockholders pursuant to Section 355 and related provisions of the Code (such nonrecognition, the "Tax-Free Status of the Spin-Off"). Neither Hughes nor EchoStar shall, nor shall Hughes or EchoStar permit any of their respective Subsidiaries to, take any action (including entering into any agreement, understanding or arrangement or any substantial negotiations with respect to any transaction or series of transactions) that, or fail to take any action within its control the failure of which, would cause the Spin-Off to fail so to qualify in any respect or to any extent (any such action or failure to act, a "Disqualifying Action"). Further, neither Hughes nor EchoStar shall, nor shall Hughes or EchoStar permit any of their respective Subsidiaries to, take any action (including entering into any agreement, understanding or arrangement or any substantial negotiations with respect to any transaction or series of transactions) that, or fail to take any action the failure of which, would result in a more than immaterial possibility that the Tax-Free Status of the Spin-Off would be jeopardized (any such action or failure to act, a "Potential Disqualifying Action"), including any action or failure to act that would be reasonably likely to be inconsistent with any representation made in the Tax Materials, unless, prior to the taking of the Potential Disqualifying Action, GM has determined, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free Status of the Spin-Off, that the Potential Disqualifying Action would not jeopardize the Tax-Free Status of the Spin-Off. Notwithstanding the foregoing, if and to the extent that any Potential Disqualifying Action is described in and specifically permitted pursuant to Sections 6.2(d), (e) or (f), such Potential Disqualifying Action shall not be subject to the prior consent of GM pursuant to this Section 6.2(a).

          (b)  [Intentionally omitted]

          (c) Proposed Acquisition Transactions. Until the first day after the second anniversary of the Spin-Off Effective Time, neither Hughes nor EchoStar shall, nor shall Hughes or EchoStar permit any of their respective Subsidiaries to:

               (i) enter into any agreement, understanding or arrangement or any substantial negotiations with respect to any transaction or series of transactions (any such transaction, including any issuance or transfer of an option (as defined for purposes of Section 355(e) of the Code), but excluding the GM Transactions and the Merger, a "Proposed Acquisition Transaction") that is, or that is presumed to be, for purposes of Section 355(e) of the Code and applicable proposed, temporary or final Treasury Regulations promulgated thereunder, part of a plan or series of related transactions (any such plan or series of related transactions, as defined for purposes of Section 355(e) of the Code, a "Section 355(e) Plan") pursuant to which, either individually or taken together with the GM Transactions, the Merger, the Assumed AOL Sale (as defined below), if any, the Conversion Issuances (as defined below) and the Debt/Equity Issuances (as defined below), one or more Persons acquire directly or indirectly stock or other interests (in any entity or combination of entities) that represent a fifty percent (50%) or greater interest in (A) the total combined voting power of all outstanding shares of Voting Stock (as defined below) of Hughes or any successor corporation or (B) the total value of all outstanding shares of Hughes Capital Stock (as defined below); or

               (ii) to the extent that Hughes or EchoStar has the right and power to prohibit any agreement, understanding or arrangement or any substantial negotiations with respect to a Proposed Acquisition Transaction, permit any agreement, understanding or arrangement or any substantial negotiations with respect to a Proposed Acquisition Transaction to occur;

unless, in each case, prior to entering into such agreement, understanding or arrangement or commencing substantial negotiations with respect to such Proposed Acquisition Transaction, GM has determined, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free Status of the Spin-Off, that the consummation of such Proposed Acquisition Transaction would not jeopardize the Tax-Free Status of the Spin-Off. For the purposes of the preceding sentence, subject to Section 6.2(g), any acquisition of GM Class H Common Stock prior to the completion of the Spin-Off shall be treated as an acquisition of Voting Stock of Hughes.

          (d) Continuation of the DTV Business. Until the first day after the second anniversary of the Spin-Off Effective Time:

               (i) Hughes shall continue the active conduct of its DTV Business (as defined below) as conducted by Hughes immediately prior to the Spin-Off. Hughes shall conduct the DTV Business directly (including through one or more entities that are treated as disregarded entities for United States federal income tax purposes), to the extent that the DTV Business was so conducted immediately prior to the Spin-Off Effective Time. Hughes shall continue the active conduct of the DTV Business primarily through officers and employees of Hughes or any of Hughes' Subsidiaries (and not primarily through independent contractors) who are not also officers or employees of GM or of any GM Affiliate; provided, however, that, for the purposes of this Article 6, neither Hughes nor any of the Subsidiaries of Hughes shall be deemed to be Subsidiaries of GM or of any of the Subsidiaries of GM. For the purposes of this Agreement, "DTV Business" means the business currently conducted by DIRECTV Enterprises, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Hughes, and DIRECTV Operations, Inc., a California corporation and a direct wholly owned Subsidiary of DIRECTV Enterprises, Inc.

               (ii) Subject always to Section 6.2(e), Hughes shall not (A) dispose of or otherwise discontinue the conduct of Substantially All of the DTV Business (as defined below) (but Hughes shall not be prohibited under this Section 6.2(d)(ii) from disposing of or discontinuing one or more trades or businesses that constitute part of the DTV Business so long as Hughes does not dispose of or discontinue the conduct of Substantially All of the DTV Business) or (B) dispose of any business or assets that would cause the DTV Business to be operated in a manner that is inconsistent in any material respect with the business purposes for the Spin-Off as set forth in the Tax Materials, in each case unless GM has determined, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free Status of the Spin-Off, that such disposition or discontinuance would not jeopardize the Tax-Free Status of the Spin-Off. For the purposes of this Agreement, "Substantially All of the DTV Business" shall mean sixty percent (60%) or more of the DTV Business, based on the fair market value of the assets, both tangible and intangible, of the DTV Business as of the Spin-Off Effective Time. For the purposes of this clause (d)(ii), asset retirements, sale-leaseback arrangements and discontinuances of product lines within a trade or business the active conduct of which is continued shall not be deemed to be a disposition or discontinuance of a trade or business or portion thereof.

               (iii) Solely for purposes of this Section 6.2(d), Hughes shall not be treated as directly or indirectly controlling a Subsidiary unless Hughes owns, directly or indirectly, shares of capital stock of such Subsidiary constituting Tax Control of the Subsidiary.

          (e)  Continuity of Business.

               (i) Until the first day after the second anniversary of the Spin-Off Effective Time, (A) Hughes shall not voluntarily dissolve or liquidate and (B) except in the ordinary course of business, neither Hughes nor any of Hughes' Subsidiaries directly or indirectly controlled by Hughes shall sell, transfer or otherwise dispose of or agree to dispose of assets (including, for this purpose, any shares of capital stock of such Subsidiaries) that, in the aggregate, constitute more than (x) sixty percent (60%) of the gross assets of Hughes or (y) sixty percent (60%) of the consolidated gross assets of Hughes and such Subsidiaries, unless, prior to the consummation of such transaction, GM has determined, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free Status of the Spin-Off, that such transaction would not jeopardize the Tax-Free Status of the Spin-Off. The amount of gross assets of Hughes and such Subsidiaries shall be based on the fair market value of each such asset as of the Spin-Off Effective Time.

               (ii) Sales, transfers or other dispositions by Hughes or any of its Subsidiaries to Hughes or one or more Subsidiaries directly or indirectly controlled by Hughes shall not be included in any determination under this
Section 6.2(e) as to whether sixty percent (60%) or more of the gross assets of Hughes or sixty percent (60%) of the consolidated gross assets of Hughes and such Subsidiaries have been sold, transferred or otherwise disposed of.

               (iii) Solely for purposes of this Section 6.2(e), Hughes shall not be treated as directly or indirectly controlling a Subsidiary unless Hughes owns, directly or indirectly, shares of capital stock of such Subsidiary constituting Tax Control of the Subsidiary.

          (f) Intercompany Indebtedness. Except as set forth on Section 6.2(f) of the GM Disclosure Schedule and Section 6.2(f) of the disclosure schedule delivered by Hughes to EchoStar and dated as of the date of this Agreement (the "Hughes Disclosure Schedule"), from the Spin-Off Effective Time until the first day after the second anniversary of the Spin-Off Effective Time, neither GM nor Hughes shall, nor shall they permit any of their respective Subsidiaries to, create, incur, assume or allow to exist any indebtedness between GM or any GM Affiliate, on the one hand, and

Hughes or any Hughes Affiliate, on the other hand, other than (i) payables incurred in the ordinary course of business and (ii) any indebtedness distributed to GM as a part of the Hughes Recapitalization.

          (g) Certain Presumptions. For the purposes of this Section 6.2, it shall be presumed that no issuance of GM Class H Common Stock that occurred on or prior to May 1, 2001 is part of a Section 355(e) Plan that includes any Proposed Acquisition Transaction. For the purposes of this Section 6.2, (i) unless the IRS has issued a ruling to GM to the effect that no disposition by the holder of the GM Series H Preference Stock (or any successor securities, including the Hughes Preference Stock, and including securities received upon conversion or exchange of the GM Series H Preference Stock or any successor securities) of any such stock or securities will be treated as part of a Section 355(e) Plan that includes the GM Transactions and the Merger, (an "AOL Section 355(e) Ruling"), it shall be conclusively presumed that the holder of the GM Series H Preference Stock (or any successor securities, including the Hughes Preference Stock, and including securities received upon conversion or exchange of the GM Series H Preference Stock or any successor securities) will dispose of all such stock and securities in a transaction (such transaction, the "Assumed AOL Sale") that is part of a Section 355(e) Plan that includes the GM Transactions and the Merger; (ii) unless the IRS has issued a ruling to the contrary based on representations reasonably acceptable to GM, it shall be conclusively presumed that each security or instrument that is outstanding immediately prior to the Merger Effective Time and convertible into, or exchangeable or exercisable for, capital stock of EchoStar (other than stock options issued to employees of EchoStar or its Subsidiaries in connection with the performance of services) will be converted, exchanged or exercised after the Merger Effective Time into or for the largest number of shares of capital stock of Hughes that may be issued thereunder, in each case in a transaction (such transactions, collectively, the "Conversion Issuances") that is part of a
Section 355(e) Plan that includes the GM Transactions and the Merger; and (iii) it shall be conclusively presumed that any shares of GM Class H Common Stock issued or Hughes Class C Common Stock distributed (or that may be distributed) by GM pursuant to any GM Debt/Equity Exchange was or will be issued or distributed, as the case may be, in a transaction (such transactions, collectively, the "Debt/Equity Issuances") that is part of a Section 355(e) Plan that includes the GM Transactions and the Merger.

          (h) Permitted Actions and Transactions. Notwithstanding the foregoing, the provisions of this Section 6.2 shall not prohibit Hughes or EchoStar, as the case may be, from implementing any Potential Disqualifying Action, including any Proposed Acquisition Transaction, upon which the IRS has granted a favorable ruling in, or which is described in reasonable detail in, the Ruling or any Subsequent Tax Opinion (as defined below) or Subsequent Ruling (as defined below).

          (i) Valuation of Class B Common Stock. With respect to any Proposed Acquisition Transaction occurring after the Merger Effective Time, for purposes of GM's determination as described in Section 6.2(c), GM, relying on the advice of the investment bankers referred to in Section 6.1(h)(iii)(B) of the Merger Agreement (the "Bankers") shall determine the fair market value of the Hughes Class B Common Stock taking into account (i) the valuation methodology that was employed in the determination of the fair market value of such stock under Section 6.1(h)(iii)(B) of the Merger Agreement; (ii) any Change in Tax Law (as defined in the GM/Hughes Separation Agreement) or a material change in, or failure of, a relevant fact; and (iii) any change or development occurring after the Merger Effective Time in the valuation methodology, practices or standards determined by the Bankers generally used by professionals regularly engaged in the valuation of securities.

          Section 6.3.   Cooperation and Other Covenants.

          (a) Notice of Subsequent Hughes Actions. Each of Hughes and EchoStar, on the one hand, and GM, on the other hand, shall furnish the other with a copy of any ruling requests or other documents delivered to the IRS that relate to the Spin-Off or that otherwise reasonably could be expected to have an impact on the Tax-Free Status of the Spin-Off; provided that GM may redact any Redactable Information.

          (b)  Post-Closing Cooperation.

               (i) Each of Hughes and EchoStar, on the one hand, and GM, on the other hand, shall cooperate with the other and shall take (or refrain from taking) all such actions as the other may reasonably request in connection with obtaining any determination by GM referred to in Section 6.2. Such cooperation shall include providing any information, representations and/or covenants reasonably requested by the other to enable either party (or counsel for such party) to obtain and maintain either (A) an opinion of counsel selected by GM, in its sole and absolute discretion, confirming, in form and substance reasonably satisfactory to GM, that the taking of a Potential Disqualifying Action or other action described in Section 6.2 would not jeopardize the Tax-Free Status of the Spin-Off (a "Subsequent Tax Opinion") or (B) an IRS private letter ruling to the same effect (a "Subsequent Ruling"). From and after any date on which (x) Hughes or EchoStar, on the one hand, or GM, on the other hand, makes any representation to the IRS for the purpose of obtaining a Subsequent Ruling or to counsel selected by GM for the purpose of obtaining a Subsequent Tax Opinion or (y) Hughes or EchoStar makes any representation to GM for the purpose of any determination required to be made by GM pursuant to Section 6.2, in connection with obtaining any such determination or the receipt of a Subsequent Tax Opinion or Subsequent Ruling and until the first day after the second anniversary of the date of such determination or receipt, neither party shall take (nor shall it refrain from taking) any action that would have caused such representation to be untrue unless the other party has determined, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free Status of the Spin-Off, that such action would not jeopardize the Tax-Free Status of the Spin-Off.

               (ii) In the event that Hughes notifies GM that it or EchoStar desires to take a Potential Disqualifying Action or other action described in
Section 6.2 and GM concludes that such action might jeopardize the Tax-Free Status of the Spin-Off, GM shall, at the request of Hughes, elect either (A) to use commercially reasonable efforts to obtain a Subsequent Ruling that would permit Hughes or EchoStar to take the specified action, with Hughes and EchoStar to cooperate fully in connection with such efforts, or (B) to provide all reasonable cooperation to Hughes or EchoStar in connection with Hughes or EchoStar obtaining such a Subsequent Ruling in form and substance reasonably satisfactory to GM. All expenses incurred in connection with obtaining such Subsequent Ruling shall be borne by Hughes. If the parties obtain a Subsequent Ruling that would permit Hughes or EchoStar to take a Potential Disqualifying Action or other action described in Section 6.2 without jeopardizing the Tax-Free Status of the Spin-Off, then GM shall make a favorable determination as to the specified action under Section 6.2, unless GM determines, based on an opinion of tax counsel, that there is a more than immaterial possibility that the specified action nonetheless will jeopardize the Tax-Free Status of the Spin-Off, based upon (i) a Change in Tax Law (as defined in the GM/Hughes Separation Agreement) on or after the date on which the Subsequent Ruling is issued or (ii) a change in, or failure of, a relevant fact (including an error in stating, or an omission to state, a relevant fact in any IRS Submission or otherwise); provided, that if GM makes such a determination in accordance with the requirements described above, then the parties shall request that the IRS confirm the Subsequent Ruling if the matter is capable of being resolved by a further ruling from the IRS.

               (iii) GM shall not file any request for a Subsequent Ruling without the prior written consent of Hughes, which consent shall not be unreasonably withheld or delayed, if a favorable Subsequent Ruling would be reasonably likely to have the effect of reducing by more than an immaterial amount the amount of equity that may be issued by Hughes in transactions that, if consummated as of the proposed date of such request, would not have resulted in a breach of Section 6.2(c).

               (iv) At the request of Hughes, made after the Merger Effective Time, GM shall seek to obtain a Subsequent Ruling, or shall provide cooperation to Hughes and EchoStar in connection with Hughes and EchoStar obtaining a Subsequent Ruling, in each case in accordance with clause (ii) of this Section 6.3(b), as to the treatment under Section 355(e) of the Code of one or more convertible securities that may be issued by EchoStar after the date of this Agreement and prior to the Merger Effective Time.

          (c) Notice.

               (i) Hughes or EchoStar, as the case may be, shall give GM written notice of any intention to effect or permit any Potential Disqualifying Action or other action or transaction described in Section 6.2 at such time within a period of time reasonably sufficient to enable GM (A) to make the determination referred to in Section 6.2 or (B) to prepare and seek a Subsequent Tax Opinion or a Subsequent Ruling in connection with such proposed action or transaction. Each such notice by Hughes or EchoStar, as the case may be, shall set forth the terms and conditions of the proposed action or transaction, including, as applicable, the nature of any related action proposed to be taken by the Board of Directors of Hughes or EchoStar or any of their respective affiliates, the approximate number of shares of Hughes Capital Stock proposed to be transferred or issued (directly or indirectly, in accordance with the provisions of Section 355(e) of the Code), the approximate Value of Hughes assets (or assets of any Subsidiary of Hughes) proposed to be transferred, the proposed timetable for such action or transaction, and the number of shares of Hughes Capital Stock otherwise then owned by the other party to the proposed action or transaction (directly or indirectly, in accordance with the provisions of Section 355(e) of the Code), all with sufficient particularity to enable GM to make any such required determination, including information required to prepare and seek a Subsequent Tax Opinion or a Subsequent Ruling in connection with such proposed action or transaction. All information provided by any of the parties to any other party pursuant to this Section 6.3 shall be kept strictly confidential by the receiving party or parties in accordance with the confidentiality obligations of Article 3 of the GM/Hughes Separation Agreement (which are incorporated herein by reference).

               (ii) Promptly, but in any event within fifteen (15) days, other than a Saturday, Sunday or a day on which banking institutions located in the State of New York or Michigan are authorized or obligated by law or executive order to close (such day, a "Business Day"), after GM receives such written notice from Hughes or EchoStar, as the case may be, GM shall evaluate such information and notify Hughes or EchoStar, as the case may be, in writing of (A) such determination or (B) GM's intent to seek a Subsequent Tax Opinion or a Subsequent Ruling or, as the case may be, GM's election to permit Hughes or EchoStar to seek a Subsequent Ruling pursuant to Section 6.3(b)(ii)(B). If GM makes a determination that a Potential Disqualifying Action or other action or transaction described in Section 6.2 would jeopardize the Tax-Free Status of the Spin-Off, such notice to Hughes or EchoStar shall set forth, in reasonable detail, the reasons therefor. A party that receives a Subsequent Tax Opinion or Subsequent Ruling shall notify each other party that is not otherwise provided with a copy of the Subsequent Tax Opinion or Subsequent Ruling, promptly, but in any event within two Business Days, after the receipt of the Subsequent Tax Opinion or Subsequent Ruling.

          Section 6.4. Indemnification for Tax Liabilities.

          (a) General. Notwithstanding any other provision of this Agreement or any provision of any of the GM/Hughes Tax Agreements to the contrary, but subject to Section 6.4(b), Hughes shall, indemnify, defend and hold harmless GM and each GM Affiliate (or any successor to any of them) from and against any and all (i) Taxes imposed pursuant to a Final Determination, (ii) accounting, legal and other professional fees and court costs incurred in connection with such Taxes and (iii) costs and expenses that may result from adverse tax consequences to GM or GM's stockholders (including all costs, expenses and damages associated with stockholder litigation or controversies) (collectively, "Tax-Related Losses"), incurred by GM or any GM Affiliate, to the extent caused by (A) any Disqualifying Action taken by Hughes, EchoStar or any of their respective Subsidiaries or affiliates or (B) any other breach by Hughes, or EchoStar, of any of their respective representations, warranties or covenants made in this Article 6.

All interest or penalties incurred in connection with such Tax-Related Losses shall be computed for the time period up to and including the date that Hughes or EchoStar pays its indemnification obligation in full.

          (b) Exceptions to Indemnification. If GM (i) makes a determination pursuant to any clause of Section 6.2 on the basis of a Subsequent Tax Opinion or Subsequent Ruling or otherwise, that a Proposed Disqualifying Action or other action described in Section 6.2 would not jeopardize the Tax-Free Status of the Spin-Off and (ii) delivers to Hughes written notice of such determination pursuant to Section 6.3(c), then Hughes shall have no obligation to indemnify GM or any GM Affiliate in respect of such action pursuant to Section 6.4(a), except to the extent that any Tax-Related Losses result from the inaccuracy, incorrectness or incompleteness of any representation provided by Hughes or EchoStar, or the failure by Hughes or EchoStar to comply with any covenant, in each case upon which such Subsequent Tax Opinion or Subsequent Ruling and/or determination was based.

          (c) Timing and Method of Tax Indemnification Payments. Hughes shall pay any amount that is due and payable to GM pursuant to this Section 6.4 on or before the ninetieth (90th) day following the earlier of agreement of the parties or a Final Determination that such amount is due and payable to GM. All payments pursuant to this Section 6.4 shall be made by wire transfer to the bank account designated by GM for such purpose, and, on the date of such wire transfer, Hughes or EchoStar, as the case may be, shall give GM notice of the transfer.

          (d) Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Final Determination" means the final resolution of liability for any Tax for a taxable period (A) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (B) by a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and unappealable; (C) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (D) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the taxing jurisdiction; or (E) by any other final disposition, including by reasons of the expiration of the applicable statute of limitations or by mutual agreement of the parties;

               (ii) "Hughes Capital Stock" means any class or series of capital stock of Hughes or of any successor corporation;

               (iii) "Person" means any individual, corporation, limited liability company, partnership, trust or unincorporated organization or government or any agency or political subdivision thereof;

               (iv) "Tax" means any (A) United States federal, state or local or non-United States income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or governmental charge of any kind whatever imposed by any Governmental Authority, including any interest, penalty or addition thereto, whether disputed or not; (B) liability for the payment of any amount of the type described in clause (A) above arising as a result of being (or having been) a member of any group or being (or having been) included or required to be included in any Tax return related thereto; and (C) liability for the payment of any amount of the type described in clause (A) or clause (B) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person;

               (v) "Tax Control" has the meaning given to "control" in Section 368(c) of the Code; and

               (vi) "Voting Stock" means the total combined voting power of all outstanding shares of Hughes Capital Stock entitled to vote generally in the election of directors of Hughes.

          (e) Prior Period Agreements. Except for the GM/Hughes Tax Agreements, any and all existing Tax sharing agreements and practices regarding Taxes and their payment, allocation or sharing between GM or any Subsidiary of GM (including former subsidiaries and affiliates of GM) and Hughes or any Subsidiary of Hughes shall be terminated with respect to Hughes and all Subsidiaries of Hughes as of the Spin-Off Effective Time, and no remaining liabilities thereunder shall exist thereafter.

          Section 6.5. Procedure for Indemnification for Tax Liabilities.

          (a) Notice of Claim. If GM receives notice of the assertion of any (i) claim, (ii) suit, (iii) arbitration, or (iv) inquiry, proceeding or investigation by or before any Governmental Authority, in any case asserted by or in right of a Person other than GM or any GM Affiliate, Hughes or any Hughes Affiliate (a "Third-Party Claim"), with respect to which Hughes (the "Article 6 Indemnifying Party") may be obligated under Section 6.4 to provide indemnification, GM shall give Hughes notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of GM to give notice as provided in this Section shall not relieve Hughes of its obligations under Section 6.4, except to the extent that Hughes is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

          (b) Obligation of Indemnifying Party.

               (i) GM and the Article 6 Indemnifying Party shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which the Article 6 Indemnifying Party is obligated under Section 6.4 to provide indemnification.

               (ii) The Article 6 Indemnifying Party and GM shall exercise their rights to jointly control the defense of any such Third-Party Claim solely for the purpose of defeating such Third-Party Claim and, unless required by applicable law, neither the Article 6 Indemnifying Party nor GM shall make any statements or take any actions that could reasonably result in the shifting of liability for Losses arising out of such Third-Party Claim from the party making such statement or taking such action (or any of its affiliates) to the other party (or any of its affiliates).

               (iii) Statements made or actions taken by either the Article 6 Indemnifying Party or GM in connection with the defense of any such Third-Party Claim shall not prejudice the rights of such party in any subsequent action or proceeding between the parties.

               (iv) If either GM or the Article 6 Indemnifying Party fails to jointly defend any such Third-Party Claim, then the other party shall solely defend such Third-Party Claim and the party failing to jointly defend shall use commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that GM may not compromise or settle any such Third-Party Claim without the prior written consent of the
Article 6 Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be paid by the party that incurs such costs and expenses.

          Section 6.6. Arbitration. Any dispute between the parties arising out of or relating to this Article 6, including the interpretation of this Article 6 (in each case, a "Dispute"), shall be resolved only in accordance with the following provisions:

          (a) Negotiation. GM and Hughes or EchoStar, as the case may be (the "Article 6 Dispute Party"), shall attempt in good faith to resolve any Dispute promptly through negotiations of the parties. Either party may deliver to the other a written notice of a Dispute, which shall set forth, in reasonable detail, the nature of the Dispute (a "Dispute Notice"). Within twenty (20) Business Days after the receipt of such Dispute Notice, the appropriate representatives of GM and the Article 6 Dispute Party shall meet to attempt to resolve such Dispute. If such Dispute has not been resolved within the period of twenty (20) Business Days following the initial meeting of the representatives of GM and the Article 6 Dispute Party following the receipt of a Dispute Notice (the "Negotiation Period"), or if one of the parties fails or refuses to negotiate such Dispute, then the issue shall be settled by arbitration pursuant to Section 6.6(b). The results of such arbitration shall be final and binding on the parties.

          (b) Arbitration Procedure. Either party may initiate arbitration with regard to such Dispute by giving the other party written notice either (i) at any time following the end of the Negotiation Period or (ii) if the parties do not meet within twenty (20) Business Days of the receipt of the Dispute Notice, at any time thereafter. The arbitration shall be conducted by three arbitrators in accordance with the Rules for Non-Administered Arbitration of Business Disputes promulgated by the Center for Public Resources, as in effect on the date hereof, except as otherwise provided in this Section 6.6. Within twenty
(20) days following receipt of the written notice of arbitration, GM and the
Article 6 Dispute Party shall each appoint one arbitrator. The two arbitrators so appointed shall appoint the third arbitrator. If either GM or the Article 6 Dispute Party shall fail to appoint an arbitrator within such twenty (20) day period, the arbitration shall be by the sole arbitrator appointed by the other party. Whether selected by GM and the Article 6 Dispute Party or otherwise, each arbitrator selected to resolve such dispute shall be a tax attorney or tax accountant who is generally recognized in the tax community as a qualified and competent tax practitioner with experience in the tax area involved in the issue or issues to be resolved. Such arbitrators shall be empowered to determine whether the Article 6 Dispute Party is required to indemnify GM pursuant to
Section 6.4 and to determine the amount of the related indemnification payment. Each of GM and the Article 6 Dispute Party shall bear fifty percent (50%) of the aggregate expenses of the arbitrators. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-14. The place of arbitration shall be New York, New York. The final decision of the arbitrators shall be rendered no later than one (1) year from the date of the written notice of arbitration.

          (c) Exclusive Remedies. Except for the right to pursue equitable remedies, the remedies provided in this Article 6 shall be deemed the sole and exclusive remedies of the parties with respect to the subject matters of the indemnification provisions of Section 6.4. The parties hereto specifically acknowledge that, in accordance with, but without limitation to, Section 9.8, GM shall have the right to obtain an injunction or other appropriate equitable remedy, in the event that Hughes or EchoStar or any Subsidiary or affiliate of either of them proposes to take any Potential Disqualifying Action or other action described in Section 6.2 without the prior consent of GM or proposes otherwise to take an action that is prohibited, or to fail to take an action that is required, pursuant to this Article 6.

          Section 6.7. Certain Stock Acquisitions. Each of Hughes (as to itself and its affiliates) and EchoStar (as to itself, its affiliates and the EchoStar Controlling Stockholder) represents, warrants and covenants that:

          (a) Before the date that is more than two (2) years after the Spin-Off, none of Hughes, EchoStar, the EchoStar Controlling Stockholder or any other controlling shareholder (within the meaning of Treasury Regulation Section 1.355-7T(k)(3) (or any successor regulation)) of Hughes or EchoStar, or any affiliate of any of them, will acquire (within the meaning of Section 355(e) of the Code) any shares of Hughes capital stock or EchoStar capital stock from AOL.

          (b) None of Hughes, EchoStar, the EchoStar Controlling Stockholder or any other controlling shareholder (within the meaning of Treasury Regulation
Section 1.355-7T(k)(3) (or any successor regulation)) of Hughes or EchoStar, or any affiliate of any of them, has discussed or will discuss with AOL or a potential buyer of capital stock of GM or Hughes owned by AOL, prior to or at the time of the Spin-Off, an acquisition (within the meaning of Section 355(e) of the Code) of shares of GM capital stock or Hughes capital stock from AOL.

          (c) None of Hughes, EchoStar, the EchoStar Controlling Stockholder or any other controlling shareholder (within the meaning of Treasury Regulation
Section 1.355-7T(k)(3) (or any successor regulation)) of Hughes or EchoStar, or any affiliate of any of them, will enter into, prior to or at the time of the Spin-Off, an agreement, understanding, arrangement or substantial negotiations regarding an acquisition (within the meaning of Section 355(e) of the Code) of any shares of GM capital stock or Hughes capital stock from AOL.

          (d) None of Hughes, EchoStar, the EchoStar Controlling Stockholder or any other controlling shareholder (within the meaning of Treasury Regulation
Section 1.355-7T(k)(3) (or any successor regulation)) of Hughes or EchoStar, or any affiliate of any of them has a plan or intention to acquire (within the meaning of Section 355(e) of the Code) any shares of Hughes capital stock to be held by AOL after the Spin-Off.

          (e) In the case of an acquisition (within the meaning of Section 355(e) of the Code) of AOL's shares of capital stock of GM prior to the Spin-Off, at no time before such acquisition will Hughes, EchoStar or the EchoStar Controlling Stockholder or any other controlling shareholder (within the meaning of Treasury Regulation Section1.355-7T(k)(3) (or any successor regulation)) of Hughes or EchoStar discuss the Spin-Off with (i) AOL, (ii) a potential buyer of shares of capital stock of GM owned by AOL or (iii) any controlling shareholder (within the meaning of Treasury Regulation Section 1.355-7T(k)(3) (or any successor regulation)) of any potential buyer of capital stock of GM owned by AOL, in each case other than discussions under which no information is provided other than information generally made available to the investing public.

                                   ARTICLE 7

                                INDEMNIFICATION

          Section 7.1. Indemnification by Hughes. Subject to Section 7.5 below and, with respect to the indemnification of the GM Indemnitees, subject to the consummation of the Spin-Off and Section 7.1(g) below:

          (a) Hughes shall indemnify, defend and hold harmless the GM Indemnitees (as defined below) from and against any and all Losses incurred or sustained by the GM Indemnitees to the extent arising from Third Party Claims relating to, arising out of or due to, directly or indirectly, the business or operations of Hughes or any Hughes Affiliate (the "Hughes Business"), irrespective of whether such Losses relate to, arise out of or are due to occurrences or conditions prior to, at or after the Spin-Off Effective Time, and including all Losses relating to, arising out of or due to, directly or indirectly, (i) any business or operations previously owned by Hughes or any Hughes Affiliate and disposed of prior to the Spin-Off Effective Time or (ii) any occurrence relating to any disposition of any such business or operations, except in each case of clause (i) and clause (ii), to the extent otherwise provided in Section 7.2(i) with respect to Losses that may result from certain claims as described on Schedule 7.2 attached hereto;

          (b) Hughes shall indemnify, defend and hold harmless the GM Indemnitees and, prior to the Merger Effective Time, the EchoStar Indemnitees from and against any and all Losses incurred or sustained by the GM Indemnitees or the EchoStar Indemnitees to the extent arising from Third Party Claims relating to, arising out of or due to, directly or indirectly, (i) any breach by Hughes or any Hughes Affiliate (x) with respect to the GM Indemnitees, at or after the Spin-Off Effective Time, and (y) with respect to the EchoStar Indemnitees, prior to the Merger Effective Time, in each case of any of the covenants to be performed by Hughes or any Hughes Affiliate that are contained in the Hughes Transaction Agreements or any of the agreements contemplated thereby, and (ii) any breach prior to or as of the Merger Effective Time by Hughes of the representations and warranties set forth in Sections 3.1, 3.2 and
3.3 of this Agreement; provided, however, that any such Losses relating to, arising out of or due to any breach by Hughes of Section 3.3 of this Agreement shall be limited to actual out-of-pocket Losses arising from Third-Party Claims;

          (c) Hughes shall indemnify, defend and hold harmless the GM Indemnitees from and against any and all actual out-of-pocket Losses incurred or sustained by the GM Indemnitees to the extent arising from Third-Party Claims relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, any report of Hughes with respect to any period entirely or partially prior to the Spin-Off Effective Time required by or filed under the Exchange Act, or any filing made prior to the Spin-Off Effective Time under the Securities Act by Hughes, or the omission or alleged omission to state in any such report or filing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Hughes shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to Hughes or any Hughes Affiliate or any of their respective Representatives by or on behalf of GM or any GM Affiliate or any of their respective Representatives specifically for use in preparing such report or filing by Hughes; provided, further, that Hughes shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon statements or omissions relating to any plans, proposals, intentions or policies of GM or any GM Affiliate existing at the time such report or filing was made; provided, further, that this Section 7.1(c) shall not apply to the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement or any GM Debt/Equity Exchange Registration Statement (which are addressed in Section 7.1(b) by reference to the representations and warranties set forth in Sections 3.3);

          (d) Hughes shall indemnify, defend and hold harmless the GM Indemnitees from and against any and all actual out-of-pocket Losses incurred or sustained by the GM Indemnitees to the extent arising from Third-Party Claims relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, any report of GM with respect to any period entirely or partially prior to the Spin-Off Effective Time required by or filed under the Exchange Act relating to Hughes, any Hughes Affiliate, the Hughes Business or the GM Class H Common Stock, or any filing made prior to the Spin-Off Effective Time under the Securities Act relating to Hughes, any Hughes Affiliate, the Hughes Business or the GM Class H Common Stock by GM, or the omission or alleged omission to state in any such report or filing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that with respect to any such report or filing of GM, Hughes shall be liable in any such case only to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to GM or any GM Affiliate or any of their respective Representatives by or on behalf of Hughes or any Hughes Affiliate or any of their respective Representatives specifically for use in preparing such report or filing by GM; provided, further, that Hughes shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon statements or omissions relating to any plans, proposals, intentions or policies of GM or any GM Affiliate existing at the time such report or filing was made; provided, further, that this Section 7.1(d) shall not apply to the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information

Statement or any GM Debt/Equity Exchange Registration Statement (which are addressed in Section 7.1 (b) by reference to the representations and warranties set forth in Section 3.3);

          (e) Hughes shall indemnify, defend and hold harmless the GM Indemnitees from and against any and all Losses incurred or sustained by the GM Indemnitees to the extent arising from Third Party Claims relating to or arising out of actions taken (or omitted to be taken) from and after the Spin-Off Effective Time by Hughes, any Hughes Affiliate or the Hughes transfer agent (or any successor transfer agent) in connection with (i) effecting the exchange of Certificates evidencing shares of Hughes Class C Common Stock and Hughes Preference Stock for Certificates evidencing shares of GM Class H Common Stock or GM Series H Preference Stock, as applicable, (ii) recognizing the persons who were record holders of GM Class H Common Stock, GM $1-2/3 Common Stock, if applicable, or GM Series H Preference Stock immediately prior to the Spin-Off Effective Time, or GM in the event that GM retains any shares of Hughes Class C Common Stock following the Spin-Off, as the record holders of Hughes Class C Common Stock or Hughes Preference Stock, as applicable, or (iii) affording such persons the dividend, voting and other rights and privileges incident to the Hughes Class C Common Stock or Hughes Preference Stock, as applicable;

          (f) Hughes shall indemnify, defend and hold harmless the GM Indemnitees from and against any and all Losses incurred or sustained by the GM Indemnitees to the extent arising from Third Party Claims relating to or arising out of actions taken (or omitted to be taken) from and after the Spin-Off Effective Time by Hughes, any Hughes Affiliate or the Hughes Transfer Agent (or any successor transfer agent), upon the conversion of Hughes Preference Stock into (or exchange of Hughes Preference Stock for) Hughes Class C Common Stock (or any successor security) in accordance with its terms in connection with (i) effecting the exchange of Certificates evidencing shares of Hughes Class C Common Stock (or any successor security) for Certificates evidencing shares of Hughes Preference Stock, (ii) recognizing the persons who were record holders of Hughes Preference Stock immediately prior to such conversion (or exchange) as the record holders of Hughes Class C Common Stock, or (iii) affording such persons the dividend, voting and other rights and privileges incident to the Hughes Class C Common Stock; and

          (g) Nothing in this Section 7.1 shall obligate Hughes to indemnify any of the GM Indemnitees from and against any Losses incurred or sustained by the GM Indemnitees (i) arising solely or primarily from GM's actions in the capacity of or interest as the sole stockholder of Hughes prior to the Spin-Off Effective Time or (ii) relating to, arising out of or due to, directly or indirectly, any Hughes Sale Process Claim.

          Section 7.2. Indemnification by GM. Subject to Section 7.5 below and, with respect to the indemnification of the Hughes Indemnitees, subject to the consummation of the Spin-Off:

          (a) GM shall indemnify, defend and hold harmless the Hughes Indemnitees and the EchoStar Indemnitees (as defined below) from and against any and all Losses incurred or sustained by them to the extent arising from Third Party Claims relating to, arising out of or due to, directly or indirectly, the business or operations of GM or any GM Affiliate (the "GM Business"), irrespective of whether such Losses relate to, arise out of or are due to occurrences or conditions prior to, at, or after the Spin-Off Effective Time, except to the extent such Losses relate to, arise out of or are due to, directly or indirectly, the Hughes Business as described in Section 7.1(a);

          (b) GM shall indemnify, defend and hold harmless the Hughes Indemnitees and the EchoStar Indemnitees from and against any and all Losses incurred or sustained by them to the extent arising from Third Party Claims relating to, arising out of or due to, directly or indirectly, (i) any breach by GM or any GM Affiliate of any of the covenants to be performed by it that are contained in the GM Transaction Agreements or any of the agreements contemplated thereby and (ii) any breach prior to or as of the Merger Effective Time by GM of the representations and warranties set forth in Sections 2.1, 2.2, 2.3(a),(c) and (d), 2.4, 2.5 (but only with respect to representations specifically relating to the GM Class H Common Stock, the GM Series H Preference Stock and the Class H Fraction), 2.8 and 2.10 of this Agreement; provided, however, that any such Losses relating to, arising out of or due to any breach by GM of
Section 2.8 of this Agreement shall be limited to actual out-of-pocket Losses arising from Third-Party Claims;

          (c) except to the extent provided in Section 7.1(d), GM shall indemnify, defend and hold harmless the Hughes Indemnitees from and against any and all actual out-of-pocket Losses incurred or sustained by them to the extent arising from Third-Party Claims relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, any report of GM with respect to any period entirely or partially prior to the Spin-Off Effective Time required by or filed under the Exchange Act, or any filing made prior to the Spin-Off Effective Time under the Securities Act by GM, or the omission or alleged omission to state in any such report or filing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that GM shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to GM or any GM Affiliate or any of their respective Representatives by or on behalf of Hughes or any Hughes Affiliate or any of their respective Representatives specifically for use in preparing such report or filing by GM; provided, further, that GM shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon statements or omissions relating to any plans, proposals, intentions or policies Hughes or any Hughes Affiliate existing at the time such report or filing was made; provided, further, that this Section 7.2(c) shall not apply to the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement or any GM Debt/Equity Exchange Registration Statement (which are addressed in Section 7.2(b) by reference to the representations and warranties set forth in Sections 2.8);

          (d) GM shall indemnify, defend and hold harmless the Hughes Indemnitees from and against any and all actual out-of-pocket Losses incurred or sustained by them to the extent arising from Third-Party Claims relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, any report of Hughes with respect to any period entirely or partially prior to the Spin-Off Effective Time required by or filed under the Exchange Act relating to GM, any GM Affiliate, the GM Business or the GM $1-2/3 Common Stock, or any filing made prior to the Spin-Off Effective Time under the Securities Act relating to GM, any GM Affiliate, the GM Business or the GM $1-2/3 Common Stock by Hughes, or the omission or alleged omission to state in any such report or filing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that with respect to any such report or filing of Hughes, GM shall be liable in any such case only to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to Hughes or any Hughes Affiliate or any of their respective Representatives by or on behalf of GM or any GM Affiliate or any of their respective Representatives specifically for use in preparing such report or filing by Hughes; provided, further, that GM shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon statements or omissions relating to any plans, proposals, intentions or policies of Hughes or any Hughes Affiliate existing at the time such report or filing was made; provided, further, that this Section 7.2(d) shall not apply to the Spin-Off/Merger Registration Statement, the GM Proxy/Consent Solicitation Statement, the EchoStar Information Statement or any GM Debt/Equity Exchange Registration Statement (which are addressed in Section 7.2(b) by reference to the representations and warranties set forth in Sections 2.8);

          (e) GM shall indemnify, defend and hold harmless the Hughes Indemnitees from and against any and all Losses incurred or sustained by them to the extent arising from Third Party Claims relating to or arising out of actions taken (or omitted to be taken) prior to the Spin-Off Effective Time by GM or any GM Affiliate or the GM Transfer Agent (or any predecessor thereof) in connection with (i) recognizing any person who is or was at any time a record holder of GM Class H Common Stock, GM $1-2/3 Common Stock or GM Series H Preference Stock as a record holder of GM Class H Common Stock, GM $1-2/3 Common Stock or GM Series H Preference Stock, as applicable, or (ii) affording such persons the dividend, voting and other rights and privileges incident to the GM Class H Common Stock, GM $1-2/3 Common Stock or GM Series H Preference Stock, as applicable;

          (f) GM shall indemnify, defend and hold harmless the Hughes Indemnitees and the EchoStar Indemnitees from and against any and all Losses incurred or sustained by them to the extent arising from Third Party Claims relating to, arising out of or due to any indebtedness for borrowed money of GM or any GM Affiliate to the extent paid by Hughes or any Hughes Affiliate or EchoStar or any EchoStar Affiliate at any time from and after the Spin-Off Effective Time;

          (g) GM shall indemnify, defend and hold harmless the Hughes Indemnitees from and against any and all Losses incurred or sustained by them to the extent arising from Third-Party Claims relating to, arising out of or due to, directly or indirectly, the investigation, consideration or pursuit (including the adequacy of disclosures to and due diligence of GM, Hughes or any unaffiliated third Persons and including any allegations of breach of fiduciary duty with respect to the transactions contemplated by this Agreement and the Merger Agreement) of one or more strategic business combination transactions involving Hughes or any Hughes Affiliate, and one or more unaffiliated Persons (any such Loss, a "Sale Process Loss"), to the extent that any such Sale Process Loss relates to, arises out of or is due to actions or omissions by GM, any GM Affiliate, Hughes, any Hughes Affiliate or any of their respective Representatives;

          (h) except with respect to the adoption by Hughes of a stockholder rights plan as contemplated by Section 5.1(p) above, GM shall indemnify, defend and hold harmless the Hughes Indemnitees and the EchoStar Indemnitees from and against any and all Losses incurred or sustained by them to the extent arising from Third-Party Claims relating to, arising out of or due to, directly or indirectly, the failure of any of the GM Transactions, at the time it is effected, to be in compliance with all applicable provisions of the DGCL; and

          (i) GM shall indemnify, defend and hold harmless the Hughes Indemnitees and the EchoStar Indemnitees from and against any and all losses incurred or sustained by them to the extent arising out of or due to, directly or indirectly, those claims made by The Boeing Company set forth on Schedule 7.2 attached hereto, but only to the extent that the aggregate amount of all such claims exceeds Six Hundred Seventy Million Dollars ($670,000,000.00).

          Section 7.3. Indemnification by EchoStar. Subject to Section 7.5 below:

          (a) EchoStar shall indemnify, defend and hold harmless the GM Indemnitees and, prior to the Merger Effective Time, the Hughes Indemnities from and against any and all Losses incurred or sustained by them to the extent arising from Third Party Claims relating to, arising out of or due to, directly or indirectly, (a) any breach by EchoStar or any EchoStar Affiliate of any of the covenants to be performed by it that are contained in the EchoStar Transaction Agreements or any of the agreements contemplated thereby and (b) any breach prior to or as of the Merger Effective Time by EchoStar of the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 of this Agreement; provided, however, that any such Losses relating to, arising out of or due to any breach by EchoStar of Section 4.3 of this Agreement shall be limited to actual out-of-pocket Losses arising from Third-Party Claims; and

          (b) EchoStar shall indemnify, defend and hold harmless the GM Indemnitees from and against any and all losses incurred or sustained by them to the extent arising from Third Party

Claims relating to, arising out of or due to, directly or indirectly, the adoption by Hughes of a stockholder rights plan as contemplated by Section 5.1(p) above.

          Section 7.4. Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" or "affiliate" means with respect to EchoStar, Hughes or GM, an EchoStar Affiliate, a Hughes Affiliate or a GM Affiliate, as the case may be.

          (b) "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or the beneficial ownership (as such term is used in Rule 13d-3 of the Exchange
Act) of more than fifty percent (50%) of the voting securities of a Person;

          (c) "EchoStar Affiliate" means, as of any particular time, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with EchoStar as of such time;

          (d) "EchoStar Indemnitees" means EchoStar, all EchoStar Affiliates and each of their respective directors, officers and employees (in their capacities as such);

          (e) "GM Affiliate" means, as of any particular time, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with GM as of such time; provided, however, that the term "GM Affiliate," as of any particular time, shall not include Hughes or any Hughes Affiliate as of such time;

          (f) "GM Indemnitees" means GM, all GM Affiliates and each of their respective directors, officers and employees (in their capacities as such);

          (g) "Hughes Affiliate" means (i) with respect to any time prior to the Spin-Off Effective Time, a Person that, directly or indirectly through one or more intermediaries, was Controlled by Hughes as of such time and (ii) with respect to any time after the Spin-Off Effective Time, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with Hughes as of such time; and

          (h) "Hughes Indemnitees" means Hughes, all Hughes Affiliates and each of their respective directors, officers and employees (in their capacities as such).

          Section 7.5.   Other Liabilities.

          (a) This Article 7 shall not be applicable to any Tax-Related Losses, which shall be governed by the GM/Hughes Tax Agreements and Article 6 of this Agreement.

          (b) Other than as expressly set forth in this Article 7, this Article 7 shall not be applicable to any Losses relating to, arising out of or due to, directly or indirectly, any breach of the provisions of any contract, agreement or understanding other than this Agreement, the GM Transaction Agreements, the Hughes Transaction Agreements, the EchoStar Transaction Agreements and the other agreements contemplated hereby and thereby, as applicable, solely between GM or any GM Affiliate, on the one hand, and Hughes or any Hughes Affiliate, on the other hand, which was entered into in the ordinary course of business or with respect to which a copy has been heretofore provided to EchoStar, which Losses shall be governed by the terms of such contract, agreement or understanding.

          Section 7.6.   Tax Effects of Indemnification.

          (a) Any indemnification payment made under this Agreement between GM, on the one hand, and Hughes or EchoStar, on the other hand, shall be characterized for tax purposes as if such payment were made in connection with the Spin-Off, and shall therefore be treated, to the extent permitted by law, as either (i) a distribution from Hughes to GM or (ii) an offset to the distribution made by Hughes to GM pursuant to Section 1.1(a) of the GM/Hughes Separation Agreement.

          (b) The amount of any Loss or Tax-Related Losses for which indemnification is provided under this Agreement shall be (i) increased to take account of net Tax cost, if any, incurred by the Person that is entitled to seek indemnification under this Agreement ("Indemnitee") arising from the receipt or accrual of an amount that a Person that is obligated to provide indemnification under this Agreement (an "Indemnifying Party") is required to pay to an Indemnitee under this Agreement ("Indemnity Payment") hereunder (grossed up for such increase) and (ii) reduced to take account of net Tax benefit, if any, realized by the Indemnitee arising from incurring or paying such Loss or Tax-Related Losses. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnity Payment hereunder or incurring or paying any indemnified Loss or Tax-Related Losses. Any Indemnity Payment hereunder shall initially be made without regard to this Section 7.6 and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has actually realized such cost or benefit. For the purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the Indemnity Payment or the incurrence or payment of such Loss or Tax-Related Losses, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the Indemnitee's liability for Taxes, and payments between the applicable parties to reflect such adjustment shall be made if necessary.

          Section 7.7. Effect of Insurance Upon Indemnification. The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Article 7 shall be reduced (including retroactively) by any payment actually received and retained by an Indemnitee from an insurance carrier or paid by an insurance carrier on behalf of the Indemnitee, net of any applicable premium adjustment and tax effect ("Insurance Proceeds") and other amounts actually recovered by such Indemnitee in reduction of the related Loss, it being understood and agreed that each of the parties shall use commercially reasonable efforts to collect any such proceeds or other amounts to which it or any of its affiliates is entitled, without regard to whether it is the Indemnifying Party hereunder. No Indemnitee shall be required, however, to collect any such proceeds or other amounts prior to being entitled to indemnification from an Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of a Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (a) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (b) the amount of such Loss, in each case adjusted (at such time as appropriate adjustment can be determined) to reflect any premium adjustment attributable to such claim.

          Section 7.8.   Procedure for Indemnification Involving Third-Party
Claims.

          (a) Notice of Claim. If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification (other than pursuant to Article 6), such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section shall not relieve any Indemnifying Party of its obligations under this Article 7, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

          (b) Obligation of Indemnifying Party. An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 7 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this
Article 7 within the period of ten (10) Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim.

          (c) Joint Defense of Certain Claims. Notwithstanding the provisions of Section 7.8(b), the Indemnifying Party and the Indemnified Party shall control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which each party is claiming that it is entitled to indemnification under this Article 7. If either the Indemnifying Party or the Indemnified Party fails to defend jointly any such Third-Party Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third-Party Claim.

          Section 7.9. Procedure for Indemnification Not Involving Third-Party Claims. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Article 7 other than a Third-Party Claim, the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and the basis for asserting such Claim. Within thirty (30) days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such Claim by delivering to the Indemnitee a written notice of an objection to such Claim that specifies in reasonable detail the basis for contesting such Claim.

          Section 7.10. Exclusive Remedies. Except for the right to pursue equitable remedies and for acts constituting fraud and criminal misconduct, the remedies provided in this Article 7 shall be deemed the sole and exclusive remedies of the parties among each other, from and after the Merger Effective Time, in connection with or arising out of the subject matters of this
Article 7.

                                   ARTICLE 8

                           TERMINATION AND AMENDMENT

          Section 8.1. Termination. Prior to the Spin-Off Effective Time, this Agreement shall terminate automatically upon termination of the Merger Agreement.

          Section 8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 above, this Agreement, except for the provisions of Section 5.1(i), all of Article 7, this Section 8.2 and all of
Article 9, shall become void and have no effect, without any liability under this Agreement on the part of either party or its Subsidiaries or their respective directors, officers, employees or stockholders. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve either party to this Agreement of liability for a breach of any provision of this Agreement or invalidate the provisions of the Confidentiality Agreement.

          Section 8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors; provided, however, that no amendment shall be made following the receipt of the Requisite Stockholder Approval that alters or changes (a) the amount or kind of shares, securities, cash, property and/or rights to be received by the holders of GM Class H Common Stock or GM $1-2/3 Common Stock pursuant to this Agreement or (b) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of GM Class H Common Stock or GM $1-2/3 Common Stock without the approval, if required, of the holders of GM Class H Common Stock or GM $1-2/3 Common Stock. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 8.4. Extension; Waiver. At any time prior to the Merger Effective Time, GM (with respect to EchoStar) and EchoStar (with respect to GM and Hughes), by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive or extend the time for compliance by such other party with any of the agreements or conditions contained herein. Any agreement on the part of the parties hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such parties.

                                   ARTICLE 9

                                 MISCELLANEOUS

          Section 9.1. Survival. The representations and warranties made herein by the parties hereto shall not survive the Merger Effective Time, except that the representations and warranties set forth in Sections 2.1, 2.2, 2.3(a),
(c) and (d), 2.4, 2.5 (but only with respect to representations specifically relating to the GM Class H Common Stock, the GM Series H Preference Stock and the Class H Fraction), 2.8, 2.10, 3.1, 3.2, 3.3, 4.1, 4.2 and 4.3 and Article 6
and the covenants and agreements contained herein which by their terms require performance after the Merger Effective Time shall survive indefinitely.

          Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to GM:

               300 Renaissance Center
               Detroit, Michigan 48265-3000
               Attention:  Warren G. Andersen
               Telecopy No.: (313) 665-4978
               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention: R. Scott Falk and Joseph P. Gromacki
               Telecopy No.: (312) 861-2200

               and with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY 10153
               Attention: Frederick S. Green and Michael E. Lubowitz Telecopy No.: (212) 310-8007


               and, if delivered pursuant to Article 6, with a copy to:

               GM
               300 Renaissance Center
               Detroit, Michigan 48265-3000
               Attention: Chief Tax Officer
               Telecopy No.: (313) 665-4125

          (b)  if to Hughes:

               200 North Sepulveda Boulevard
               P.O.Box 956
               El Segundo, California 90245
               Attention:  General Counsel
               Telecopy No.: (310) 456-1089
               and with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY 10153
               Attention: Frederick S. Green and Michael E. Lubowitz Telecopy No.: (212) 310-8007

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention: R. Scott Falk and Joseph P. Gromacki
               Telecopy No.: (312) 861-2200

               and, if delivered pursuant to Article 6, with a copy to:

               Hughes
               200 North Sepulveda Boulevard
               P.O. Box 956
               El Segundo, California 90245
               Attention: Michael J. Gaines and Brian R. Paperny
               Telecopy No.: (310) 640-0433

          (3)  if to EchoStar:

               5701 South Santa Fe Drive
               Littleton, Colorado 80120
               Attention: David K. Moskowitz, General Counsel
               Telecopy No.: (303) 723-1699

               with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, NY 10004
               Attention: Francis J. Aquila and John J. O'Brien
               Telecopy No.: (212) 558-3588


          Section 9.3. Interpretation; Absence of Presumption.

          (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (iii) the use of the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days, (vii) "dollars" or "$" means United States dollars, (viii) "cash" means dollars in immediately available funds and (ix) the phrase "the date hereof" means the date of this Agreement.

          (b) The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section 9.4. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

          Section 9.5.  Entire Agreement; Severability.

          (a) This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement contain the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

          (b) If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

          Section 9.6. Third Party Beneficiaries. Except with respect to the provisions of Sections 5.1(f) and 5.2(b) and the intended beneficiaries thereof, the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

          Section 9.8. Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

          Section 9.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that each of GM and Hughes shall have the right to assign all or any part of its rights, interests or obligations under this Agreement to any parent thereof (whether as a result of recapitalization, reorganization, merger or otherwise), and, in connection with any such assignment, if and to the extent requested by any of the parties hereto, the parties shall restate this Agreement in its entirety to reflect such assignment and execute and deliver to each other any such restatement of this Agreement, except that no such assignment shall relieve GM or Hughes of any of their respective obligations hereunder or be permitted without the prior written consent of EchoStar if any such assignment would have an adverse effect on EchoStar or, after the Merger Effective Time, Hughes, including with respect to any potential tax or other liabilities or obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                               *  *  *  *  *  *

          IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first above written.

                         GENERAL MOTORS CORPORATION


                         By:     /s/ Warren G. Andersen
                                 ------------------------------------------
                         Name:   Warren G. Andersen
                                 ------------------------------------------
                         Title:  Assistant General Counsel
                                 ------------------------------------------

                         HUGHES ELECTRONICS CORPORATION


                         By:     /s/ Larry D. Hunter
                                 ------------------------------------------
                         Name:   Larry D. Hunter
                                 ------------------------------------------
                         Title:  Vice President
                                 ------------------------------------------


                         ECHOSTAR COMMUNICATIONS CORPORATION


                         By:     /s/ David K. Moskowitz
                                 ------------------------------------------
                         Name:   David K. Moskowitz
                                 ------------------------------------------
                         Title:  Senior Vice President, General Counsel
                                 and Secretary
                                 ------------------------------------------